                                                           Exhibit 4.6
                                                           (1997 10-K)











                        MULTICURRENCY CREDIT AGREEMENT

                         dated as of October 23, 1997

                                    among

                             APPLIED POWER INC.,

                          APPLIED POWER EUROPE S.A.,

                       VARIOUS FINANCIAL INSTITUTIONS,

                                     and

           BANK OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION,

                                   as Agent





                                 Arranged by

                        BancAmerica Robertson Stephens

                              TABLE OF CONTENTS

                                                               Page

ARTICLE I     CERTAIN DEFINITIONS AND INTERPRETATION             1

1.1     Defined Terms                                            1
1.2     Other Interpretive Provisions                           20
1.3     Accounting Principles                                   21
1.4     Currency Equivalents Generally                          21

ARTICLE II     THE CREDITS                                      22

2.1     Amounts and Terms of Commitments                        22
2.2     Loan Accounts                                           22
2.3     Procedure for Committed Borrowing                       23
2.4     Conversion and Continuation Elections for
        Committed Borrowings                                    24
2.5     Utilization of Revolving Commitments in Offshore
        Currencies.                                             26
2.6     Bid Borrowings                                          27
2.7     Procedure for Bid Borrowings                            28
2.8     Reduction of Commitments                                32
2.9     Prepayments                                             32
2.10    Currency Exchange Fluctuations                          33
2.11    Repayment                                               33
2.12    Interest                                                33
2.13    Fees                                                    34
2.14    Computation of Fees and Interest                        35
2.15    Payments by the Borrower                                35
2.16    Payments by the Banks to the Agent                      36
2.17    Sharing of Payments, Etc.                               37

ARTICLE III     TAXES, YIELD PROTECTION AND ILLEGALITY          38

3.1     Taxes.                                                  38
3.2     Illegality                                              39
3.3     Increased Costs and Reduction of Return                 40
3.4     Funding Losses                                          41
3.5     Inability to Determine Rates                            41
3.6     Certificates of Banks                                   42
3.7     Substitution of Banks                                   42
3.8     Survival                                                42

ARTICLE IV     CONDITIONS PRECEDENT                             42

4.1     Conditions of Initial Loans                             42
4.2     Conditions to All Borrowings                            44

                                     (i)

ARTICLE V     REPRESENTATIONS AND WARRANTIES                    44

5.1     Organization, etc                                       44
5.2     Authorization; No Conflict                              45
5.3     Validity and Binding Nature                             45
5.4     Financial Statements                                    45
5.5     No Material Adverse Change                              47
5.6     Litigation and Contingent Liabilities                   47
5.7     Liens                                                   47
5.8     Subsidiaries                                            47
5.9     Pension and Welfare Plans                               48
5.10    Regulated Industry                                      48
5.11    Regulations G, U and X                                  48
5.12    Taxes                                                   48
5.13    Environmental and Safety Matters                        49
5.14    Compliance with Law                                     49
5.15    Information                                             50
5.16    Ownership of Shares                                     50
5.17    Ownership of Properties                                 50
5.18    Patents, Trademarks, etc                                50
5.19    Insurance                                               50
5.20    Versa Merger Agreement                                  50
5.21    Solvency                                                51

ARTICLE VI     COVENANTS                                        51

6.1     Reports, Certificates and Other Information             51
6.2     Books, Records and Inspections                          53
6.3     Insurance                                               53
6.4     Compliance with Law; Payment of Taxes and
        Liabilities                                             53
6.5     Maintenance of Existence, etc.                          53
6.6     Financial Ratios and Restrictions                       54
6.7     Mergers, Consolidations, Purchases
        and Sales                                               54
6.8     Commercial Paper Lines                                  55
6.9     Liens                                                   55
6.10    Use of Proceeds                                         56
6.11    Maintenance of Property                                 57
6.12    Employee Benefit Plans                                  57
6.13    Business Activities                                     57
6.14    Environmental Matters                                   57
6.15    Unconditional Purchase Obligations                      58
6.16    Inconsistent Agreements                                 58
6.17    Transactions with Affiliates                            58
6.18    The Company's and Subsidiaries' Stock                   58
6.19    Negative Pledges; Subsidiary Payments                   58
6.20    Limitation on Debt                                      59
6.21    Contingent Obligations                                  59

                                     (ii)

ARTICLE VII     EVENTS OF DEFAULT AND THEIR EFFECT              59

7.1     Events of Default                                       59
7.2     Effect of Event of Default                              61

ARTICLE VIII     THE AGENT                                      61

8.1     Appointment and Authorization; Agent                    62
8.2     Delegation of Duties                                    62
8.3     Liability of Agent                                      62
8.4     Reliance by Agent                                       63
8.5     Notice of Default                                       63
8.6     Credit Decision                                         64
8.7     Indemnification of Agent                                64
8.8     BofA in Individual Capacity                             65
8.9     Successor Agent                                         65
8.10    Withholding Tax                                         66

ARTICLE IX     GUARANTEE                                        67

9.1     Guarantee from the Company                              67
9.2     Expenses                                                67
9.3     Waivers                                                 67
9.4     No Impairment                                           68
9.5     Waiver of Resort                                        68
9.6     Reinstatement                                           68
9.7     Payment                                                 69
9.8     Subrogation, Waivers, etc.                              69
9.9     Delay, etc                                              69

ARTICLE X     MISCELLANEOUS                                     70

10.1     Amendments and Waivers                                 70
10.2     Notices                                                71
10.3     No Waiver; Cumulative Remedies                         71
10.4     Costs and Expenses                                     72
10.5     Borrower Indemnification                               72
10.6     Payments Set Aside                                     73
10.7     Successors and Assigns                                 73
10.8     Assignments, Participations, etc.                      73
10.9     Confidentiality                                        75
10.10    Set-off                                                76
10.11    Notification of Addresses, Lending
         Offices, Etc.                                          76
10.12    Counterparts                                           76
10.13    Severability                                           76
10.14    No Third Parties Benefited                             76
10.15    Governing Law and Jurisdiction                         77

                                    (iii)

10.16    Waiver of Jury Trial                                   77
10.17    Judgment                                               77
10.18    Entire Agreement                                       78


















                                     (iv)

                            SCHEDULES and EXHIBITS


Schedule 1.1      Disclosure Schedule

Item 5.6          Litigation
Item 5.8          Subsidiaries
Item 5.13         Environmental Matters
Item 5.18         Patents, Trademarks
Item 5.19         Insurance
Item 6.9          Liens

Schedule 1.2      Pricing Grid
Schedule 2.1      Commitments
Schedule 10.2     Lending Offices, Addresses for Notices


Exhibit A         Form of Notice of Borrowing
Exhibit B         Form of Notice of Conversion/Continuation
Exhibit C         Form of Compliance Certificate
Exhibit D-1       Form of Legal Opinions of Borrowers' and Guarantor's U.S.
                  Counsel
Exhibit D-2       Form of Legal Opinion of APSA's French Counsel
Exhibit E         Form of Assignment and Acceptance
Exhibit F-1       Form of Bid Note
Exhibit F-2       Form of Committed Note
Exhibit G         Form of Legal Opinion of Agent's Counsel
Exhibit H         Form of Invitation for Competitive Bids
Exhibit I         Form of Competitive Bid Request
Exhibit J         Form of Competitive Bid
Exhibit K         Form of Guaranty





                                     (v)

                        MULTICURRENCY CREDIT AGREEMENT
                        ------------------------------

        THIS MULTICURRENCY CREDIT AGREEMENT (this "Agreement") dated as of October 23, 1997 is among APPLIED POWER INC., a Wisconsin corporation (the "Company"), APPLIED POWER EUROPE S.A., a French corporation ("APSA"), the financial institutions listed on the signature pages hereof (together with their respective successors and assigns, collectively the "Banks" and individually each a "Bank"), and BANK OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION as agent for the Banks.

        WHEREAS, the Company, APSA, certain financial institutions and BofA, as Agent, are parties to a Multicurrency Credit Agreement dated August 22, 1995 as amended by that First Amendment Agreement dated as of August 29, 1996 (the "Existing Credit Agreement");

        WHEREAS, the Company has acquired the capital stock of Versa Technologies, Inc. pursuant to an Agreement and Plan of Merger dated September 2, 1997;

        WHEREAS, to fund the acquisition of Versa Technologies, Inc. in part, the Company has entered into a Credit Agreement dated as of October 3, 1997 with certain financial institutions and BofA as Agent (the "Bridge Credit Agreement");

        WHEREAS, the Company and APSA wish to enter into this Credit Agreement for the purpose of repaying the indebtedness under the Existing Credit Agreement and the Bridge Credit Agreement and to provide for working capital, capital expenditures and other general corporate purposes;

        NOW, THEREFORE, the parties hereto agree as follows:

                                  ARTICLE II

                    CERTAIN DEFINITIONS AND INTERPRETATION
                    --------------------------------------

        II.1 Defined Terms. When used herein the following terms have the following meanings (such meanings to be applicable to both the singular and plural forms of the terms defined):

        "Absolute Rate" has the meaning specified in Section 2.7(c).

        "Absolute Rate Bid Loan" means a Bid Loan that bears interest at a rate determined with reference to the Absolute Rate.

        "Acquisition" means any transaction or series of related transactions for the purpose of or resulting directly or indirectly, in
(a) the acquisition of all or substantially all of the assets of a Person, or of any business or division of a Person, (b) the acquisition of in excess of 50% of the capital stock, partnership interests, membership interests or equity of any Person, or otherwise causing any Person to become a Subsidiary, or (c) a merger or consolidation or any other combination with another Person (other than a Person that is a Subsidiary) provided that the Company or the Subsidiary is the surviving entity.

        "Affiliate" means, with respect to any Person, any other Person which, directly or indirectly, controls, is controlled by or is under common control with such Person. For purposes of this definition, "control" (together with the correlative meanings of "controlled by" and "under common control with") means possession, directly or indirectly, of the power (a) to vote 5% or more of the securities (on a fully diluted basis) having ordinary voting power for the directors or managing general partners (or their equivalent) of such Person or (b) to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

        "Agent" means BofA in its capacity as agent for the Banks hereunder, and any successor agent arising under Section 8.9.

        "Agent-Related Persons" means BofA in its capacity as Agent and any successor agent arising under Section 8.9, together with their respective Affiliates (including, in the case of BofA, the Arranger), and the officers, directors, employees, agents and attorneys-in-fact of such Persons and Affiliates.

        "Agent's Payment Office" means (a) in respect of payments in Dollars, the address for payments set forth on Schedule 10.2 or such other address as the Agent may from time to time specify in accordance with Section 10.2, and,
(b) in the case of payments in any Offshore Currency, such address as the Agent may from time to time specify in accordance with Section 10.2.

        "Agreed Alternative Currency" has the meaning specified in Section
2.5(e).

        "Agreement" means this Multicurrency Credit Agreement.

        "Applicable Currency" means, as to any particular payment or Loan, Dollars or the Offshore Currency in which it is denominated or is payable.

        "Applicable Margin" means, with respect to Offshore Rate Loans, the rate set forth opposite "Offshore Margin" on the Pricing Grid for the applicable Pricing Level. The Applicable Margin as of the Closing Date shall be 0.525%.

        "Applicable Non-Use Fee Rate" means the rate set forth opposite "Non-Use Fee" on the Pricing Grid for the applicable Pricing Level. The Applicable Non-Use Fee Rate as of the Closing Date shall be 0.175%.

        "APSA" has the meaning specified in the Preamble.

        "Arranger" means BancAmerica Robertson Stephens (formerly known as BancAmerica Securities, Inc.), a Delaware corporation.

        "Assignee" - has the meaning specified in Section 10.8.

        "Assignment and Acceptance Agreement" - see Section 10.8.

        "Attorney Costs" means and includes all reasonable fees and disbursements of any law firm or other external counsel, the reasonable allocated cost of internal legal services and all reasonable disbursements of internal counsel.

        "Authorized Officer" means, relative to each Borrower, those of its officers whose signatures and incumbency shall have been certified to the Banks pursuant to Section 4.1(b).

        "Banking Day" means any day other than a Saturday, Sunday or other day on which commercial banks in New York City, Chicago or San Francisco are authorized or required by law to close and (a) with respect to disbursements and payments in Dollars, a day on which dealings are carried on in the applicable offshore Dollar interbank market, and (b) with respect to any disbursements and payments in and calculations pertaining to any Offshore Currency Loan, a day on which commercial banks are open for foreign exchange business in London, England, and on which dealings in the relevant Offshore Currency are carried on in the applicable offshore foreign exchange interbank market in which disbursement of or payment in such Offshore Currency will be made or received hereunder.

        "Base Rate" means, for any day, the higher of: (a)

0.50% per annum above the latest Federal Funds Rate; and (b) the rate of interest in effect for such day as publicly announced from time to time by BofA in San Francisco, California, as its "reference rate." (The "reference rate" is a rate set by BofA based upon various factors including BofA's costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate.) Any change in the reference rate announced by BofA shall take effect at the opening of business on the day specified in the public announcement of such change.

        "Base Rate Loan" means a Committed Loan that bears interest based on the Base Rate.

        "Bid Borrowing" means a Borrowing hereunder consisting of one or more Bid Loans made to the Company on the same day by one or more Banks.

        "Bid Loan" means a Loan by a Bank to the Company under Section 2.6.

        "Bid Loan Bank" means, in respect of any Bid Loan, the Bank making such Bid Loan to the Company.

        "Bid Note" means, a promissory note of the Company, substantially in the form of Exhibit F-1, duly completed, evidencing Bid Loans made to the Company, as such Note may be replaced, amended or otherwise modified from time to time.

        "BofA" means Bank of America National Trust and Savings Association, a national banking association.

        "Borrower" means the Company and/or APSA, as applicable.

        Borrowing means a borrowing hereunder consisting of Loans of the same Type made to a Borrower on the same day by the Banks or a Bank (in the case of Bid Borrowings) under Article II, and may be a Committed Borrowing or a Bid Borrowing and, other than in the case of Base Rate Loans, having the same Interest Period.

        "Borrowing Date" means any date on which a Borrowing occurs under
Section 2.3.

        "Bridge Credit Agreement" has the meaning specified in the recitals.

        "Business Day" means any day other than a Saturday,

Sunday or other day on which commercial banks in New York City, Chicago or San Francisco are authorized or required by law to close and, if the applicable Business Day relates to any Offshore Rate Loan, means a Banking Day.

        "Capital Adequacy Regulation" means any guideline, request or directive of any central bank or other Governmental Authority, or any other law, rule or regulation, whether or not having the force of law, in each case, regarding capital adequacy of any bank or of any corporation controlling a bank.

        "Capital Lease" means, with respect to any Person, any lease of (or other agreement conveying the right to use) any real or personal property which, in conformity with GAAP, is accounted for as a capital lease on the balance sheet of such Person.

        "CERCLA" means the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended.

        "Closing Date" means the date on which all conditions precedent set forth in Section 4.1 are satisfied or waived by all Banks (or, in the case of Section 4.1(g), waived by the Person entitled to receive such payment).

        "Code" means the Internal Revenue Code of 1986.

        "Commitment", as to each Bank, has the meaning specified in Section
2.1.

        "Committed Borrowing" means a Borrowing hereunder consisting of Committed Loans made on the same day by the Banks ratably according to their respective Pro Rata Shares and, in the case of Offshore Rate Loans, having the same Interest Periods.

        "Committed Loan" means a Loan by a Bank to a Borrower under Section 2.1, and may be an Offshore Rate Loan or a Base Rate Loan (each, a "Type" of Committed Loan).

        "Committed Note" means a promissory note of a Borrower substantially in the form of Exhibit F-2, duly completed, evidencing Committed Loans to such Borrower, as such Note may be replaced, amended or otherwise modified from time to time.

        "Company" has the same meaning specified in the Preamble.

        "Competitive Bid Request" has the meaning specified in Section 2.7(a).

        "Compliance Certificate" means a certificate substantially in the form of Exhibit C.

        "Computation Period" means any period of four consecutive Fiscal Quarters ending on the last day of a Fiscal Quarter.

        "Consolidated Interest Expense" means, for any period, the consolidated interest expense of the Company and its Subsidiaries for such period, as determined in accordance with GAAP and in any event including, without duplication, all commissions, discounts and other fees and charges owed with respect to letters of credit and banker's acceptances, net costs under interest rate protection agreements and the portion of any Capital Leases allocable to consolidated interest expense.

        "Consolidated Net Income" means, for any period, all amounts which, in conformity with GAAP, would be included under net income on a consolidated income statement of the Company and its Subsidiaries for such period.

        "Contractual Obligation" means, relative to the Company or any Subsidiary, any provision of any security issued by the Company or such Subsidiary or of any Instrument or undertaking to which the Company or such Subsidiary is a party or by which it or any of its property is bound.

        "Controlled Group" means all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control which, together with the Company or APSA, are treated as a single employer under Section 414(b) or 414(c) of the Code or Section 4001 of ERISA.

        "Conversion/Continuation Date" means any date on which, under Section 2.4, a Borrower (a) converts Committed Loans of one Type to another Type, or
(b) continues as Committed Loans of the same Type, but with a new Interest Period, Committed Loans having Interest Periods expiring on such date.

        "Debt" of any Person means, without duplication, (a) all indebtedness of such Person for borrowed money, whether or not evidenced by bonds, debentures, notes or similar instruments, (b) all obligations of such Person as lessee under Capital Leases which have been recorded as liabilities on a balance sheet of such Person, (c) all obligations of such Person to pay the deferred purchase price of property or services (other than current accounts payable in the ordinary course of business), (d) all indebtedness secured by a Lien on the property of such Person, whether or not such indebtedness shall have been assumed by such Person (it being understood that if such Person has not assumed or otherwise become personally liable for any such indebtedness, the amount of the Debt of such Person in connection therewith shall be limited to the lesser of the face amount of such indebtedness or the fair market value of all property of such Person securing such indebtedness), (e) all obligations, contingent or otherwise, with respect to the face amount of all letters of credit (whether or not drawn) and banker's acceptances issued for the account of such Person, (f) all obligations of such Person in respect of Swap Contracts, (g) all Suretyship Liabilities of such Person and (h) all Debt (as defined above) of any partnership in which such Person is a general partner. The amount of the Debt of any Person in respect of Swap Contracts shall be deemed to be the unrealized net loss position of such Person thereunder (determined for each counterparty individually, but netted for all Swap Contracts maintained with such counterparty).

        "Debt to Capital Ratio" means the ratio of (a) Funded Debt to (b) Total Capital.

        "Debt to EBITDA Ratio" means as at the end of any Fiscal Quarter, the ratio of (a) Funded Debt as at such date to (b) EBITDA for the four Fiscal Quarter period then ending.

        "Default" means any event which if it continues uncured will, with lapse of time or notice or lapse of time and notice, constitute an Event of Default.

        "Determination Date" has the meaning specified in Section 2.5(a).

        "Deutsche Mark" means lawful money of the Federal Republic of Germany.

        "Disclosure Schedule" means the Disclosure Schedule attached hereto as
Schedule 1.1.

        "Dollar Equivalent" means, at any time, (a) as to any amount denominated in Dollars, the amount thereof at such time, and (b) as to any amount denominated in an Offshore Currency, the equivalent amount in Dollars as determined by the Agent at such time on the basis of the Spot Rate for the purchase of Dollars with such Offshore Currency on the most recent Determination Date provided for in Section 2.5(a).

        "Dollar(s)" and the sign "$" mean lawful money of the United States of America.

        "Domestic Subsidiary" means a Subsidiary that is created or organized in or under the law of the United States, any State thereof or the Commonwealth of Puerto Rico.

        "EBITDA" means, for any Computation Period the sum of (a) Consolidated Net Income for such period, plus (b) the aggregate amount deducted with respect to federal, state, local and foreign income taxes in determining such Consolidated Net Income, plus (c) Consolidated Interest Expense for such period; plus (d) depreciation and amortization; provided, however, that if the Company or any of its Subsidiaries shall have made an Acquisition during a Computation Period, EBITDA shall be calculated as if the Acquisition had been made on the first day of such Computation Period.

        "Eligible Assignee" means (a) a commercial bank organized under the laws of the United States, or any state thereof, and having a combined capital and surplus of at least $100,000,000; (b) a commercial bank organized under the laws of any other country which is a member of the Organization for Economic Cooperation and Development, or a political subdivision of any such country, and having a combined capital and surplus of at least $100,000,000, provided that such bank is acting through a branch or agency located in the United States; and (c) a Person that is primarily engaged in the business of commercial banking and that is (i) a Subsidiary of a Bank, (ii) a Subsidiary of a Person of which a Bank is a Subsidiary, or (iii) a Person of which a Bank is a Subsidiary.

        "Environmental Laws" means all applicable federal, state or local statutes, laws, ordinances, codes, rules, regulations and guidelines (including consent decrees and administrative orders) relating to public health and safety and protection of the environment.

        "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and any successor statute of similar import, together with the regulations thereunder, in each case as in effect from time to time. References to sections of ERISA also refer to any successor sections.

        "Eurodollar Reserve Percentage" has the meaning specified in the definition of "Offshore Rate".

        "Event of Default" means any of the events described in Section 7.1.

        "Existing Credit Agreement" has the meaning specified in the recitals.

        "Federal Funds Rate" means, for any day, the rate set forth in the weekly statistical release designated as H.15(519), or any successor publication, published by the Federal Reserve Bank of New York (including any such successor, "H.15(519)") on the preceding Business Day opposite the caption "Federal Funds (Effective)"; or, if for any relevant day such rate is not so published on any such preceding Business Day, the rate for such day will be the arithmetic mean as determined by the Agent of the rates for the last transaction in overnight Federal funds arranged prior to 9:00 a.m. (New York City time) on that day by each of three leading brokers of Federal funds transactions in New York City selected by the Agent.

        "Fee Letter" has the meaning specified in Section 2.13(a).

        "Fiscal Quarter" means any fiscal quarter of a Fiscal Year.

        "Fiscal Year" means the fiscal year of the Company and its Subsidiaries, which period shall be the 12-month period ending on August 31 of each year.

        "Fixed Charge Coverage Ratio" means, for any Computation Period, the ratio of

        (a)     the sum of

             (i)     Consolidated Net Income for such period,

        plus

             (ii) the aggregate amount deducted in respect of federal, state, local and foreign income taxes in determining such Consolidated Net Income,

        plus

             (iii) Consolidated Interest Expense for such period, plus

             (iv) the aggregate amount deducted in respect of leases that were not Capital Leases in determining such Consolidated Net Income,

        to

        (b)     the sum of

             (i)     Consolidated Interest Expense for such period,

        plus

             (ii) the aggregate amount deducted in respect of leases that were not Capital Leases in determining such Consolidated Net Income.

        "FRB" means the Board of Governors of the Federal Reserve System, and any Governmental Authority succeeding to any of its principal functions.

        "French Francs" means lawful money of the Republic of France.

        "FX Trading Office" means the Foreign Exchange Trading Center #5193, San Francisco, California, of BofA, or such other of BofA's offices as BofA may designate from time to time.

        "Funded Debt" of any Person at any date of determination means the sum of all Debt described in clauses (a) and (b) of the definition of "Debt".

        "Further Taxes" means any and all present or future taxes, levies, assessments, imposts, duties, deductions, fees, withholdings or similar charges (including, without limitation, net income taxes and franchise taxes), and all liabilities with respect thereto, imposed by any jurisdiction on account of Taxes or Other Taxes payable or paid pursuant to Section 3.1.

        "GAAP" means generally accepted accounting principles set forth from time to time in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board (or agencies with similar functions of comparable stature and authority within the U.S. accounting profession), which except as provided in Section 1.3 are applicable to the circumstances as of the date of determination.

        "Governmental Authority" means any nation or government, any state or other political subdivision thereof, any central bank (or similar monetary or regulatory authority) thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, and any corporation or other entity owned or controlled, through stock or capital ownership or otherwise, by any of the foregoing.

        "Guarantor" means Versa, as guarantor pursuant to the Guaranty.

        "Guaranty" means the Guaranty of the Guarantor in substantially the form of Exhibit K.

        "Guilders" means lawful money of the Netherlands.

        "Hazardous Material" means

        (a)     any "hazardous substance", as defined by CERCLA;

        (b) any "hazardous waste", as defined by the Resource Conservation and Recovery Act;

        (c) any crude oil, petroleum product or fraction thereof (excluding gasoline and oil in motor vehicles, small amounts of cleaners and similar items used in the ordinary course of business); or

        (d) any pollutant or contaminant or hazardous, dangerous or toxic chemical, material or substance within the meaning of any Environmental Law.

        "Impermissible Change in Control" means at any time,

        (a) the failure of the Company to own, free and clear of all Liens or other encumbrances, 99% of the issued and outstanding shares of capital stock of APSA; or

        (b) any Person or group of Persons acting in concert which are unacceptable to the Required Banks have obtained control of more than 50% of the issued and outstanding shares of capital stock of the Company having the power to elect a majority of directors of the Company.

        "Indemnified Liabilities" has the meaning specified in Section 10.5.

        "Indemnified Person" has the meaning specified in Section 10.5.

        "Instrument" means any contract, agreement, letter of credit, indenture, mortgage, document or writing (whether by formal agreement, letter or otherwise) under which any obligation is evidenced, assumed or undertaken, or any Lien (or right or interest therein) is granted or perfected.

        "Interest Payment Date" means, as to any Loan other than a Base Rate Loan, the last day of each Interest Period applicable to such Loan and, as to any Base Rate Loan, the last Business Day of each February, May, August and November and each date such Committed Loan is converted into another Type of Committed Loan, provided, however, that (a) if any Interest Period for an Offshore Rate Loan exceeds three months, the date that falls three months after the beginning of such Interest Period and after each Interest Payment Date thereafter is also an Interest Payment Date, and (b) as to any Bid Loan, such intervening dates prior to the maturity thereof as may be specified by the Company and agreed to by the applicable Bid Loan Bank in the applicable Competitive Bid shall also be Interest Payment Dates.

        "Interest Period" means, (a) as to any Offshore Rate Loan, the period commencing on the Borrowing Date of such Loan, or (in the case of any Offshore Rate Loan in Dollars) on the Conversion/Continuation Date on which the Loan is converted into or continued as an Offshore Rate Loan, and ending on the date one, two, three or, if available for the requested Applicable Currency, six months thereafter as selected by the Borrower in its Notice of Borrowing, Notice of Conversion/Continuation or Competitive Bid Request, as the case may be and (b) as to any Absolute Rate Bid Loan, a period of not less than 7 days and not more than 183 days as selected by the Company in the applicable Competitive Bid Request;

provided that:

                (i) if any Interest Period would otherwise end on a day that is not a Business Day, that Interest Period shall be extended to the following Business Day unless, in the case of an Offshore Rate Loan, the result of such extension would be to carry such Interest Period into another calendar month, in which event such

        Interest Period shall end on the preceding Business Day;

                (ii) any Interest Period pertaining to an Offshore Rate Loan that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period; and

                (iii) no Interest Period for any Loan shall extend beyond the Termination Date.

        "Investment" means, with respect to any Person:

        (a)  any loan or advance made by such Person to any other Person; and

        (b) any capital contribution made by such Person to, or ownership or similar interest held by such Person in, any other Person.

        The amount of any Investment shall be the original principal or capital amount thereof less all returns of principal or equity thereon (and without adjustment by reason of the financial condition of such other Person) and shall, if made by the transfer or exchange of property other than cash, be deemed to have been made in an original principal or capital amount equal to the fair market value of such property.

        "Invitation for Competitive Bids" means a solicitation for Competitive Bids, substantially in the form of Exhibit H.

        "Irish Punts" means the lawful currency of the Republic of Ireland.

        "Italian Lira" means the lawful currency of the Republic of Italy.

        "Lending Office" means, as to any Bank, the office or offices of such Bank specified as its "Lending Office" or "Domestic Lending Office" or "Offshore Lending Office", as the case may be, on Schedule 10.2, or such other office or offices as such Bank may from time to time notify the Company and the Agent.

        "Lien" means, when used with respect to any Person, any interest of any other Person in any real or personal property, asset or other right owned or being purchased or acquired by such Person which secures payment or performance of any obligation and shall include any mortgage, lien, encumbrance, charge or other security interest of any kind, whether arising by contract, as a matter of law, by judicial process or otherwise.

        "Loan" means an extension of credit by a Bank to the Company or APSA under Article II, and may be a Committed Loan or (for the Company only) a Bid Loan.

        "Loan Documents" means this Agreement, any Notes, the Fee Letter, the Guaranty and all other documents delivered to the Agent or any Bank in connection herewith.

        "Margin Stock" means any "margin stock" as defined in Regulation U of the Board of Governors of the Federal Reserve System.

        "Material Adverse Effect" means a material adverse effect on (a) the financial condition, operations, business, assets or prospects of the Company and its Subsidiaries taken as a whole or (b) the ability of the Company or APSA to timely and fully perform any of its payment or other material obligations under this Agreement or any Note.

        "Minimum Tranche" means, in respect of Committed Loans comprising part of the same Borrowing, or to be converted or continued under Section 2.4, (a) in the case of Base Rate Loans, $5,000,000 or any multiple of $1,000,000 in excess thereof, and (b) in the case of Offshore Rate Loans, the Dollar Equivalent amount of $5,000,000 or any multiple of 1,000,000 units of the Applicable Currency in excess thereof.

        "Notes" means, collectively, the Bid Notes and the Committed Notes; and Note means any individual Bid Note or Committed Note.

        "Notice of Borrowing" means a notice in substantially the form of Exhibit A.

        "Notice of Conversion/Continuation" means a notice in substantially the form of Exhibit B.

        "Obligations" means all advances, debts, liabilities, obligations, covenants and duties arising under any Loan Document, owing by the Company or APSA to any Bank, the Agent, or any Indemnified Person, whether direct or indirect (including those acquired by assignment), absolute or contingent, due or to become due, now existing or hereafter arising.

        "Offshore Currency" means Guilders, Sterling, Deutsche Marks, Yen, French Francs, Italian Lira, Swiss Francs and Irish Punts.

        "Offshore Currency Loan" means any Offshore Rate Loan denominated in an Offshore Currency.

        "Offshore Rate" means, for any Interest Period, with respect to Offshore Rate Loans comprising part of the same Borrowing, the rate of interest per annum (rounded upward to the next 1/16th of 1%) determined by the Agent as follows:

Offshore Rate =              LIBOR
                ------------------------------------
                1.00 - Eurodollar Reserve Percentage

Where,

        "Eurodollar Reserve Percentage" means for any day for any Interest Period the maximum reserve percentage (expressed as a decimal, rounded upward to the next 1/100th of 1%) in effect on such day (whether or not applicable to any Bank) under regulations issued from time to time by the FRB for determining the maximum reserve requirement (including any emergency, supplemental or other marginal reserve requirement) with respect to Eurocurrency funding (currently referred to as "Eurocurrency liabilities"); and

        "LIBOR" means the rate of interest per annum determined by the Agent to be the arithmetic mean (rounded upward to the next 1/16th of 1%) of the rates of interest per annum notified to the Agent by BofA as the rate of interest at which deposits in Dollars or other Applicable Currencies in the approximate amount of the amount of the Loan to be made or continued as, or converted into, an Offshore Rate Loan by BofA and having a maturity comparable to such Interest Period would be offered to major banks in the London interbank market at their request at approximately 11:00 a.m. (London time) two Business Days prior to the commencement of such Interest Period.

        The Offshore Rate shall be adjusted automatically as to all Offshore Rate Loans then outstanding as of the effective date of any change in the Eurodollar Reserve Percentage.

        "Offshore Rate Loan" means a Committed Loan that bears interest based on the Offshore Rate, and may be an Offshore Currency Loan or a Loan denominated in Dollars.

        "Organic Document" means, relative to each of the Borrowers, its certificate of incorporation, its by-laws, any other constituent documents and all shareholder agreements, voting trusts and similar arrangements applicable to any of its capital stock.

        "Other Taxes" means any present or future stamp, court or documentary taxes or any other excise or property taxes, charges or similar levies which arise from any payment made hereunder or from the execution, delivery, performance, enforcement or registration of, or otherwise with respect to, this Agreement or any other Loan Documents.

        "Overnight Rate" means, for any day, the rate of interest per annum at which overnight deposits in the Applicable Currency, in an amount approximately equal to the amount with respect to which such rate is being determined, would be offered for such day by BofA's London Branch to major banks in the London or other applicable offshore interbank market.

        "Participant" has the meaning specified in Section 10.8(d).

        "PBGC" means the Pension Benefit Guaranty Corporation and any entity succeeding to any or all of its functions under ERISA.

        "Pension Plan" means a "pension plan", as such term is defined in section 3(2) of ERISA, which is subject to title IV of ERISA (other than a multiemployer plan as defined in section 4001(a)(3) of ERISA), and to which the Company or any corporation, trade or business that is, along with the Company, a member of a Controlled Group may have any liability, including any liability by reason of having been a substantial employer within the meaning of section 4063 of ERISA at any time during the preceding five years, or by reason of being deemed to be a contributing sponsor under section 4069 of ERISA.

        "Permitted Receivables Securitization" means any receivables purchase agreement entered into by the Company (as such agreement may be amended, modified, or refinanced) provided all such agreements do not result in the sale or securitization of receivables in excess of $80,000,000.

        "Person" means any natural person, corporation, partnership, trust, limited liability company, incorporated or unincorporated association, joint venture, joint stock company, government (or an agency or political subdivision thereof) or other entity, whether acting in an individual, fiduciary or other capacity.

        "Pricing Grid" means the Pricing Grid set forth on Schedule 1.2.

        "Pricing Level" means the Pricing Level on the Pricing Grid which is applicable from time to time in accordance with Section 2.12.

        "Pro Rata Share" means, as to any Bank at any time, the percentage equivalent (expressed as a decimal, rounded to the ninth decimal place) at such time of such Bank's Commitment divided by the combined Commitments of all Banks.

        "Release" means a "release", as such term is defined in CERCLA.

        "Required Banks" means Banks having an aggregate Pro Rata Share of the Commitments of 55% or more; provided that after the Commitments have been irrevocably terminated (through lapse of time, pursuant to Section 7.2 or otherwise), "Required Banks" shall mean one or more Banks having an aggregate of 55% or more of the sum of the principal amount of all outstanding Loans.

        "Requirement of Law" means, as to any Person, any law (statutory or common), treaty, rule or regulation or determination of an arbitrator or of a Governmental Authority, in each case applicable to or binding upon the Person or any of its property or to which the Person or any of its property is subject.

        "Resource Conservation and Recovery Act" means the Resource Conservation and Recovery Act, 42 U.S.C. Section 690, et seq., as in effect from time to time.

        "Same Day Funds" means (a) with respect to disbursements and payments in Dollars, immediately available funds, and (b) with respect to disbursements and payments in an Offshore Currency, same day or other funds as may be determined by the Agent to be customary in the place of disbursement or payment for the settlement of international banking transactions in the relevant Offshore Currency.

        "SEC" means the Securities and Exchange Commission.

        "Shareholders' Equity" means, at any date of determination, all amounts which would be included under shareholders' equity on a consolidated balance sheet of the Company and its Subsidiaries or APSA and its Subsidiaries, as the case may be.

        "Solvent" means, as to any Person at any time, that (a) the fair value of the property of such Person is greater than the amount of such Person's liabilities (including disputed, contingent and unliquidated liabilities) as such value is established and liabilities evaluated for purposes of Section 101(31) of the Bankruptcy Code and, in the alternative, for purposes of the Illinois Uniform Fraudulent Transfer Act; (b) the present fair saleable value of the property of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured; (c) such Person is able to realize upon its property and pay its debts and other liabilities (including disputed, contingent and unliquidated liabilities) as they mature in the normal course of business; (d) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person's ability to pay as such debts and liabilities mature; and (e) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person's property would constitute unreasonably small capital.

        "Spot Rate" for a currency means the rate quoted by BofA as the spot rate for the purchase by BofA of such currency with another currency through its FX Trading Office at approximately 8:00 a.m. (San Francisco time) on the date two Banking Days prior to the date as of which the foreign exchange computation is made.

        "Sterling" means lawful money of the United Kingdom.

        "Subsidiary" means, with respect to any Person, any corporation of which such Person and/or its other Subsidiaries own, directly or indirectly, such number of outstanding shares as have more than 50% of the ordinary voting power for the election of directors. Unless the context otherwise requires, each reference to Subsidiaries herein shall be a reference to Subsidiaries of the Company.

        "Suretyship Liability" means any agreement, undertaking or other contractual arrangement by which any Person guarantees, endorses or otherwise becomes or is contingently liable upon (by direct or indirect agreement, contingent or otherwise, to provide funds for payment, to supply funds to or otherwise to invest in a debtor, or otherwise to assure a creditor against loss) any indebtedness, obligation or other liability (including accounts payable) of any other Person (other than by endorsements of instruments in the course of collection), or guarantees the payment of dividends or other distributions upon the shares of any other Person. The amount of any Person's obligation under any Suretyship Liability shall (subject to any limitation set forth therein) be deemed to be the principal amount of the indebtedness, obligation or other liability guaranteed thereby.

        "Swap Contract" means any agreement, whether or not in writing, relating to any transaction that is a rate swap, basis swap, forward rate transaction, commodity swap, commodity option, equity or equity index swap or option, bond, note or bill option, interest rate option, forward foreign exchange transaction, cap, collar or floor transaction, currency swap, cross-currency rate swap, swaption, currency option or any other, similar transaction (including any option to enter into any of the foregoing) or any combination of the foregoing, and, unless the context otherwise clearly requires, any master agreement relating to or governing any or all of the foregoing.

        "Swiss Francs" means lawful money of Switzerland.

        "Tangible Net Assets" means, as of any date, the consolidated total assets of the Company and its Subsidiaries minus all intangible assets of the Company and its Subsidiaries, as each would be shown on a consolidated balance sheet of the Company and its Subsidiaries prepared in accordance with GAAP as of that date.

        "Taxes" means any and all present or future taxes, levies, assessments, imposts, duties, deductions, fees, withholdings or similar charges, and all liabilities with respect thereto, excluding, in the case of each Bank and the Agent, respectively, taxes imposed on or measured by its net income by the jurisdiction (or any political subdivision thereof) under the laws of which such Bank or the Agent, as the case may be, is organized or maintains a lending office.

        "Termination Date" means the earlier to occur of (a) October 22, 2002, or (b) the date on which the Commitments terminate pursuant to Section 7.2 or are reduced to zero pursuant to Section 2.8.

        "Total Capital" at any date of determination means the sum of

                (a)     Funded Debt,
        plus

                (b) all federal, state, local and foreign income taxes carried as deferred income taxes in accordance with GAAP on the consolidated balance sheet of the Company and its Subsidiaries,

        plus

                (c) Shareholders' Equity of the Company and its Subsidiaries.

        "United States" or "U.S." means the United States of America, its 50 States, the District of Columbia and the Commonwealth of Puerto Rico.

        "Versa" means Versa Technologies, Inc., a Delaware corporation.

        "Versa Acquisition" means the acquisition by the Company of the capital stock of Versa pursuant to the Versa Merger Agreement.

        "Versa Merger Agreement" means the Agreement and Plan of Merger dated September 2, 1997 by and among the Company, TVPA Corp. and Versa.

        "Welfare Plan" means a "welfare plan", as such term is defined in section 3(1) of ERISA.

        "Yen" means lawful money of Japan.

        II.2 Other Interpretive Provisions. (a) The meanings of defined terms are equally applicable to the singular and plural forms of the defined terms.

        (b) The words "hereof", "herein", "hereunder" and similar words refer to this Agreement as a whole and not to any particular provision of this Agreement; and Section, Schedule and Exhibit references are to this Agreement unless otherwise specified.

        (c) (i) The term "documents" includes any and all instruments, documents, agreements, certificates, indentures, notices and other writings, however evidenced.

                (ii) The term "including" is not limiting and means "including without limitation."

                (iii) In the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including"; the words "to" and "until" each mean "to but excluding", and the word "through" means "to and including."

        (d) Unless otherwise expressly provided herein, (i) references to agreements (including this Agreement) and other contractual instruments shall be deemed to include all subsequent amendments and other modifications thereto, but only to the extent such amendments and other modifications are not prohibited by the terms of any Loan Document, and (ii) references to any statute or regulation are to be construed as including all statutory and regulatory provisions consolidating, amending, replacing, supplementing or interpreting the statute or regulation.

        (e) The captions and headings of this Agreement are for convenience of reference only and shall not affect the interpretation of this Agreement.

        (f) This Agreement and other Loan Documents may use several different limitations, tests or measurements to regulate the same or similar matters. All such limitations, tests and measurements are cumulative and shall each be performed in accordance with their terms. Unless otherwise expressly provided, any reference to any action of the Agent or the Banks by way of consent, approval or waiver shall be deemed modified by the phrase "in its/their sole discretion."

        (g) This Agreement and the other Loan Documents are the result of negotiations among and have been reviewed by counsel to the Agent, the Borrowers and the other parties, and are the products of all parties. Accordingly, they shall not be construed against the Banks or the Agent merely because of the Agent's or Banks' involvement in their preparation.

        II.3 Accounting Principles. References to financial statements include notes thereto in accordance with GAAP; and accounting terms used but not defined herein shall be construed in accordance with GAAP, and whenever the character or amount of any asset or liability or item of income or expense is required to be determined, or any consolidation or other accounting computation is required to be made, for purposes hereof, such determination or computation shall be made in accordance with GAAP; provided that such determinations and computations with respect to financial covenants and ratios hereunder shall be made in accordance with GAAP as in effect on the date hereof.

        II.4 Currency Equivalents Generally. For all purposes of this Agreement (but not for purposes of the preparation of any financial statements delivered pursuant hereto), the equivalent in any Offshore Currency or other currency of an amount in Dollars, and the equivalent in Dollars of an amount in any Offshore Currency or other currency, shall be determined at the Spot Rate.

                                 ARTICLE III

                                 THE CREDITS

        III.1  Amounts and Terms of Commitments.   Each Bank severally agrees,
on the terms and conditions set forth herein, to make loans to the Borrowers (each such loan, a "Committed Loan") from time to time on any Business Day during the period from the Closing Date to the Termination Date, in an aggregate principal Dollar Equivalent amount not to exceed at any time outstanding the amount set forth opposite the Bank's name in Schedule 2.1 under the heading "Commitment" (such amount as the same may be reduced pursuant to Section 2.8 or as a result of one or more assignments pursuant to
Section 10.8, the Bank's "Commitment"); provided, however, that, after giving effect to any Borrowing of Committed Loans, the aggregate principal Dollar Equivalent amount of all outstanding Loans shall not exceed the combined Commitments; provided, further, that in no event shall the aggregate principal Dollar Equivalent of all outstanding Committed Loans of APSA exceed the lesser of (x) $80,000,000 and (y) the combined Commitments. Within the limits of each Bank's Commitment, and subject to the other terms and conditions hereof, the Borrowers may borrow under this Section 2.1, prepay pursuant to Section
2.9 and reborrow pursuant to this Section 2.1.

        III.2  Loan Accounts.

        The Committed Loans made by each Bank shall be evidenced by a Committed Note from each Borrower payable to the order of such Bank. The Bid Loans made by each Bank shall be evidenced by a Bid Note from the Company payable to the order of such Bank. Each Bank shall record in its records, or at its option on the Schedule attached to its Committed Note or Bid Note, as the case may be, all such Committed Loans or Bid Loans, as the case may be, and any repayment in whole or part thereof. The loan accounts or records or schedules, as the case may be, maintained by the Agent and each Bank shall be rebuttable presumptive evidence of the amount of the Loans made by the Banks to each Borrower and the interest and payments thereon. Any failure so to record or any error in doing so shall not, however, limit or otherwise affect the obligation of the Borrowers hereunder to pay any amount owing with respect to the Loans.

        III.3  Procedure for Committed Borrowing.

        (a) Each Committed Borrowing shall be made upon a Borrower's irrevocable written notice delivered to the Agent in the form of a Notice of Borrowing (which notice must be received by the Agent prior to 8:30 a.m. (San Francisco time) (i) three Business Days prior to the requested Borrowing Date, in the case of Offshore Rate Loans denominated in Dollars; and (ii) four

Business Days prior to the requested Borrowing Date, in the case of Offshore Currency Loans and (iii) on the requested Borrowing Date, in the case of Base Rate Loans, specifying:

                (A) the amount of the Committed Borrowing, which shall be in an aggregate amount not less than the Minimum Tranche;

                (B) the requested Borrowing Date, which shall be a Business Day;

        (C)     the Type of Loans comprising the Committed Borrowing;

        (D) the duration of the Interest Period applicable to such Committed Loans included in such notice. If the Notice of Borrowing fails to specify the duration of the Interest Period for any Committed Borrowing comprised of Offshore Rate Loans, such Interest Period shall be one month; and

        (E) in the case of a Borrowing comprised of Offshore Currency Loans, the Applicable Currency;

provided, however, that with respect to the Borrowing to be made on the Closing Date, the Notice of Borrowing for Offshore Rate Loans and an appropriate indemnification letter shall be delivered to the Agent not later than 8:30 a.m. (San Francisco time) four Business Days before the Closing Date.

        (b) The Dollar Equivalent amount of any Borrowing in an Offshore Currency will be determined by the Agent for such Borrowing on the Determination Date therefor in accordance with Section 2.5(a). Upon receipt of the Notice of Borrowing, the Agent will promptly notify each Bank thereof and of the amount of such Bank's Pro Rata Share of the Borrowing. In the case of a Borrowing comprised of Offshore Currency Loans, such notice will provide the approximate amount of each Bank's Pro Rata Share of the Borrowing, and the Agent will, upon the determination of Dollar Equivalent amount of the Borrowing as specified in the Notice of Borrowing, promptly notify each Bank of the exact amount of such Bank's Pro Rata Share of the Borrowing.

        (c) Each Bank will make the amount of its Pro Rata Share of each Borrowing available to the Agent for the account of the Company or APSA, as the case may be, at the Agent's Payment Office on the Borrowing Date requested by the Borrower in Same Day Funds and in the requested currency (i) in the case of a Borrowing comprised of Loans in Dollars, by 11:00 a.m. (San Francisco time), (ii) in the case of a Borrowing comprised of Offshore Currency Loans, by such time as the Agent may determine to be necessary for such funds to be credited on such date in accordance with normal banking practices in the place of payment. The proceeds of all such Loans will then be made available to the Borrower by the Agent by wire transfer in accordance with written instructions provided to the Agent by the Borrower of like funds as received by the Agent; provided that the Agent shall disburse such funds as it has received from the Banks to the Borrower (x) in the case of Loans denominated in Dollars, no later then 1:00 p.m. (San Francisco time) and (y) in the case of Offshore Currency Loans, no later than two hours after the funding deadline specified by the Agent under clause (ii) above.

        (d) After giving effect to any Committed Borrowing, there may not be more than eight different Interest Periods in effect in respect of all Committed Loans and Bid Loans together then outstanding.

        III.4  Conversion and Continuation Elections for Committed Borrowings.

        (a) The Borrowers may, upon irrevocable written notice to the Agent in accordance with Section 2.4(b):

                (i) elect, as of any Business Day, in the case of Base Rate Loans, or as of the last day of the applicable Interest Period, in the case of any other Type of Committed Loans denominated in Dollars, to convert any such Committed Loans (or any part thereof in an amount not less than the Minimum Tranche) into Committed Loans in Dollars of any other Type; or

                (ii) elect, as of the last day of the applicable Interest Period, to continue any Committed Loans having Interest Periods expiring on such day (or any part thereof in an amount not less than the Minimum Tranche);

provided, that if at any time the aggregate amount of Offshore Rate Loans in respect of any Committed Borrowing is reduced, by payment, prepayment, or conversion of part thereof to be less than $5,000,000, such Offshore Rate Loans shall automatically convert into Base Rate Loans, and on and after such date the right of the Borrowers to continue such Committed Loans as, and convert such Committed Loans into, Offshore Rate Loans shall terminate.

        (b) The Borrowers shall deliver a Notice of Conversion/Continuation to be received by the Agent not later than 8:30 a.m. (San Francisco time) at least (i) three Business Days in advance of the Conversion/Continuation Date, if the Committed Loans are to be converted into or continued as Offshore Rate Loans denominated in Dollars; (ii) four Business Days in advance of the Conversion/Continuation Date, if the Committed Loans are to be converted into or continued as Offshore Currency Loans; and (iii) on the Conversion/Continuation Date, if the Loans denominated in Dollars are to be converted into Base Rate Loans, specifying:

                (A)      the proposed Conversion/Continuation Date;

                (B) the aggregate amount of Committed Loans to be converted or continued;

                (C) the Type of Committed Loans resulting from the proposed conversion or continuation;

                (D) other than in the case of conversions into Base Rate Loans, the duration of the requested Interest Period; and

                (E)     if applicable, the Applicable Currency.

        (c) If upon the expiration of any Interest Period applicable to Offshore Rate Loans in Dollars, the Borrowers have failed to select timely a new Interest Period to be applicable to such Offshore Rate Loans, as the case may be, or if any Default or Event of Default then exists, the Borrowers shall be deemed to have elected to convert such Offshore Rate Loans into Base Rate Loans denominated in Dollars effective as of the expiration date of such Interest Period. If the Borrowers have failed to select a new Interest Period to be applicable to Offshore Currency Loans prior to the fourth Business Day in advance of the expiration date of the current Interest Period applicable thereto as provided in Section 2.4(b), or if any Default or Event of Default shall then exist, subject to the provisions of Section 2.5(d), the Borrowers shall be deemed to have elected to pay such Offshore Currency Loans and borrow Base Rate Loans denominated in Dollars .

        (d) The Agent will promptly notify each Bank of its receipt of a Notice of Conversion/Continuation, or, if no timely notice is provided by the Company, the Agent will promptly notify each Bank of the details of any automatic conversion. All conversions and continuations shall be made ratably according to the respective outstanding principal amounts of the Committed Loans with respect to which the notice was given held by each Bank.

        (e) Unless the Required Banks otherwise agree, during the existence of a Default or Event of Default, the Borrowers may not elect to have a Committed Loan in Dollars converted into or continued as an Offshore Rate Loan or an Offshore Currency Loan.

        (f) After giving effect to any conversion or continuation of Committed Loans, there may not be more than eight different Interest Periods in effect in respect of all Committed Loans and Bid Loans together then outstanding.

        III.5  Utilization of Revolving Commitments in Offshore Currencies.

        (a) The Agent will determine the Dollar Equivalent amount with respect to any (i) Borrowing comprised of Offshore Currency Loans as of the requested Borrowing Date and as of any requested continuation date, (ii) outstanding Offshore Currency Loans as of the last Banking Day of each month, and, during the occurrence and continuation of an Event of Default, such other dates as may be requested by the Required Banks (but in no event more frequently than once a week) (each such date under clauses (i) and (ii) a "Determination Date").

        (b) In the case of a proposed Borrowing comprised of Offshore Currency Loans, the Banks shall be under no obligation to make Offshore Currency Loans in the requested Offshore Currency as part of such Borrowing if the Agent has received notice from the Required Banks by 12:30 p.m. (San Francisco time) three Business Days prior to the day of such Borrowing that deposits in the relevant Offshore Currency (in the applicable amounts) are not being offered to such Banks in the interbank eurocurrency market for such Interest Period in which event the Agent will give notice to the Borrower no later than 1:30 p.m. (San Francisco time) on the third Business Day prior to the requested date of such Borrowing that the Borrowing in the requested Offshore Currency is not then available, and notice thereof also will be given promptly by the Agent to the Banks. If the Agent shall have so notified the Borrower that any such Borrowing in a requested Offshore Currency is not then available, the Notice of Borrowing relating to such requested Borrowing shall be deemed to be withdrawn, the Borrowing requested therein shall not occur and the Agent will promptly so notify each Bank.

        (c) In the case of a proposed continuation of Offshore Currency Loans for an additional Interest Period pursuant to Section 2.4, the Banks shall be under no obligation to continue such Offshore Currency Loans if the Agent has received notice from the Required Banks by 12:30 p.m.(San Francisco time) three Business Days prior to the day of such continuation that deposits in the relevant Offshore Currency (in the applicable amounts) are not being offered to such Banks in the interbank eurocurrency market for such Interest Period in which event the Agent will give notice to the Borrower not later than 1:30 p.m. (San Francisco time) on the third Business Day prior to the requested date of such continuation that the continuation of such Offshore Currency Loans in the relevant Offshore Currency is not then available, and notice thereof also will be given promptly by the Agent to the Banks. If the Agent shall have so notified the Borrower that any such continuation of Offshore

Currency Loans is not then available, any Notice of Continuation with respect thereto shall be deemed withdrawn and such Offshore Currency Loans shall be repaid on the last day of the Interest Period with respect to any such Offshore Currency Loans.

        (d) Notwithstanding anything herein to the contrary, during the existence of a Default or an Event of Default, unless the Required Banks otherwise agree, all outstanding Offshore Currency Loans shall be redenominated and converted into Base Rate Loans in Dollars on the last day of the Interest Period applicable to any such Offshore Currency Loans.

        (e) The Borrowers shall be entitled to request that Committed Loans hereunder also be permitted to be made in any other lawful currency constituting a eurocurrency (other than Dollars), in addition to the eurocurrencies specified in the definition of "Offshore Currency" herein, that in the opinion of the Agent and the Banks is at such time freely traded in the offshore interbank foreign exchange markets and is freely transferable and freely convertible into Dollars (an "Agreed Alternative Currency"). The Borrower shall deliver to the Agent any request for designation of an Agreed Alternative Currency in accordance with Section 10.2, to be received by the Agent not later than 10:00 a.m. (San Francisco time) at least ten Business Days in advance of the date of any Borrowing hereunder proposed to be made in such Agreed Alternative Currency. Upon receipt of any such request the Agent will promptly notify the Banks thereof, and each Bank will respond to such request within two Business Days of receipt thereof. Each Bank may grant or decline such request in its sole discretion; provided that no such Loan shall be made unless all the Banks consent. The Agent will promptly notify the Borrowers of the acceptance or rejection of any such request and, if accepted, the time requirements for requesting Borrowings in such Agreed Alternative Currency.

        III.6 Bid Borrowings. In addition to Committed Borrowings pursuant to Section 2.3, each Bank severally agrees that the Company may, as set forth in Section 2.7, from time to time request the Banks prior to the Termination Date to submit offers to make Bid Loans in Dollars to the Company; provided, however, that the Banks may, but shall have no obligation to, submit such offers and the Company may, but shall have no obligation to, accept any such offers and, if such offers are accepted by the Company, to make such Bid Loans; and provided, further, that at no time shall (a) the outstanding aggregate principal amount of all Bid Loans made by all Banks, plus the outstanding aggregate principal amount of all Committed Loans made by all Banks exceed the combined Commitments; or (b) the number of Interest Periods for Bid Loans then outstanding plus the number of Interest Periods for Committed Loans then outstanding exceed eight. APSA shall not be entitled to request Bid Loans and the Company shall only be entitled to request Bid Loans in Dollars.

        III.7  Procedure for Bid Borrowings.

        (a) When the Company wishes to request the Banks to submit offers to make Bid Loans hereunder, it shall transmit to the Agent by telephone call followed promptly by facsimile transmission a notice in substantially the form of Exhibit I (a "Competitive Bid Request") so as to be received no later than 8:00 a.m. (San Francisco time) one Business Day prior to the date of a proposed Bid Borrowing, specifying:

                (i)  the date of such Bid Borrowing, which shall be a Business
        Day;

                (ii) the aggregate amount of such Bid Borrowing, which shall be a minimum amount of $5,000,000 or in multiples of $1,000,000 in excess thereof; and

                (iii) the duration of the Interest Period applicable thereto, subject to the provisions of the definition of "Interest Period" herein.

Subject to Section 2.7(c), the Company may not request Competitive Bids for more than three Interest Periods in a single Competitive Bid Request and may not request Competitive Bids more than once in any period of five Business Days.

        (b) Upon receipt of a Competitive Bid Request, the Agent will promptly send to the Banks by facsimile transmission an Invitation for Competitive Bids, which shall constitute an invitation by the Company to each Bank to submit Competitive Bids offering to make the Bid Loans to which such Competitive Bid Request relates in accordance with this Section 2.7.

        (c)     (i)     Each Bank may at its discretion submit a Competitive
Bid containing an offer or offers to make Bid Loans in response to any Invitation for Competitive Bids. Each Competitive Bid must comply with the requirements of this Section 2.7(c) and must be submitted to the Agent by facsimile transmission at the Agent's office for notices set forth on the signature pages hereto not later than 6:30 a.m. (San Francisco time) on the proposed date of Borrowing; provided that Competitive Bids submitted by BofA (or any Affiliate of BofA) in the capacity of a Bank may be submitted, and may only be submitted, if BofA or such Affiliate notifies the Agent of the terms of the offer or offers contained therein not later than 6:15 a.m. (San Francisco time) on the proposed date of Borrowing.

        (ii) Each Competitive Bid shall be in substantially the form of Exhibit J, specifying therein:

                (A)  the proposed date of Borrowing;

                (B) the principal amount of each Bid Loan for which such Competitive Bid is being made, which principal amount (x) may be equal to, greater than or less than the Commitment of the quoting Bank, (y) must be $5,000,000 or in multiples of $1,000,000 in excess thereof, and (z) may not exceed the principal amount of Bid Loans for which Competitive Bids were requested;

                (C) the rate of interest per annum expressed in multiples of 1/1000th of one basis point (the "Absolute Rate") offered for each such Bid Loan; and

                (D)  the identity of the quoting Bank.

A Competitive Bid may contain up to three separate offers by the quoting Bank with respect to each Interest Period specified in the related Invitation for Competitive Bids.

                (iii)  Any Competitive Bid shall be disregarded if it:

                        (A) is not substantially in conformity with Exhibit H or does not specify all of the information required by Section 2.7(c)(ii);

                        (B) contains qualifying, conditional or similar language;

                        (C) proposes terms other than or in addition to those set forth in the applicable Invitation for Competitive Bids; or

                        (D)  arrives after the time set forth in Section
                2.7(c)(i).

        (d) Promptly on receipt and not later than 7:00 a.m. (San Francisco time) on the proposed date of Borrowing of an

Absolute Rate Bid Loan, the Agent will notify the Company of the terms (i) of any Competitive Bid submitted by a Bank that is in accordance with Section 2.7(c), and (ii) of any Competitive Bid that amends, modifies or is otherwise inconsistent with a previous Competitive Bid submitted by such Bank with respect to the same Competitive Bid Request. Any such subsequent Competitive Bid shall be disregarded by the Agent unless such subsequent Competitive Bid is submitted solely to correct a manifest error in such former Competitive Bid and only if received within the times set forth in Section 2.7(c). The Agent's notice to the Company shall specify (1) the aggregate principal amount of Bid Loans for which offers have been received for each Interest Period specified in the related Competitive Bid Request; and (2) the respective principal amounts and Absolute Rates so offered. Subject only to the provisions of Sections 3.2, 3.5 and 4.2 hereof and the provisions of this
Section 2.7(d), any Competitive Bid shall be irrevocable except with the written consent of the Agent given on the written instructions of the Company.

        (e) Not later than 7:30 a.m. (San Francisco time) on the proposed date of Borrowing, the Company shall notify the Agent of its acceptance or non-acceptance of the offers so notified to it pursuant to Section 2.7(d). The Company shall be under no obligation to accept any offer and may choose to reject all offers. In the case of acceptance, such notice shall specify the aggregate principal amount of offers for each Interest Period that is accepted. The Company may accept any Competitive Bid in whole or in part; provided that:

               (i) the aggregate principal amount of each Bid Borrowing may not exceed the applicable amount set forth in the related Competitive Bid Request;

                (ii) the principal amount of each Bid Borrowing must be $5,000,000 or in any multiple of $1,000,000 in excess thereof;

                (iii) acceptance of offers may only be made on the basis of ascending Absolute Rates within each Interest Period; and

                (iv) the Company may not accept any offer that is described in Section 2.7(c)(iii) or that otherwise fails to comply with the requirements of this Agreement.

        (f) If offers are made by two or more Banks with the same Absolute Rates for a greater aggregate principal amount than the amount in respect of which such offers are accepted for the related Interest Period, the principal amount of Bid Loans in respect of which such offers are accepted shall be allocated by the Agent among such Banks as nearly as possible (in such multiples, not less than $1,000,000, as the Agent may deem appropriate) in proportion to the aggregate principal amounts of such offers. Determination by the Agent of the amounts of Bid Loans shall be conclusive in the absence of manifest error.

        (g) (i) The Agent will promptly notify each Bank having submitted a Competitive Bid if its offer has been accepted and, if its offer has been accepted, of the amount of the Bid Loan or Bid Loans to be made by it on the date of the Bid Borrowing.

                (ii) Each Bank, which has received notice pursuant to Section 2.7(g)(i) that its Competitive Bid has been accepted, shall make the amounts of such Bid Loans available to the Agent for the account of the Company at the Agent's Payment Office, by 11:00 a.m. (San Francisco time) on such date of Bid Borrowing, in funds immediately available to the Agent for the account of the Company at the Agent's Payment Office.

                (iii) Promptly following each Bid Borrowing, the Agent shall notify each Bank of the ranges of bids submitted and the highest and lowest Bids accepted for each Interest Period requested by the Company and the aggregate amount borrowed pursuant to such Bid Borrowing.

        (h) If, on or prior to the proposed date of Borrowing, the Commitments have not been terminated and if, on such proposed date of Borrowing all applicable conditions to funding referenced in Sections 3.2, 3.5 and 4.2 hereof are satisfied, the Banks whose offers the Company has accepted will fund each Bid Loan so accepted. Nothing in this Section 2.7 shall be construed as a right of first offer in favor of the Banks or to otherwise limit the ability of the Company to request and accept credit facilities from any Person (including any of the Banks), provided that no Default or Event of Default would otherwise arise or exist as a result of the Company executing, delivering or performing under such credit facilities.

        III.8 Reduction of Commitments. (a) Voluntary Termination or Reduction of Commitments. The Company may, upon not less than five Business Days' prior notice to the Agent, terminate the Commitments, or permanently reduce the Commitments by an aggregate minimum Dollar Equivalent amount of $5,000,000 or any Dollar Equivalent multiple of $1,000,000 in excess thereof; unless, after giving effect thereto and to any prepayments of Loans made on the effective date thereof, the then-outstanding principal Dollar Equivalent amount of the Loans would exceed the amount of the combined Commitments then in effect. Once reduced in accordance with this Section, the Commitments may not be increased. Any reduction of the Commitments shall be applied to each Bank according to its Pro Rata Share.

        (b) Mandatory Reduction of Commitments. If as of August 31, 2000, the Debt to EBITDA Ratio is more than 2.0 to 1.0, the aggregate Commitments shall be permanently reduced by the amount of $50,000,000. If as of August 31, 2001, the Debt to EBITDA Ratio is more than 2.0 to 1.0, the aggregate Commitments shall be permanently reduced by $50,000,000. Upon any such reduction, any outstanding Loans in excess of the reduced Commitments shall be repaid immediately. Any reduction of the Commitments shall be applied to each Bank's Commitment according to its Pro Rata Share.

        (c) Issuance of Debt. If at the time of the issuance of any Debt (in excess of $20,000,000 in the aggregate over the amount of Debt outstanding at the end of the prior Fiscal Year) after the date hereof the Debt to EBITDA Ratio as of the end of the last Fiscal Quarter shall have been greater than
2.0 to 1.0, the Commitments shall be permanently reduced by the amount of the net proceeds of such Debt. Any reduction of the Commitments shall be applied to each Bank according to its Pro Rata Share. Upon any such reduction, any outstanding Loans in excess of the reduced Commitments shall be repaid immediately.

        III.9  Prepayments.

        (a) Subject to Section 3.4, the Borrowers may, at any time or from time to time, by giving the Agent irrevocable notice not later than (i) 8:30 a.m. (San Francisco time) on the date of the proposed prepayment, in the case of Base Rate Loans and (ii) 8:30 a.m. (San Francisco time) three Business Days prior to the proposed payment date, in the case of Offshore Rate Loans, ratably prepay Committed Loans in whole or in part, in minimum Dollar Equivalent amounts of $5,000,000 or any multiple of $1,000,000 in excess thereof. Such notice of prepayment shall specify the date and amount of such prepayment and the Type(s) of Committed Loans to be prepaid and the Applicable Currency. The Agent will promptly notify each Bank of its receipt of any such notice, and of such Bank's Pro Rata Share of such prepayment. If such notice is given by a Borrower, such Borrower shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein, together with accrued interest to each such date on the amount prepaid and any amounts required pursuant to Section 3.4.

        (b)     Bid Loans may not be voluntarily prepaid.

        III.10  Currency Exchange Fluctuations.  If on any

Determination Date the Agent shall have determined that the aggregate Dollar Equivalent principal amount of all Loans then outstanding exceeds the combined Commitments of the Banks by more than $500,000, due to a change in applicable rates of exchange between Dollars and Offshore Currencies, then the Agent shall give notice to the Borrowers that a prepayment is required under this Section, and the Borrowers agree thereupon to make prepayments of Loans such that, after giving effect to such prepayment the aggregate Dollar Equivalent amount of all Loans does not exceed the combined Commitments. Prepayments of Loans under this Section 2.10 shall be applied (and, to the extent necessary, made in the Applicable Currency) to repay first, Base Rate Loans and second, Offshore Rate Loans. Any prepayment of an Offshore Rate Loan shall be subject to the provisions of Section 3.4.

        III.11  Repayment.

        (a) The Borrowers shall repay to the Banks on the Termination Date the aggregate principal amount of all Committed Loans outstanding on such date.

        (b) The Company shall repay each Bid Loan on the last day of the relevant Interest Period.

        III.12  Interest.

        (a) Each Committed Loan shall bear interest on the outstanding principal amount thereof from the applicable Borrowing Date at a rate per annum equal to the Offshore Rate plus the Applicable Margin or the Base Rate, as the case may be (and subject to the Borrower's right to convert to other Types of Loans under Section 2.4). Each Bid Loan shall bear interest on the outstanding principal amount thereof from the relevant Borrowing Date at a rate per annum equal to the Absolute Rate.

        (b) Interest on each Loan shall be paid in arrears on each Interest Payment Date. Interest shall also be paid on the date of any prepayment of Committed Loans under Section 2.8, 2.9 or 2.10 for the portion of the Loans so prepaid and upon payment (including prepayment) in full thereof and, during the existence of any Event of Default, interest shall be paid on demand of the Agent at the request or with the consent of the Required Banks.

        (c) Any change in the Applicable Margin or Applicable Non-Use Fee Rate resulting from a change in the Pricing Level in accordance with the Pricing Grid shall be effective 60 days (or, in the case of the last Fiscal Quarter of any Fiscal Year, 90 days, respectively) after the end of each Fiscal Quarter based on the Debt to Capital Ratio as of the last day of such Fiscal Quarter; it being understood that if the Company fails to deliver the financial statements required by Section 6.1(a) or 6.1(b) on the 60th day (or, if applicable, the 90th day) after any Fiscal Quarter, commencing on such 60th or 90th day, as applicable, until the date such financial statements are delivered, the Pricing Level in effect shall be in Pricing Level VI.

        (d) After maturity of any Loan (whether by acceleration or otherwise), such Loan shall bear interest on the unpaid principal amount thereof at a rate per annum equal to (i) for any Base Rate Loan the sum of two percent (2%) plus the Base Rate from time to time in effect; and (ii) for any Offshore Rate Loan, the sum of three percent (3%) plus the rate of interest in effect thereon at the time of such default until the end of the Interest Period applicable thereto and, thereafter, if such Loan is denominated in Dollars, at a rate per annum equal to the sum of two percent (2%) plus the Base Rate from time to time in effect or, if such Loan is denominated in another Applicable Currency, at a rate per annum equal to the sum of the Applicable Margin for Offshore Rate Loans plus three percent (3%) plus the rate of interest per annum as determined by the Agent (rounded upwards, if necessary to the nearest whole multiple of one-sixteenth of one percent (1/16%) at which overnight or weekend deposits of the Applicable Currency (or, if such amount due remains unpaid more than three Business Days, then for such other period of time not longer than one month as the Agent may elect in its absolute discretion) for delivery in immediately available and freely transferrable funds would be offered by the Agent to major banks in the interbank market upon request of such major banks for the applicable period as determined above and in an amount comparable to the unpaid principal amount of any such Offshore Rate Loan or, if the Agent is not placing deposits in such Applicable Currency in the interbank market, then the Agent's cost of funds in such Applicable Currency for such period).

        III.13  Fees.

        (a) Arrangement, Agency Fees. The Company shall pay an arrangement fee to the Arranger for the Arranger's own account, and shall pay an agency fee to the Agent for the Agent's own account, as required by the letter agreement ("Fee Letter") between the Company, the Arranger and the Agent dated September 24, 1997.

        (b) Non-Use Fees. The Company shall pay to the Agent for the account of each Bank a non-use fee on the average daily unused portion of such Bank's Commitment, computed on a quarterly basis in arrears on the last Business Day of each February, May, August and November commencing November 30, 1997 based upon the daily utilization for that quarter as calculated by the Agent, equal to the Applicable Non-Use Fee Rate. Such non-use fee shall accrue from the Closing Date to the Termination Date and shall be due and payable quarterly in arrears on the last Business Day of each February, May, August and November commencing on November 30, 1997 through the Termination Date, with the final payment to be made on the Termination Date. For purposes of calculating the non-use fee, Bid Loans shall not be deemed usage of the Commitments. The non-use fees provided in this Section 2.13(b) shall accrue at all times after the above-mentioned commencement date, including at any time during which one or more conditions in Article IV are not met.

        III.14  Computation of Fees and Interest.

        (a) All computations of fees and interest shall be made on the basis of a 360-day year and actual days elapsed (which results in more interest being paid than if computed on the basis of a 365-day year). Interest and fees shall accrue during each period during which interest or such fees are computed from the first day thereof to the last day thereof.

        (b) For purposes of determining utilization of each Bank's Commitment in order to calculate the non-use fee due under Section 2.13(b), the amount of any outstanding Offshore Currency Loan on any date shall be determined based upon the Dollar Equivalent amount as of the most recent Determination Date with respect to such Offshore Currency Loan.

        (c) Each determination of an interest rate or a Dollar Equivalent amount by the Agent shall be conclusive and binding on the Company and the Banks in the absence of manifest error.

        III.15  Payments by the Borrower.

        (a) All payments to be made by the Borrower shall be made without set-off, recoupment or counterclaim. Except as otherwise expressly provided herein, all payments by the Borrower shall be made to the Agent for the account of the Banks at the Agent's Payment Office, and, with respect to principal of, interest on, and any other amounts relating to, any Offshore Currency Loan, shall be made in the Offshore Currency in which such Loan is denominated or payable, and, with respect to all other amounts payable hereunder, shall be made in Dollars. Such payments shall be made in Same Day Funds, and (i) in the case of Offshore Currency payments, no later than such time on the dates specified herein as may be determined by the Agent to be necessary for such payment to be credited on such date in accordance with normal banking procedures in the place of payment, and (ii) in the case of any Dollar payments, no later than 11:00 a.m. (San Francisco time) on the date specified herein. The Agent will promptly distribute to each Bank its Pro Rata Share (or other applicable share as expressly provided herein) of such principal, interest, fees or other amounts, in like funds as received. Any payment which is received by the Agent later than 11:00 a.m. (San Francisco time), or later than the time specified by the Agent as provided in clause (i) above (in the case of Offshore Currency payments), shall be deemed to have been received on the following Business Day and any applicable interest or fee shall continue to accrue.

        (b) Subject to the provisions set forth in the definition of "Interest Period" herein, whenever any payment is due on a day other than a Business Day, such payment shall be made on the following Business Day, and such extension of time shall in such case be included in the computation of interest or fees, as the case may be.

        (c) Unless the Agent receives notice from the Borrower prior to the date on which any payment is due to the Banks that the Borrower will not make such payment in full as and when required, the Agent may assume that the Borrower has made such payment in full to the Agent on such date in immediately available funds and the Agent may (but shall not be so required), in reliance upon such assumption, distribute to each Bank on such due date an amount equal to the amount then due such Bank. If and to the extent the Borrower has not made such payment in full to the Agent, each Bank shall repay to the Agent on demand such amount distributed to such Bank, together with interest thereon at the Federal Funds Rate for each day from the date such amount is distributed to such Bank until the date repaid.

        III.16  Payments by the Banks to the Agent.

        (a) Unless the Agent receives notice from a Bank on or prior to the Closing Date or, with respect to any Borrowing after the Closing Date, at least one Business Day prior to the date of such Committed Borrowing, that such Bank will not make available as and when required hereunder to the Agent for the account of the Borrower the amount of that Bank's Pro Rata Share of the Committed Borrowing, the Agent may assume that each Bank has made such amount available to the Agent in immediately available funds on the Borrowing Date and the Agent may (but shall not be so required), in reliance upon such assumption, make available to the Borrower on such date a corresponding amount. If and to the extent any Bank shall not have made its full amount available to the Agent in immediately available funds and the Agent in such circumstances has made available to the Borrower such amount, that Bank shall on the Business Day following such Borrowing Date make such amount available to the Agent, together with interest at the Federal Funds Rate for each day during such period. A notice of the Agent submitted to any Bank with respect to amounts owing under this Section 2.16(a) shall be conclusive, absent manifest error. If such amount is so made available, such payment to the Agent shall constitute such Bank's Loan on the date of Borrowing for all purposes of this Agreement. If such amount is not made available to the Agent on the Business Day following the Borrowing Date, the Agent will notify the Borrower of such failure to fund and, upon demand by the Agent, the Borrower shall pay such amount to the Agent for the Agent's account, together with interest thereon for each day elapsed since the date of such Committed Borrowing, at a rate per annum equal to the interest rate applicable at the time to the Committed Loans comprising such Committed Borrowing.

        (b) The failure of any Bank to make any Committed Loan on any Borrowing Date shall not relieve any other Bank of any obligation hereunder to make a Committed Loan on such Borrowing Date, but no Bank shall be responsible for the failure of any other Bank to make the Committed Loan to be made by such other Bank on any Borrowing Date.

        III.17 Sharing of Payments, Etc. If, other than as expressly provided elsewhere herein, any Bank shall obtain on account of the Committed Loans made by it any payment (whether voluntary, involuntary, through the exercise of any right of set-off, or otherwise) in excess of its Pro Rata Share, such Bank shall immediately (a) notify the Agent of such fact, and (b) purchase from the other Banks such participations in the Committed Loans made by them as shall be necessary to cause such purchasing Bank to share the excess payment pro rata with each of them; provided, however, that if all or any portion of such excess payment is thereafter recovered from the purchasing Bank, such purchase shall to that extent be rescinded and each other Bank shall repay to the purchasing Bank the purchase price paid therefor, together with an amount equal to such paying Bank's ratable share (according to the proportion of (i) the amount of such paying Bank's required repayment to (ii) the total amount so recovered from the purchasing Bank) of any interest or other amount paid or payable by the purchasing Bank in respect of the total amount so recovered. The Borrowers agree that any Bank so purchasing a participation from another Bank may, to the fullest extent permitted by law, exercise all its rights of payment (including the right of set-off, but subject to Section 10.10) with respect to such participation as fully as if such Bank were the direct creditor of such Borrower in the amount of such participation. The Agent will keep records (which shall be conclusive and binding in the absence of manifest error) of participations purchased under this Section and will in each case notify the Banks following any such purchases or repayments.


                                  ARTICLE IV

                    TAXES, YIELD PROTECTION AND ILLEGALITY
                    --------------------------------------

        IV.1  Taxes.

        (a) Any and all payments by the Borrowers to each Bank or the Agent under this Agreement and any other Loan Document shall be made free and clear of, and without deduction or withholding for, any Taxes. In addition, the Borrowers shall pay all Other Taxes and Further Taxes.

        (b) If the Company shall be required by law to deduct or withhold any Taxes, Other Taxes or Further Taxes from or in respect of any sum payable hereunder to any Bank or the Agent, then:

                (i) the sum payable shall be increased as necessary so that, after making all required deductions and withholdings (including deductions and withholdings applicable to additional sums payable under this Section) such Bank or the Agent, as the case may be, receives and retains an amount equal to the sum it would have received and retained had no such deductions or withholdings been made;

                (ii) the Borrowers shall make such deductions and withholdings;

                (iii) the Borrowers shall pay the full amount deducted or withheld to the relevant taxing authority or other authority in accordance with applicable law; and

                (iv) the Borrowers shall also pay to each Bank or the Agent for the account of such Bank, at the time interest is paid, Further Taxes in an amount that the respective Bank specifies as necessary to preserve the after-tax yield the Bank would have received if such Taxes, Other Taxes or Further Taxes had not been imposed.

        (c) Each Borrower agrees to indemnify and hold harmless each Bank and the Agent for the full amount of (i) Taxes, (ii) Other Taxes, and (iii) Further Taxes in the amount that the respective Bank reasonably specifies as necessary to preserve the after-tax yield the Bank would have received if such Taxes, Other Taxes or Further Taxes had not been imposed, and any liability (including penalties, interest, additions to tax and expenses) arising therefrom or with respect thereto, whether or not such Taxes, Other Taxes or Further Taxes were correctly or legally asserted. Payment under this indemnification shall be made within 30 days after the date the Bank or the Agent makes written demand therefor.

        (d) Within 30 days after the date of any payment by the Borrowers of Taxes, Other Taxes or Further Taxes, the

Borrowers shall furnish to each Bank or the Agent the original or a certified copy of a receipt evidencing payment thereof, or other evidence of payment satisfactory to such Bank or the Agent.

        (e) If a Borrower is required to pay additional amounts to any Bank or the Agent pursuant to Section 3.1(b) or (c) then such Bank shall use reasonable efforts (consistent with legal and regulatory restrictions) to change the jurisdiction of its Lending Office so as to eliminate any such additional payment by the Borrowers which may thereafter accrue, if such change in the sole judgment of such Bank is not otherwise disadvantageous to such Bank.

        IV.2  Illegality.

        (a) If any Bank determines that the introduction of any Requirement of Law, or any change in any Requirement of Law, or in the interpretation or administration of any Requirement of Law, has made it unlawful, or that any central bank or other Governmental Authority has asserted that it is unlawful, for any Bank or its applicable Lending Office to make Offshore Rate Loans (including Offshore Rate Loans in any Applicable Currency), then, on notice thereof by the Bank to the Borrowers through the Agent, any obligation of that Bank to make Offshore Rate Loans shall be suspended until the Bank notifies the Agent and the Borrowers that the circumstances giving rise to such determination no longer exist.

        (b) If a Bank determines that it is unlawful to maintain any Offshore Rate Loan, the Borrowers shall, upon its receipt of notice of such fact and demand from such Bank (with a copy to the Agent), prepay in full such Offshore Rate Loans of that Bank then outstanding, together with interest accrued thereon and amounts required under Section 3.4, either on the last day of the Interest Period thereof, if the Bank may lawfully continue to maintain such Offshore Rate Loans to such day, or immediately, if the Bank may not lawfully continue to maintain such Offshore Rate Loan. If a Borrower is required to so prepay any Offshore Rate Loan, then concurrently with such prepayment, such Borrower shall borrow from the affected Bank, in the amount of such repayment, a Base Rate Loan.

        (c) If the obligation of any Bank to make or maintain Offshore Rate Loans has been so terminated or suspended, the Company may elect, by giving notice to the Bank through the Agent that all Loans which would otherwise be made by the Bank as Offshore Rate Loans shall be instead Base Rate Loans.

        (d) Before giving any notice to the Agent under this Section, the affected Bank shall designate a different Lending Office with respect to its Offshore Rate Loans if such designation will avoid the need for giving such notice or making such demand and will not, in the judgment of the Bank, be illegal or otherwise disadvantageous to the Bank.

        IV.3  Increased Costs and Reduction of Return.

        (a) If any Bank determines that, due to either (i) the introduction of or any change in or in the interpretation of any law or regulation after the Closing Date or (ii) the compliance by that Bank with any guideline or request from any central bank or other Governmental Authority after the Closing Date (whether or not having the force of law), there shall be any increase in the cost to such Bank of agreeing to make or making, funding or maintaining any Offshore Rate Loans, then the Borrowers shall be liable for, and shall from time to time, within 10 days after demand (with a copy of such demand to be sent to the Agent), pay to the Agent for the account of such Bank, additional amounts as are sufficient to compensate such Bank for such increased costs.

        (b) If any Bank shall have determined that (i) the introduction after the Closing Date of any Capital Adequacy Regulation, (ii) any change after the Closing Date in any Capital Adequacy Regulation, (iii) any change after the Closing Date in the interpretation or administration of any Capital Adequacy Regulation by any central bank or other Governmental Authority charged with the interpretation or administration thereof, or (iv) compliance by the Bank (or its Lending Office) or any corporation controlling the Bank with any Capital Adequacy Regulation adopted after the Closing Date, affects or would affect the amount of capital required or expected to be maintained by the Bank or any corporation controlling the Bank and (taking into consideration such Bank's or such corporation's policies with respect to capital adequacy and such Bank's desired return on capital) determines that the amount of such capital is increased as a consequence of its Commitment, loans, credits or obligations under this Agreement, then, upon demand of such Bank to the Borrowers through the Agent, the Borrowers shall pay to the Bank, from time to time as specified by the Bank, additional amounts sufficient to compensate the Bank for such increase.

        IV.4 Funding Losses. The Borrowers shall reimburse each Bank and hold each Bank harmless from any loss or expense which the Bank may sustain or incur as a consequence of:

        (a) the failure of the Borrowers to make on a timely basis any payment of principal of any Offshore Rate Loan;

        (b) the failure of the Borrowers to borrow, continue or convert a Committed Loan after the Borrowers have given (or is deemed to have given) a Notice of Borrowing or a Notice of Conversion/Continuation;

        (c) the failure of the Borrowers to make any prepayment of any Committed Loan in accordance with any notice delivered under Section 2.8;

        (d) the prepayment (including pursuant to Section 2.8, 2.9 or 2.10) or other payment (including after acceleration thereof) of any Offshore Rate Loan or Absolute Rate Bid Loan on a day that is not the last day of the relevant Interest Period; or

        (e) the automatic conversion under Section 2.4 of any Offshore Rate Loan to a Base Rate Loan on a day that is not the last day of the relevant Interest Period;

including any such loss or expense arising from the liquidation or reemployment of funds obtained by it to maintain its Offshore Rate Loans or from fees payable to terminate the deposits from which such funds were obtained.

        IV.5 Inability to Determine Rates. If the Required Banks determine that for any reason adequate and reasonable means do not exist for determining the Offshore Rate for any requested Interest Period with respect to a proposed Offshore Rate Loan, or that the Offshore Rate for any requested Interest Period with respect to a proposed Offshore Rate Loan does not adequately and fairly reflect the cost to such Banks of funding such Loan, the Agent will promptly so notify the Company and each Bank. Thereafter, the obligation of the Banks to make or maintain Offshore Rate Loans hereunder shall be suspended until the Agent upon the instruction of the Required Banks revokes such notice in writing. Upon receipt of such notice, the Borrowers may revoke any Notice of Borrowing or Notice of Conversion/Continuation then submitted by it. If the Borrowers do not revoke such Notice, the Banks shall make, convert or continue the Committed Loans, as proposed by the Borrowers, in the amount specified in the applicable notice submitted by the Borrowers, but such Committed Loans shall be made, converted or continued as Base Rate Loans instead of Offshore Rate Loans. In the case of any Offshore Currency Loans, the Borrowing or continuation shall be in an aggregate amount equal to the Dollar Equivalent amount of the originally requested Borrowing or continuation in the Offshore Currency, and to that end any outstanding Offshore Currency Loans which are the subject of any continuation shall be redenominated and converted into Base Rate Loans in Dollars with effect from the last day of the Interest Period with respect to any such Offshore Currency Loans.

        IV.6 Certificates of Banks. Any Bank claiming reimbursement or compensation under this Article III shall deliver to the Borrowers (with a copy to the Agent) a certificate setting forth in reasonable detail the amount payable to the Bank hereunder and such certificate shall be conclusive and binding on the Borrowers in the absence of manifest error. In determining the amount payable to the Bank pursuant to this Article III, each Bank shall act reasonably and in good faith and will, to the extent the increased costs or reductions in amounts received or receivable relate to such Bank's loans in general (including the Loans) and are not specifically attributable to the Loans and other amounts due hereunder, use averaging and attribution methods which are reasonable and which cover all loans similar to the Loans made by such Bank.

        IV.7 Substitution of Banks. Upon the receipt by either Borrower from any Bank (an "Affected Bank") of a claim for compensation under Section 3.1,
3.2 or 3.3, the Company may: (i) request the Affected Bank to cooperate with the Company in its efforts to obtain a replacement bank or financial institution satisfactory to the Company to acquire and assume all or a ratable part of all of such Affected Bank's Loans and Commitment (a "Replacement Bank"); (ii) request one more of the other Banks to acquire and assume all or part of such Affected Bank's Loans and Commitment; or (iii) designate a Replacement Bank. Any such designation of a Replacement Bank under clause (i) or (iii) shall be subject to the prior written consent of the Agent (which consent shall not be unreasonably withheld).

        IV.8 Survival. The agreements and obligations of the Borrowers in this Article III shall survive the payment of all other Obligations.


                                  ARTICLE V

                             CONDITIONS PRECEDENT
                             --------------------

        V.1 Conditions of Initial Loans. The obligation of each Bank to make its initial Committed Loan hereunder, and to receive through the Agent the initial Competitive Bid Request, is subject to the condition that the Agent have received on or before the Closing Date all of the following, in form and substance satisfactory to the Agent, and in sufficient copies for each Bank:

        (a)  Credit Agreement.  This Agreement executed by each party hereto.

        (b) Notes. A Bid Note of the Company payable to the order of each Bank and one Committed Note of each Borrower payable to the order of each Bank.

        (c)     Guaranty.  The Guaranty executed by the Guarantor.

        (d) Resolutions. Certified copies of resolutions of the Board of Directors of each Borrower authorizing or ratifying the execution, delivery and performance by such Borrower of this Agreement and the other documents provided for in this Agreement to be executed by such Borrower.

        (e) Incumbency and Signatures. A certificate of the Secretary or an Assistant Secretary of each Borrower certifying the names of the officer or officers of each Borrower authorized to sign this Agreement and the other documents provided for in this Agreement to be executed by such Borrower, together with a sample of the true signature of each such officer (it being understood that the Agent and each Bank may conclusively rely on such certificate until formally advised by a like certificate of any changes therein).

        (f) Resolutions - Guarantor. Certified copies of resolutions of the Board of Directors of the Guarantor authorizing or ratifying the execution, delivery and performance by the Guarantor of the Guaranty.

        (g) Incumbency and Signatures - Guarantor. A certificate of the Secretary or an Assistant Secretary of the Guarantor certifying the names of the officer or officers of the Guarantor authorized to sign the Guaranty, together with a sample of the true signature of each such officer (it being understood that the Agent and each Bank may conclusively rely on such certificate).

        (h) Opinion of Counsel for the Company. The opinion of Quarles & Brady, counsel for the Company and the Guarantor, in the form of Exhibit D-1 and Salans Hertzfeld & Heilbronn, counsel for APSA, in the form of Exhibit D-2.

        (i) Opinion of Counsel for the Agent. The opinion of Mayer, Brown & Platt, counsel for the Agent, in the form of Exhibit G.

        (j) Termination of Existing Credit Agreement and Bridge Credit Agreement. Evidence, reasonably satisfactory to the Agent, that all "Commitments" under and as defined in the Existing Credit Agreement and the Bridge Credit Agreement have been terminated and all obligations of the Company thereunder have been, or concurrently with the making of the initial Loans will be, paid in full.

        (k) Other Documents. Such other approvals, opinions, documents or materials as the Agent or any Bank may request.

        V.2 Conditions to All Borrowings. The obligation of each Bank to make any Committed Loan to be made by it and the obligation of any Bank to make any Bid Loan as to which the

Company has accepted the relevant Competitive Bid (including its initial Loan) is subject to the satisfaction of the following conditions precedent on the relevant Borrowing Date:

        (a) Notice of Borrowing. As to any Committed Loan, the Agent shall have received (with, in the case of the initial Loan only, a copy for each Bank) a Notice of Borrowing.

        (b) Continuation of Representations and Warranties. The representations and warranties in Article V (excluding, except in the case of the initial Loan hereunder, Sections 5.6 and 5.8) shall be true and correct on and as of such Borrowing Date with the same effect as if made on and as of such Borrowing Date.

        (c) No Existing Default. No Default or Event of Default shall exist or shall result from such Borrowing.

Each Notice of Borrowing and Competitive Bid Request submitted by the Company hereunder shall constitute a representation and warranty by the Company hereunder, as of the date of each such notice or request and as of each Borrowing Date that the conditions in Section 4.2 are satisfied.

                                  ARTICLE VI

                        REPRESENTATIONS AND WARRANTIES
                        ------------------------------

        To induce the Banks to enter into this Agreement and to make Loans hereunder, each Borrower represents and warrants to the Agent and the Banks as follows:

        VI.1 Organization, etc. Each of the Company and each Subsidiary is a corporation duly incorporated, validly existing and in good standing (or similar concept under applicable state law) under the laws of the jurisdiction of its incorporation. Each of the Company and each Subsidiary is duly qualified to do business, and is in good standing, in all other jurisdictions where failure to so qualify would have a Material Adverse Effect. Each of the Company and each Subsidiary has all requisite corporate power to own or lease the properties used in its business and to carry on its business as now being conducted. Each of the Borrowers has full power and authority as proposed to be conducted, and to execute and deliver this Agreement and the other Loan Documents and to engage in the transactions contemplated by this Agreement.

        VI.2 Authorization; No Conflict. The execution and delivery of this Agreement, the borrowings hereunder, the execution and delivery of the other Loan Documents, and the performance by each Borrower or the Guarantor of its obligations under this Agreement and the other Loan Documents to which it is a party are within each of the Borrower's or the Guarantor's corporate powers, have been duly authorized by all necessary corporate action, have received all necessary governmental and regulatory approval, and do not and will not contravene or conflict with, or result in the creation or imposition of a lien under, any provision of law or of the charter or by-laws of such Borrower or Guarantor or of any agreement, instrument, order or decree that is binding upon such Borrower or any Subsidiary.

        VI.3 Validity and Binding Nature. This Agreement and each other Loan Document to which it is a party constitute the legal, valid, and binding obligations of each Borrower enforceable against such Borrower in accordance with their respective terms, except to the extent enforceability thereof is limited by bankruptcy, insolvency or other laws relating to, or affecting the enforcement of, creditors' rights in general, and by general principles of equity. The Guaranty constitutes the legal, valid and binding obligation of the Guarantor enforceable against the Guarantor in accordance with its terms, except to the extent enforceability thereof is limited by bankruptcy, insolvency or other laws relating to, or affecting the enforcement of, creditors' rights in general, and by general principles of equity.

        VI.4  Financial Statements.

        (a) All balance sheets, all statements of earnings, stockholders' equity and cash flow, and all other financial information which have been furnished by or on behalf of APSA and the Company to the Bank, including (i) the audited consolidated balance sheet at August 31, 1996 and the related audited consolidated statements of earnings, stockholders' equity and cash flow, for the Fiscal Year then ended, of the Company and its Subsidiaries, certified by Deloitte & Touche, LLP (ii) the unaudited consolidated balance sheet dated May 31, 1997 and the related unaudited consolidated statements of earnings and cash flow, for the Fiscal Quarter then ended, of the Company and its Subsidiaries, as appearing in the report of the Company on Form 10-Q for such Fiscal Quarter filed by the Company with the U.S. Securities and Exchange Commission, (iii) the unaudited consolidated balance sheet at August 31, 1996 and related consolidated statements of earnings and shareholders equity of APSA and its Subsidiaries and (iv) the unaudited consolidated balance sheet dated May 31, 1997 for APSA and its Subsidiaries, have been prepared in accordance with GAAP consistently applied, except where not applicable thereto or as otherwise disclosed therein, throughout the periods involved and present fairly (subject to normal year-end adjustments, if applicable) the financial condition of the Company and its Subsidiaries or APSA and Subsidiaries, as the case may be, as at the dates thereof and the results of their operations for the periods then ended. The Company and its Subsidiaries did not have as of such dates any material contingent liability or liabilities for taxes, long-term leases or unusual forward or long-term commitments which are not reflected in the financial statements described above, and which, in accordance with GAAP, should have been reflected in such financial statements.

        (b) With respect to any representation and warranty which is deemed to be made after the date hereof by APSA or the Company, the balance sheet and statements of earnings, shareholders' equity and cash flow, which as of such date shall most recently have been furnished by or on behalf of APSA or the Company to the Banks for the purposes of or in connection with this Agreement shall have been prepared in accordance with GAAP consistently applied (except as disclosed therein), and shall present fairly the consolidated financial condition of the corporations covered thereby as at the dates thereof for the periods then ended, subject, in the case of quarterly financial statements, to normal year-end audit adjustments.

        (c) To the best of the Company's knowledge, all balance sheets, all statements of earnings, stockholders' equity and cash flow, and all other financial information furnished by or on behalf of Versa to the Agent and the Banks, including (i) the audited consolidated balance sheet at March 31, 1997 and the related audited consolidated statements of earnings, stockholders' equity and cash flow, for the fiscal year then ended, of Versa and its Subsidiaries, certified by Deloitte and Touche LLP and (ii) the unaudited consolidated balance sheet dated June 30, 1997 and the related unaudited consolidated statements of earnings and cash flow, for the fiscal quarter then ended, of Versa and its Subsidiaries, as appearing in the report of Versa on Form 10-Q for such fiscal quarter filed by Versa with the U.S. Securities and Exchange Commission, have been prepared in accordance with GAAP consistently applied, except where not applicable thereto or as otherwise disclosed therein, throughout the periods involved and present fairly (subject to normal year-end adjustments, if applicable) the financial condition of Versa and its Subsidiaries, as at the dates thereof and the results of their operations for the periods then ended. To the best of the Company's knowledge, Versa and its Subsidiaries did not have as of such dates any material contingent liability or liabilities for taxes, long-term leases or unusual forward or long-term commitments which are not reflected in the financial statements described above, and which, in accordance with GAAP, should have been reflected in such financial statements.

        (d) Pro Forma Financial Statement. The pro forma financial statement and compliance certificate of the Company and its Subsidiaries as of August 31, 1997, giving effect to the

Versa Acquisition fairly presents the financial condition of the Company and its Subsidiaries as of the date thereof.

        VI.5 No Material Adverse Change. No event has occurred or condition has arisen that has had or is reasonably likely to have a Material Adverse Effect since August 31, 1996 with respect to the Company and its Subsidiaries or March 31, 1997 with respect to Versa and its Subsidiaries.

        VI.6 Litigation and Contingent Liabilities. To the best of each Borrower's knowledge, no litigation (including, without limitation, derivative actions), arbitration proceedings or governmental or regulatory proceedings are pending or threatened against the Company or any Subsidiary that would, if adversely determined, be reasonably likely to have a Material Adverse Effect, except as set forth in Item 5.6 of the Disclosure Schedule. Other than any liability incident to such litigation or proceedings, neither the Company nor any Subsidiary has any contingent liabilities, except as provided for or disclosed in the financial statements referred to in Section 5.4, which would if adversely determined be reasonably likely to have a Material Adverse Effect.

        VI.7 Liens. None of the assets of the Company or any Subsidiary is subject to any Lien, except as permitted by Section 6.9.

        VI.8 Subsidiaries. Item 5.8 of the Disclosure Schedule correctly sets forth the corporate name, jurisdiction of incorporation and ownership of each Subsidiary of the Company. Such Subsidiaries and each corporation becoming a Subsidiary of the Company after the date hereof is and will be a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation, and each Subsidiary of the Company is and will be duly qualified to do business in each other jurisdiction where failure to so qualify would have a Material Adverse Effect.

        VI.9 Pension and Welfare Plans. During the twelve-consecutive-month period prior to the date of the execution and delivery of this Agreement or the making of any Loan hereunder, no steps have been taken to terminate any Pension Plan, and no contribution failure has occurred with respect to any Pension Plan sufficient to give rise to a lien under Section 302(f) of ERISA. No condition exists or event or transaction has occurred with respect to any Pension Plan which could result in the incurrence by the Borrowers of any material liability, fine or penalty. Except as disclosed in footnote L of the Company's 1996 annual report, neither the Borrowers nor any of the Subsidiaries have any contingent liability with respect to any post-retirement benefit under a Welfare Plan, other than liability for continuation coverage described in Part 6 of subtitle B of title

I of ERISA.

        VI.10  Regulated Industry.  Neither the Company nor any Subsidiary is
(a) an "investment company" or a company "controlled" by an "investment company", within the meaning of the Investment Company Act of 1940, as amended, or (b) a "holding company", or a "subsidiary company" of a "holding company", or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company", within the meaning of the Public Utility Holding Company Act of 1935, as amended.

        VI.11 Regulations G, U and X. Neither the Company nor any Subsidiary is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying Margin Stock, and no proceeds of any Loan will be used for the purpose, whether immediate, incidental or ultimate, of purchasing or carrying any Margin Stock or maintaining or extending credit to others for such purpose.

        VI.12 Taxes. Each of the Company and each Subsidiary has filed all federal and all other material tax returns and reports required by law to have been filed by it and has paid all taxes and governmental charges thereby shown to be owing, except any such taxes or charges which are being diligently contested in good faith by appropriate proceedings and for which adequate reserves shall have been set aside on its books.

        VI.13 Environmental and Safety Matters. The Company and each Subsidiary is in substantial compliance with all federal, state and local laws, ordinances and regulations relating to safety and industrial hygiene or to environmental condition, including, without limitation, all Environmental Laws in jurisdictions in which the Company or any Subsidiary owns or operates, or has owned or operated, a facility or site, or arranges or has arranged for disposal or treatment of Hazardous Material, accepts or has accepted for transport any Hazardous Material or holds or has held any interest in real property or otherwise, except as disclosed on Item 5.13 of the Disclosure Schedule, and, except as disclosed in items 2, 3 and 15 of Item 5.13 of the Disclosure Schedule, none of the matters disclosed on such Schedule has had or is reasonably likely to have a Material Adverse Effect. No demand, claim, notice, suit, suit in equity, action, administrative action, investigation or inquiry, whether brought by any governmental authority, private person or entity or otherwise, arising under, relating to or in connection with any Environmental Laws is pending or, to the best of the Borrowers' knowledge, after due investigation, threatened against the Company or any of its Subsidiaries, any real property in which the Company or any such Subsidiary holds or has held an interest or any past or present operation of the Company or any Subsidiary, except as disclosed on Item 5.13 of the Disclosure

Schedule, and, except as disclosed in items 2, 3 and 15 of Item 5.13 of the Disclosure Schedule, none of the matters disclosed on such Schedule has had or is reasonably likely to have a Material Adverse Effect. Neither the Company nor any of its Subsidiaries (i) is, to the best of the Borrower's knowledge, after due investigation, the subject of any federal or state investigation evaluating whether any remedial action is needed to respond to a Release of any Hazardous Material into the environment, (ii) has received any notice of any Hazardous Material in or upon any of its properties in violation of any Environmental Laws, or (iii) knows of any basis for any such investigation, notice or violation, except as disclosed on Item 5.13 of the Disclosure Schedule, and, except as disclosed in items 2, 3 and 15 of Item 5.13 of the Disclosure Schedule, none of the matters disclosed on such Schedule has had or is reasonably likely to have a Material Adverse Effect. No Release, threatened Release or disposal of Hazardous Material is occurring or has occurred on, under or to any real property in which the Company or any of its Subsidiaries holds any interest or performs any of its operations in violation of any Environmental Law except as disclosed on Item 5.13 of the Disclosure Schedule, and, except as disclosed in items 2, 3 and 15 of Item 5.13 of the Disclosure Schedule, none of the matters disclosed on such Schedule has had or is reasonably likely to have a Material Adverse Effect.

        VI.14 Compliance with Law. Except as otherwise disclosed in the Disclosure Schedule, each of the Company and each Subsidiary is in compliance with all statutes, judicial and administrative orders, permits and governmental rules and regulations which are material to its business or the non-compliance with which has had or is reasonably likely to have a Material Adverse Effect.

        VI.15 Information. All information heretofore or contemporaneously herewith furnished by the Borrowers or any Subsidiary to any Bank for purposes of or in connection with this Agreement and the transactions contemplated hereby is, and all information hereafter furnished by or on behalf of the Borrower or any Subsidiary to any Bank pursuant hereto or in connection herewith will be, true and accurate in every material respect on the date as of which such information is dated or certified, and such information, taken as a whole, does not and will not omit to state any material fact necessary to make such information, taken as a whole, not misleading.

        VI.16 Ownership of Shares. Not less than ninety-nine percent (99%) of the issued and outstanding shares of capital stock of APSA are owned by the Company.

        VI.17 Ownership of Properties. Each of the Company and each Subsidiary owns good and marketable title to or holds valid leasehold interests in all of its material properties and assets, real and personal, of any nature whatsoever, free and clear of all Liens except as permitted pursuant to Section 6.9 and none of them are in default beyond the expiration of any applicable grace period of any material obligation under any leases creating any of their leasehold interests in real property, and none of such property is subject to any Lien except as permitted pursuant to Section 6.9.

        VI.18 Patents, Trademarks, etc. Each of the Company and each Subsidiary owns or licenses and possesses all such patents, patent rights, trademarks, trademark rights, trade names, trade name rights, service marks, service mark rights and copyrights as the Company considers necessary for the conduct of the businesses of the Company and such Subsidiaries as now conducted without, individually or in the aggregate, any infringement upon rights of other persons which would be reasonably likely to have a Material Adverse Effect, except as may be disclosed in Item 5.18 of the Disclosure Schedule.

        VI.19 Insurance. The Company and its Subsidiaries maintain with responsible insurance companies insurance (including insurance against claims and liabilities arising out of the manufacture or distribution of any products) with respect to their properties and businesses against such casualties and contingencies and of such types and in such amounts as is customary in the case of similar businesses, except as may be disclosed in
Item 5.19 of the Disclosure Schedule.

        VI.20 Versa Merger Agreement. The Versa Acquisition has been consummated pursuant to the terms of the Versa Merger Agreement. The representations and warranties contained in the Versa Merger Agreement (a true and correct copy of which Versa Merger Agreement, together with all schedules and exhibits thereto, has been delivered to the Banks), are true and correct in all respects except where the failure to be so true and correct could not reasonably be expected to have a Material Adverse Effect. As of the date of the Versa Acquisition, (i) the Company had taken all necessary corporate actions to authorize the Versa Acquisition; and (ii) no representation made by Versa or the Company in any notices or filings with the shareholders of the Company or of Versa, with the SEC or any applicable state securities commissions or with any governmental authority, including, without limitation, any representations concerning any agreement with, or financing provided by, the Banks, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they are made, not misleading as of the time when made or delivered. Any representation or warranty by the Company under this Section 5.20 as to the representations and warranties of Versa in the Versa Merger Agreement is made to the best of the knowledge of the Company.

        VI.21  Solvency.  Each of the Borrowers and the Guarantor is Solvent.


                                 ARTICLE VII

                                  COVENANTS
                                  ---------

        Until the expiration or termination of the Commitments, and thereafter until all obligations of the Borrowers hereunder are paid in full, each Borrower agrees that, unless at any time the Required Banks shall otherwise expressly consent in writing, it will:

        VII.1 Reports, Certificates and Other Information. Furnish to the Agent and each Bank:

        (a) Audit Report. Promptly when available and in any event within 90 days after the close of each Fiscal Year,

                (i) in the case of the Company a copy of the annual audit report of the Company and its Subsidiaries for such Fiscal Year, including therein consolidated balance sheets of the Company and its Subsidiaries as of the end of such Fiscal Year and consolidated statements of earnings and cash flow of the Company and its Subsidiaries for such Fiscal Year certified, without qualification as to going concern or scope, by independent auditors of recognized national standing selected by the Company and reasonably acceptable to the Required Banks, (ii) in the case of APSA, unaudited consolidated balance sheet at the close of such Fiscal Year and related consolidated statements of earnings and shareholders equity for such Fiscal Year, of APSA and its Subsidiaries certified by the chief financial officer or the Treasurer of APSA, and (iii) in the case of the Company, an unaudited consolidating balance sheet and statements of earnings and cashflow of such Fiscal Year, with comparable information at the close of and for the prior Fiscal Year.

        (b) Interim Reports. Promptly when available and in any event within 60 days after the end of each Fiscal Quarter (except the last Fiscal Quarter of each Fiscal Year), consolidated balance sheets of the Company and its Subsidiaries and APSA and its Subsidiaries as of the end of such Fiscal Quarter, consolidated statements of earnings and (only in the case of the Company) a consolidated statement of cash flow for such Fiscal Quarter and for the period beginning with the first day of such Fiscal Year and ending on the last day of such Fiscal

Quarter of the Company or APSA, as the case may be, and its respective Subsidiaries, with comparable information at the close of and for the corresponding Fiscal Quarter of the prior Fiscal Year and for the corresponding portion of such prior Fiscal Year, together with a certificate of the chief financial officer or the Treasurer of the Company or APSA, as the case may be, to the effect that such financial statements fairly present the financial condition and results of operations of the Company and its Subsidiaries as of the date and periods indicated (subject to normal year-end adjustments).

        (c) Compliance Certificate. Concurrently with each set of financial statements delivered pursuant to Section 6.1(a) and 6.1(b), a Compliance Certificate executed by the chief financial officer or the Treasurer of the Company.

        (d) Reports to SEC. Promptly upon the filing or sending thereof, a copy of any annual, periodic or special report or registration statement (inclusive of exhibits thereto) filed by the Company or any Subsidiary with the SEC or any securities exchange.

        (e) Notice of Default, Litigation and ERISA Matters. Immediately upon becoming aware of any of the following, written notice describing the same and the steps being taken by the Company or the Subsidiary affected thereby with respect thereto: (i) the occurrence of an Event of Default or a Default; (ii) any litigation, arbitration or governmental investigation or proceeding not previously disclosed by the Company to the Banks which has been instituted or, to the knowledge of the Company, is threatened against the Company or any Subsidiary or to which any of the properties of any thereof is subject which, if adversely determined, is reasonably likely to have a Material Adverse Effect; (iii) the institution of any steps by the Company, any of its Subsidiaries or any other Person to terminate any Pension Plan, or the failure to make a required contribution to any Pension Plan if such failure is sufficient to give rise to a lien under Section 302(f) of ERISA, or the taking of any action with respect to a Pension Plan which could result in the requirement that the Company furnish a bond or other security to the PBGC or such Pension Plan, or the occurrence of any event with respect to any Pension Plan which could result in the incurrence by the Company of any material liability, fine or penalty, or any material increase in the contingent liability of the Company with respect to any post-retirement Welfare Plan benefit; and (iv) any other event or occurrence which has had or is reasonably likely to have a Material Adverse Effect.

        (f) Other Information. From time to time such other information concerning the Company and its Subsidiaries as any Bank or the Agent may reasonably request.

        VII.2 Books, Records and Inspections. Keep, and cause each Subsidiary to keep, its books and records reflecting all of its business affairs and transactions in accordance with sound business practices sufficient to allow the preparation of financial statements in accordance with GAAP; and permit, and cause each Subsidiary to permit, any Bank or the Agent or any representative thereof, at reasonable times and on reasonable notice, to visit any or all of its offices, to discuss its financial matters with its officers and its independent auditors (and the Company hereby authorizes such independent auditors to discuss such financial matters with any Bank or the Agent or any representative thereof), and to examine (and, at the Company's or such Subsidiary's expense, make copies of) any of its books or other corporate records.

        VII.3 Insurance. Maintain, and cause each Subsidiary to maintain, with responsible and financially-sound insurance companies or associations, insurance in such amounts and covering such risks as is usually maintained by companies engaged in similar businesses and owning similar properties similarly situated, except as disclosed in Item 5.19 of the Disclosure Schedule.

        VII.4 Compliance with Law; Payment of Taxes and Liabilities. (a) Comply, and cause each Subsidiary to comply, in all material respects with all applicable laws, rules, regulations and orders; and (b) pay, and cause each Subsidiary to pay, prior to delinquency, all taxes and other governmental charges against it or any of its property, provided, however, that the foregoing shall not require the Company or any Subsidiary to pay any such tax or charge so long as it shall contest the validity thereof in good faith by appropriate proceedings and shall set aside on its books adequate reserves with respect thereto.

        VII.5 Maintenance of Existence, etc. Maintain and preserve, and (subject to Section 6.7) cause each Subsidiary to maintain and preserve, (a) its existence and good standing in the jurisdiction of its organization and
(b) its foreign qualification in each other jurisdiction where the nature of its business makes such qualification necessary (except in those instances in which the failure to be qualified or in good standing will not have a Material Adverse Effect).

        VII.6  Financial Ratios and Restrictions.

        (a) Minimum Shareholders Equity. Not permit at any time (i) Shareholders Equity for the Company to be less than the sum of $170,000,000 plus 50% of the proceeds (net of issuance costs and underwriters discounts) of any equity offering of the

Company or any Subsidiary after the date hereof and (ii) Shareholders Equity for APSA to be less than $1.

        (b) Fixed Charge Coverage Ratio. Not permit the Fixed Charge Coverage Ratio of the Company and its Subsidiaries to be less than 1.75:1.0.

        (c) Debt to Capital Ratio. Not permit the Debt to Capital Ratio of the Company and its Subsidiaries to exceed 58% at any time prior to November 29, 2000 or 56% at any time thereafter.

        VII.7 Mergers, Consolidations, Purchases and Sales. Not, and not permit any Subsidiary to, be a party to any merger or consolidation, or purchase or otherwise acquire all or a substantial portion of the business or, assets of, or any stock of any class of, or any partnership or joint venture interest in, any other Person, or, except in the ordinary course of its business, sell, transfer, convey or lease all or a substantial part of its assets, or sell or assign with or without recourse any receivables, except for:

        (a) any such merger or consolidation, sale, transfer, conveyance, lease or assignment of or by any Subsidiary into, with or to the Company or into, with or to any wholly-owned Subsidiary;

        (b) any such purchase or other acquisition by the Company or APSA of the assets or stock of any wholly-owned Subsidiary;

        (c) (i) the Permitted Receivables Securitization and (ii) any sale, transfer, conveyance or lease of any asset provided that (x) the aggregate book value (disregarding any write-downs of such book value other than ordinary depreciation and amortization) of all assets disposed of pursuant to this clause (c)(ii) in any Fiscal Year do not exceed 15% of Tangible Net Assets (measured as of the last day of the most recently ended Fiscal Year) and (y) no Event of Default or Default exists or would result therefrom; or

        (d) any acquisition if (i) (A) such acquisition is an acquisition of assets, or (B) such acquisition is by merger and the Company or a wholly-owned Subsidiary is the surviving corporation, or (C) after such acquisition the Company (if it is the acquiring entity) or a Subsidiary owns (x) at least a majority of the securities of each class having ordinary voting power of, or a majority of the ownership interest in, the acquired Person or (y) more than 10% but less than a majority of the securities of each class having ordinary voting power of, or more than 10% but less than a majority of the ownership interest in, the acquired Person and, immediately after giving effect to any acquisition described in this subclause
(y), the aggregate book value of all such minority Investments in the equity securities or other ownership interests of other Persons by the Company and its Subsidiaries does not exceed 20% of the Tangible Net Assets of the Company and its Subsidiaries, (ii) no Event of Default or Default exists or would result therefrom and (iii) prior to the consummation of such acquisition, the Company provides to each Bank notice of such acquisition and, if the purchase price of such acquisition is $15,000,000 or more, a certificate of the chief financial officer or the treasurer of the Company (attaching computations to demonstrate compliance with all financial covenants hereunder) stating that such acquisition complies with this Section 6.7 and that any other conditions under this Agreement relating to such acquisition have been satisfied.

        VII.8 Commercial Paper Lines. Not, and not permit any of its Subsidiaries to, create, incur, assume or suffer to exist or otherwise become or be liable in respect of any Debt with respect to unsecured commercial paper except to the extent the Company or such Subsidiary has unused unsecured lines of credit or other availability backing up such commercial paper.

        VII.9 Liens. Not, and not permit any Subsidiary to, create or permit to exist any Lien on any of its real or personal properties, assets or rights of whatsoever nature, whether now owned or hereafter acquired, except (a) Liens for taxes or other governmental charges not at the time delinquent or thereafter payable without penalty or being contested in good faith by appropriate proceedings and, in each case, for which it maintains adequate reserves; (b) Liens arising in the ordinary course of business (such as (i) Liens of carriers, warehousemen, mechanics and materialmen and other similar Liens imposed by law and (ii) Liens incurred in connection with worker's compensation, unemployment compensation and other types of social security (excluding Liens arising under ERISA) or in connection with surety and appeal bonds, bids, performance bonds and similar obligations) for sums not overdue or being contested in good faith by appropriate proceedings and not involving any deposits or advances or borrowed money or the deferred purchase price of property or services, and, in each case, for which it maintains adequate reserves; (c) Liens identified on Item 6.9 of the Disclosure Schedule; (d) Liens in connection with Capital Leases (to the extent permitted hereunder);
(e) any Lien arising in connection with the acquisition of fixed assets (whether real or personal property) after the date hereof, and attaching only to the property being acquired, provided that the principal amount of the Debt secured by each such Lien shall not exceed the purchase price of the applicable fixed asset and the aggregate amount of all Debt secured by such Liens shall not at any time exceed $3,000,000; (f) attachments, judgments and other similar Liens, for sums not exceeding $2,000,000, arising in connection with court proceedings, provided the execution or other enforcement of such Liens is effectively stayed and the claims secured thereby are being actively contested in good faith and by appropriate proceedings; (g) other Liens incidental to the conduct of the business of the Company or a Subsidiary or the ownership of its property or assets, including easements, rights of way, restrictions, minor defects or irregularities in title and other similar Liens, which Liens were not incurred in connection with the borrowing of money and do not, in any case or in the aggregate, interfere in any material respect with the ordinary conduct of the business of the Company or any Subsidiary; (h) building restrictions, zoning laws and other statutes, laws, rules, regulations, ordinances and restrictions, and any amendments thereto, now or at any time hereafter adopted by any governmental authority having jurisdiction; (i) any Lien existing on any asset of any corporation which becomes a Subsidiary of the Company after the date hereof, which Lien was not created in contemplation of such event, provided that (x) Liens on current assets of such corporation shall be discharged within 120 days after such corporation becomes a Subsidiary of the Company and (y) the aggregate amount of Debt secured by all such Liens does not at any time exceed $5,000,000; and (k) other Liens securing obligations not at any time exceeding $6,000,000.

        VII.10 Use of Proceeds. Use the proceeds of the Loans to repay its Debt under the Bridge Credit Agreement and the Existing Credit Agreement and to provide for working capital, capital expenditures and for other general corporate purposes; and not use or permit any proceeds of any Loan to be used, either directly or indirectly, for the purpose, whether immediate, incidental or ultimate, of (a) "purchasing or carrying" any Margin Stock within the meaning of Regulation U of the Board of Governors of the Federal Reserve System, as amended from time to time, or (b) purchasing or otherwise acquiring any stock of any Person if such Person (or its board of directors) has (i) announced that it will oppose such purchase or other acquisition or (ii) commenced any litigation which alleges that such purchase or other acquisition violates, or will violate, any applicable law.

        VII.11 Maintenance of Property. Maintain, and cause each Subsidiary to maintain, its properties which are material to the conduct of its business in good working order and condition (ordinary wear and tear excepted).

        VII.12 Employee Benefit Plans. Maintain, and cause each Subsidiary to maintain, each Pension Plan in compliance in all material respects with all applicable Requirements of Law and regulations.

        VII.13 Business Activities. Not make any substantial change in the nature of the business of the Company and its Subsidiaries, taken as a whole, from that engaged in on the date of this Agreement.

        VII.14  Environmental Matters.

        (a) Environmental Obligations. (i) Comply, and cause each Subsidiary to comply, in a reasonable manner with any applicable Federal or state judicial or administrative order requiring the performance at any real property owned, operated, or leased by the Company or any Subsidiary of activities in response to any Release or threatened Release of any Hazardous Material, except for the period of time that the Company or such Subsidiary is diligently in good faith contesting such order; (ii) use and operate, and cause each Subsidiary to use and operate, all of its facilities and properties in material compliance with all Environmental Laws; (iii) keep, and cause each Subsidiary to keep, all necessary permits, approvals, certificates, licenses and other authorizations relating to environmental matters in effect and remain in material compliance therewith; (iv) handle, and cause each Subsidiary to handle, all Hazardous Materials in material compliance with all applicable Environmental Laws; and (v) not, and not permit any Subsidiary to, commence disposal of any Hazardous Material into or onto any real property owned, operated or leased by the Company or any Subsidiary nor allow any Lien imposed pursuant to any Environmental Law to attach to any such real property.

        (b) Environmental Information. Within 60 days of receipt thereof, notify the Agent of the receipt by the Company or any Subsidiary of any written claim, demand, proceeding, action or notice of liability by any Person arising out of or relating to the Release or threatened Release of any Hazardous Material, except for any release or threatened release with respect to which the maximum liability of the Company and its Subsidiaries is reasonably expected to be less than $750,000; and within 60 days of any Release, threatened Release, or disposal of any Hazardous Material reported to any governmental regulatory authority at any real property owned, operated or leased by the Company or any Subsidiary notify the Agent of such release, threat of release or disposal, except for any release, threat of release or disposal with respect to which the maximum liability of the Company and its Subsidiaries is reasonably expected to be less than $750,000.

        VII.15 Unconditional Purchase Obligations. Not, and not permit any Subsidiary to, enter into or be a party to any contract for the purchase of materials, supplies or other property or services, if such contract requires that payment be made by it regardless of whether or not delivery is ever made of such materials, supplies or other property or services.

        VII.16 Inconsistent Agreements. Not, and not permit any Subsidiary to, enter into any agreement containing any provision which would be violated or breached by any borrowing by the Borrower hereunder or by the performance by the Company or any Subsidiary of any of its obligations hereunder.

        VII.17 Transactions with Affiliates. Not, and not permit any Subsidiary to, enter into or permit to exist any transaction, arrangement or contract with any of its Affiliates (other than the Company or any wholly-owned Subsidiary) or any officer or director of the Company or any Affiliate which is on terms less favorable than would be available from a Person which is not an Affiliate. Nothing in this Section 6.17 shall prohibit any transaction expressly permitted by Section 6.7.

        VII.18 The Company's and Subsidiaries' Stock. The Company will not, nor will it permit any of its Subsidiaries to, purchase or otherwise acquire any shares of capital stock of the Company; and, except pursuant to transactions permitted by Section 6.7 not take any action, or permit any of its Subsidiaries to take any action, which will, so long as any shares of capital stock or indebtedness of any corporation which is a Subsidiary at the date of this Agreement are owned by the Company or any Subsidiary, result in a decrease in the percentage of the outstanding shares in capital stock of such corporation owned at the date of this Agreement by the Company and Subsidiaries.


        VII.19 Negative Pledges; Subsidiary Payments. The Company will not, nor will it permit any Subsidiary to, enter into any agreement (excluding this Agreement) (a) prohibiting the creation or assumption of any Lien upon their respective properties, revenues, or assets, whether now owned or hereafter acquired; (b) which would restrict the ability of any Subsidiary to pay or make dividends or distributions in cash or kind, to make loans, advances or other payments of whatsoever nature, or to make transfers or distributions of all or any part of its assets, in each case to the Company or to any corporation as to which such Subsidiary is a Subsidiary; or (c) which would require the consent or waiver of any third party to any amendment to this Agreement or any other Loan Document.

        VII.20 Limitation on Subsidiary Debt. The Company shall not permit the Subsidiaries to create, incur, assume, suffer to exist, or otherwise become or remain directly or indirectly liable with respect to, any Debt (other than Debt of APSA under this Agreement or Debt of a Subsidiary to the Company) in excess at any time outstanding of 22% of the net worth of the Company and the Subsidiaries on a consolidated basis.


                                 ARTICLE VIII

                      EVENTS OF DEFAULT AND THEIR EFFECT
                      ----------------------------------


        VIII.1 Events of Default. Each of the following shall constitute an Event of Default under this Agreement:

        (a) Non-Payment of Loans, etc. Default in the payment when due of the principal of any Loan; or default, and continuance thereof for five Business Days, in the payment when due of any interest on any Loan or any fees or other amounts payable by the Borrowers hereunder.

        (b) Non-Payment of Other Indebtedness for Borrowed Money. Default in the payment when due (subject to any applicable grace period), whether by acceleration or otherwise, of any other Debt of, or guaranteed by, the Company or any Subsidiary in excess in the aggregate of $2,000,000; or default in the performance or observance of any obligation or condition with respect to any such other indebtedness in excess in the aggregate of $2,000,000 if the effect of such default is to accelerate the maturity of any such indebtedness or to permit the holder or holders thereof, or any trustee or agent for such holders, to cause such indebtedness to become due and payable prior to its expressed maturity.

        (c) Warranties. Any representation or warranty made by either Borrower or the Guarantor herein or in any Loan Document is breached, or is false or misleading, in any material respect, or any schedule, certificate, financial statement, report, notice or other writing furnished by the Borrowers or the Guarantor to the Agent or any Bank is false or misleading in any material respect on the date as of which the facts therein set forth are stated or certified.

        (d) Bankruptcy, Insolvency, etc. The Company or any Subsidiary becomes insolvent (it being understood that a Subsidiary shall not be deemed to be insolvent solely because it has negative net worth) or generally fails to pay, or admits in writing its inability to pay, debts as they become due; or the Company or any Subsidiary applies for, consents to or acquiesces in the appointment of a trustee, receiver or other custodian for the Company or such Subsidiary or any property thereof, or makes a general assignment for the benefit of creditors; or, in the absence of such application, consent or acquiescence, a trustee, receiver or other custodian is appointed for the Company or any

Subsidiary or for a substantial part of its property and is not discharged within 30 days; or any bankruptcy, reorganization, debt arrangement or other case or proceeding under any bankruptcy or insolvency law, or any dissolution or liquidation proceeding (except the voluntary dissolution, not under any bankruptcy or insolvency law, of a Subsidiary), is commenced in respect of the Company or any Subsidiary, and, if such case or proceeding is not commenced by the Company or such Subsidiary, it is consented to or acquiesced in by the Company or such Subsidiary or remains for 30 days undismissed; or the Company or any Subsidiary takes any corporate action to authorize, or in furtherance of, any of the foregoing.

        (e) Non-Compliance with Certain Covenants. Failure by the Borrowers to comply with or to perform any provision of Section 6.6 through 6.10, 6.16, 6.18, 6.19 or 6.20.

        (f) Non-Compliance with Other Provisions of this Agreement. Failure by the Borrowers or the Guarantor to comply with or to perform any provision of this Agreement or any other Loan Document (if such failure does not constitute an Event of Default under any of the other provisions of this
Section 7.1), and continuance of such failure for 30 days after notice thereof to the Company from the Agent or any Bank.

        (g) Pension Plans. (i) Institution of any steps by the Company or any other Person to terminate a Pension Plan if as a result of such termination the Company could be required to make a contribution to such Pension Plan, or could incur a liability or obligation to such Pension Plan, in excess of $1,000,000, or (ii) a contribution failure occurs with respect to any Pension Plan sufficient to give rise to a Lien under section 302(f) of ERISA.

        (h) Judgments. Final judgments which exceed an aggregate of $2,000,000 (excluding any portion thereof which is covered by insurance maintained with a responsible insurance company which has accepted a tender of defense and indemnification without reservation of rights) shall be rendered against the Company or any Subsidiary and shall not have been discharged or vacated or had execution thereof stayed pending appeal within 30 days after entry or filing of such judgments.

        (i) Change of Control. An Impermissible Change of Control shall occur.

        (j) Material Adverse Effect. Any event shall occur which, in the opinion of the Required Banks, has had or is reasonably likely to have a Material Adverse Effect.

        (k)  Guaranty.  The obligations of the Company under

Article IX or the Guarantor under the Guaranty shall cease to be in full force and effect or the Company or the Guarantor shall contest in any manner the validity, binding nature or enforceability of Article IX or the Guaranty.

        VIII.2 Effect of Event of Default. If any Event of Default described in Section 7.1(d) shall occur, the Commitments (if they have not theretofore terminated) shall immediately terminate and all Loans and all interest and other amounts due hereunder shall become immediately due and payable, all without presentment, demand or notice of any kind (all of which are hereby expressly waived by the Borrowers); and, in the case of any other Event of Default, the Agent may with the consent of the Required Banks, and shall upon written request of the Required Banks, declare the Commitments (if they have not theretofore terminated) to be terminated and/or all Loans and all interest and other amounts due hereunder to be due and payable, whereupon the Commitments (if they have not theretofore terminated) shall immediately terminate and/or all Loans and all interest and other amounts due hereunder shall become immediately due and payable, all without presentment, demand or notice of any kind (all of which are hereby expressly waived by the Borrowers). The Agent shall promptly advise the Company and each Bank of any such declaration, but failure to do so shall not impair the effect of such declaration. Notwithstanding the foregoing, the effect as an Event of Default of any event described in Section 7.1(a) or Section 7.1(d) may be waived by the written concurrence of all of the Banks, and the effect as an Event of Default of any other event described in Section 7.1 may be waived by the written concurrence of the Required Banks.

                                  ARTICLE IX

                                  THE AGENT
                                  ---------

        IX.1 Appointment and Authorization; Agent. Each Bank hereby irrevocably (subject to Section 8.9) appoints, designates and authorizes the Agent to take such action on its behalf under the provisions of this Agreement and each other Loan Document and to exercise such powers and perform such duties as are expressly delegated to it by the terms of this Agreement or any other Loan Document, together with such powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary contained elsewhere in this Agreement or in any other Loan Document, the Agent shall not have any duties or responsibilities, except those expressly set forth herein, nor shall the Agent have or be deemed to have any fiduciary relationship with any Bank, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against the Agent. Without limiting the generality of the foregoing sentence, the use of the term "agent" in this Agreement with reference to the Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law. Instead, such term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties.

        IX.2 Delegation of Duties. The Agent may execute any of its duties under this Agreement or any other Loan Document by or through agents, employees or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Agent shall not be responsible for the negligence or misconduct of any agent or attorney-in-fact that it selects with reasonable care.

        IX.3 Liability of Agent. None of the Agent-Related Persons shall (i) be liable for any action taken or omitted to be taken by any of them under or in connection with this Agreement or any other Loan Document or the transactions contemplated hereby (except for its own gross negligence or willful misconduct), or (ii) be responsible in any manner to any of the Banks for any recital, statement, representation or warranty made by the Company or any Subsidiary or Affiliate of the Company, or any officer thereof, contained in this Agreement or in any other Loan Document, or in any certificate, report, statement or other document referred to or provided for in, or received by the Agent under or in connection with, this Agreement or any other Loan Document, or the validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document, or for any failure of the Borrowers or any other party to any Loan Document to perform its obligations hereunder or thereunder. No Agent-Related Person shall be under any obligation to any Bank to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records of the Company or any of the Company's Subsidiaries or Affiliates.

        IX.4  Reliance by Agent.

        (a) The Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, resolution, notice, consent, certificate, affidavit, letter, telegram, facsimile, telex or telephone message, statement or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons, and upon advice and statements of legal counsel (including counsel to the Company), independent accountants and other experts selected by the Agent. The Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other

Loan Document unless it shall first receive such advice or concurrence of the Required Banks as it deems appropriate and, if it so requests, it shall first be indemnified to its satisfaction by the Banks against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement or any other Loan Document in accordance with a request or consent of the Required Banks and such request and any action taken or failure to act pursuant thereto shall be binding upon all of the Banks.

        (b) For purposes of determining compliance with the conditions specified in Section 4.1, each Bank that has executed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter either sent by the Agent to such Bank for consent, approval, acceptance or satisfaction, or required thereunder to be consented to or approved by or acceptable or satisfactory to the Bank.

        IX.5 Notice of Default. The Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default, except with respect to defaults in the payment of principal, interest and fees required to be paid to the Agent for the account of the Banks, unless the Agent shall have received written notice from a Bank or the Company referring to this Agreement, describing such Default or Event of Default and stating that such notice is a "notice of default". The Agent will notify the Banks of its receipt of any such notice. The Agent shall take such action with respect to such Default or Event of Default as may be requested by the Required Banks in accordance with Article VII; provided, however, that unless and until the Agent has received any such request, the Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable or in the best interest of the Banks.

        IX.6 Credit Decision. Each Bank acknowledges that none of the Agent-Related Persons has made any representation or warranty to it, and that no act by the Agent hereinafter taken, including any review of the affairs of the Company and its Subsidiaries, shall be deemed to constitute any representation or warranty by any Agent-Related Person to any Bank. Each Bank represents to the Agent that it has, independently and without reliance upon any Agent-Related Person and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, prospects, operations, property, financial and other condition and creditworthiness of the Company and its Subsidiaries, and all applicable bank regulatory laws relating to the transactions contemplated hereby, and made its own decision to enter into this Agreement and to extend credit to the Borrowers hereunder. Each Bank also represents that it will, independently and without reliance upon any Agent-Related Person and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition and creditworthiness of the Borrowers. Except for notices, reports and other documents expressly herein required to be furnished to the Banks by the Agent, the Agent shall not have any duty or responsibility to provide any Bank with any credit or other information concerning the business, prospects, operations, property, financial and other condition or creditworthiness of the Borrowers which may come into the possession of any of the Agent-Related Persons.

        IX.7 Indemnification of Agent. Whether or not the transactions contemplated hereby are consummated, the Banks shall indemnify upon demand the Agent-Related Persons (to the extent not reimbursed by or on behalf of the Borrowers and without limiting the obligation of the Borrowers to do so), pro rata, from and against any and all Indemnified Liabilities; provided, however, that no Bank shall be liable for the payment to the Agent-Related Persons of any portion of such Indemnified Liabilities resulting from such Person's gross negligence or willful misconduct. Without limitation of the foregoing, each Bank shall reimburse the Agent upon demand for its ratable share of any costs or out-of-pocket expenses (including Attorney Costs) incurred by the Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, any other Loan Document, or any document contemplated by or referred to herein, to the extent that the Agent is not reimbursed for such expenses by or on behalf of the Borrowers. The undertaking in this Section shall survive the payment of all Obligations hereunder and the resignation or replacement of the Agent.

        IX.8 BofA in Individual Capacity. BofA and its Affiliates may make loans to, issue letters of credit for the account of, accept deposits from, acquire equity interests in and generally engage in any kind of banking, trust, financial advisory, underwriting or other business with the Company and its Subsidiaries and Affiliates as though BofA were not the Agent hereunder and without notice to or consent of the Banks. The Banks acknowledge that, pursuant to such activities, BofA or its Affiliates may receive information regarding the Company or its

Affiliates (including information that may be subject to confidentiality obligations in favor of the Company or such Subsidiary) and acknowledge that neither BofA nor the Agent shall be under any obligation to provide such information to them. With respect to its Loans, BofA shall have the same rights and powers under this Agreement as any other Bank and may exercise the same as though BofA were not the Agent.

        IX.9 Successor Agent. The Agent may, and at the request of the Required Banks shall, resign as Agent upon 30 days' notice to the Banks. If the Agent resigns under this Agreement, the Required Banks shall appoint from among the Banks a successor agent for the Banks. If no successor agent is appointed prior to the effective date of the resignation of the Agent, the Agent may appoint, after consulting with the Banks and the Company, a successor agent from among the Banks. Upon the acceptance of its appointment as successor agent hereunder, such successor agent shall succeed to all the rights, powers and duties of the retiring Agent and the term "Agent" shall mean such successor agent and the retiring Agent's appointment, powers and duties as Agent shall be terminated. After any retiring Agent's resignation hereunder as Agent, the provisions of this Article VIII and Sections 8.4 and
8.5 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement. If no successor agent has accepted appointment as Agent by the date which is 30 days following a retiring Agent's notice of resignation, the retiring Agent's resignation shall nevertheless thereupon become effective and the Banks shall perform all of the duties of the Agent hereunder until such time, if any, as the Required Banks appoint a successor agent as provided for above.

        IX.10  Withholding Tax.

        (a) If any Bank is a "foreign corporation, partnership or trust" within the meaning of the Code and such Bank claims exemption from, or a reduction of, U.S. withholding tax under Sections 1441 or 1442 of the Code, such Bank agrees with and in favor of the Agent, to deliver to the Agent:

                (i) if such Bank claims an exemption from, or a reduction of, withholding tax under a United States tax treaty, two properly completed and executed copies of IRS Forms 1001 before the payment of any interest in the first calendar year and before the payment of any interest in each third succeeding calendar year during which interest may be paid under this Agreement;

                (ii) if such Bank claims that interest paid under this Agreement is exempt from United States withholding tax because it is effectively connected with a

        United States trade or business of such Bank, two properly completed and executed copies of IRS Form 4224 before the payment of any interest is due in the first taxable year of such Bank and in each succeeding taxable year of such Bank during which interest may be paid under this Agreement; and

                (iii) such other form or forms as may be required under the Code or other laws of the United States as a condition to exemption from, or reduction of, United States withholding tax.

        Such Bank agrees to promptly notify the Agent of any change in circumstances which would modify or render invalid any claimed exemption or reduction.

        (b) If any Bank claims exemption from, or reduction of, withholding tax under a United States tax treaty by providing IRS Form 1001 and such Bank sells, assigns, grants a participation in, or otherwise transfers all or part of the Obligations of either Borrower to such Bank, such Bank agrees to notify the Agent of the percentage amount in which it is no longer the beneficial owner of Obligations of either Borrower to such Bank. To the extent of such percentage amount, the Agent will treat such Bank's IRS Form 1001 as no longer valid.

        (c) If any Bank claiming exemption from United States withholding tax by filing IRS Form 4224 with the Agent sells, assigns, grants a participation in, or otherwise transfers all or part of the Obligations of either Borrower to such Bank, such Bank agrees to undertake sole responsibility for complying with the withholding tax requirements imposed by Sections 1441 and 1442 of the Code.

        (d) If any Bank is entitled to a reduction in the applicable withholding tax, the Agent may withhold from any interest payment to such Bank an amount equivalent to the applicable withholding tax after taking into account such reduction. However, if the forms or other documentation required by Section 8.10(a) are not delivered to the Agent, then the Agent may withhold from any interest payment to such Bank not providing such forms or other documentation an amount equivalent to the applicable withholding tax imposed by Sections 1441 and 1442 of the Code, without reduction.

        (e) If the IRS or any other Governmental Authority of the United States or other jurisdiction asserts a claim that the Agent did not properly withhold tax from amounts paid to or for the account of any Bank (because the appropriate form was not delivered, was not properly executed, or because such Bank failed to notify the Agent of a change in circumstances which rendered the exemption from, or reduction of, withholding tax ineffective, or for any other reason) such Bank shall indemnify the Agent fully for all amounts paid, directly or indirectly, by the Agent as tax or otherwise, including penalties and interest, and including any taxes imposed by any jurisdiction on the amounts payable to the Agent under this Section, together with all costs and expenses (including Attorney Costs). The obligation of the Banks under this Section 8.10(e) shall survive the payment of all Obligations and the resignation or replacement of the Agent.

                                  ARTICLE X

                                  GUARANTEE
                                  ---------

        X.1 Guarantee from the Company. In order to induce the Banks to agree to make Loans to APSA under this Agreement, the Company hereby unconditionally and irrevocably guarantees (as primary obligor and not merely as surety) to and for the benefit of the Banks and the Agent the due and punctual payment of all Obligations of APSA (the "Guaranteed Indebtedness").

        X.2 Expenses. The Company irrevocably and unconditionally agrees to pay any and all expenses, including reasonable attorneys' fees and disbursements, incurred by any of the Banks or the Agent in enforcing its rights under or in connection with this Article IX.

        X.3 Waivers. The Company agrees that the Guaranteed Indebtedness may be extended or renewed, in whole or in part, without notice to or further assent from it and without impairing its obligations under this Article IX. The Company hereby waives (a) presentation to, demand of payment from, and protest and notice of protest concerning the Guaranteed Indebtedness, (b) protest for nonpayment of principal of or interest on the Guaranteed Indebtedness and (c) all other notices to which it might otherwise be entitled as guarantor of the Guaranteed Indebtedness.

        X.4 No Impairment. The obligations of the Company under this Article IX shall not be impaired by reason of any claim or waiver, release, surrender or compromise with respect to APSA, and shall not be subject to any defense or set-off by reason of the unenforceability, in whole or in part, of the Guaranteed Indebtedness or any provision of this Agreement with respect to APSA. The obligations of the Company hereunder with respect to its guaranty of the obligations of APSA hereunder shall not be impaired by (a) any lack of validity or enforceability of this Agreement or any other Loan Document with respect to APSA, (b) the failure of any of the Banks or the Agent to assert any claim or demand or to enforce any right or remedy against APSA or any other Person hereunder or under the other Loan Documents or with respect to this Agreement or the other Loan Documents, (c) any

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

extension or renewal, in whole or in part, of this Agreement or any other Loan Documents, (d) any rescission, waiver, release, compromise, amendment or modification of, or any consent to departure from, any of the terms or provisions of this Agreement or the other Loan Documents or any agreement, (e) any failure by any Person in the performance of any obligation with respect to this Agreement or any other Loan Documents, (f) any act by the Agent or any Bank to obtain or retain a Lien upon or a security interest in any property to secure any Guaranteed Indebtedness, or to release any security for any of the Guaranteed Indebtedness, (g) any exchange, release or nonperfection of any Lien, (h) any bankruptcy of APSA or any other Person, or (i) any other act or omission which may or might in any manner vary the risk of APSA, or which would otherwise operate as a discharge of or other defense available to APSA, as a matter of law.

        X.5 Waiver of Resort. The Company agrees that this Section 9 constitutes a guaranty of payment and not merely of collection and waives any right to require that any resort be had by the Agent or any of the Banks to any security held by it for the payment of the Guaranteed Indebtedness or to any balance or any deposit account or credit on the books of the Agent or any Bank in favor of APSA or any of its Subsidiaries.

        X.6 Reinstatement. The Company agrees that this Article IX shall continue to be effective or be reinstated, as the case may be, if at any time any part of any payment of principal of, or interest on, the Guaranteed Indebtedness is stayed, rescinded or must otherwise be returned by any Bank or the Agents upon the bankruptcy or reorganization of APSA or any other Person.
X.7 Payment. Upon the failure of APSA to pay any of the Guaranteed Indebtedness when and as the same shall become due, whether at maturity, by acceleration or otherwise, the Company hereby promises to, and will, immediately on demand by any Bank or the Agent, pay or cause to be paid to the Banks or the Agent, as the case may be, an amount equal to the full amount of the Guaranteed Indebtedness then due. All such payments shall be in the currency in which the Guaranteed Indebtedness is denominated.

        X.8 Subrogation, Waivers, etc. The Company hereby agrees that, until such time as all of the Obligations shall have been finally paid in full in cash and performed in full, all Commitments shall have terminated, and this guarantee shall have been discontinued, no payment made by or on account of the Company pursuant to this Article IX shall entitle the Company, by subrogation or otherwise, to any payment by APSA or from or out of any property of APSA, and the Company shall not exercise any right or remedy against APSA or any property of APSA by reason of any performance by the Company of its obligations under this Article IX, including any claim or other rights which it may now or hereafter acquire against APSA that arise from the existence, payment, performance or enforcement of the guarantee under this Article IX, including any right of subrogation, reimbursement, exoneration, contribution, indemnification, any right to participate in any claim or remedy of the Banks or the Agent, as the case may be, against APSA or any collateral now or hereafter pledged to the Banks, the Agent or any other Person acting on behalf of the Banks by APSA, whether or not such claim, remedy or right arises in equity, at law or under contract, directly or indirectly, is for cash or other property or arises by set-off or in any other manner (as payment or security on account of such claim or other rights). If any amount shall be paid to the Company in violation of the preceding sentence and the Obligations shall not then have been paid in full, all Commitments shall not have terminated, such amount shall be deemed to have been paid to the Company for the benefit of, and held in trust for the benefit of, the Banks or the Agent, as applicable, and shall forthwith be paid to the Banks or the Agent, as applicable. The Company acknowledges that it has received and will receive direct and indirect benefits from the financing arrangements contemplated by this Agreement and the other Loan Documents and that the forbearance set forth in this Section
9.8 is knowingly granted in contemplation of such benefits.

        X.9 Delay, etc. No delay on the part of any of the Banks or the Agent in exercising any rights under this Article IX or failure to exercise the same shall operate as a waiver of such rights. No notice to or demand on the Company shall be deemed to be a waiver of any obligation of any Borrower or the right of the Banks or the Agent to take further action without notice or demand as provided herein.


                                  ARTICLE XI

                                MISCELLANEOUS
                                -------------

        XI.1 Amendments and Waivers. No amendment or waiver of any provision of this Agreement or any other Loan Document, and no consent with respect to any departure by either Borrower therefrom, shall be effective unless the same shall be in writing and signed by the Required Banks (or by the Agent at the written request of the Required Banks) and the Borrowers and acknowledged by the Agent, and then any such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no such waiver, amendment, or consent shall, unless in writing and signed by all the Banks and the Borrowers and acknowledged by the Agent, do any of the following:

        (a) increase or extend the Commitment of any Bank (or reinstate any Commitment terminated pursuant to Section 7.2);

        (b) postpone or delay any date fixed by this Agreement or any other Loan Document for any payment of principal, interest, fees or other amounts due to the Banks (or any of them) hereunder or under any other Loan Document;

        (c) reduce the principal of, or the rate of interest specified herein on any Loan, or (subject to clause (ii) below) any fees or other amounts payable hereunder or under any other Loan Document;

        (d) change the percentage of the Commitments or of the aggregate unpaid principal amount of the Loans which is required for the Banks or any of them to take any action hereunder;

        (e)  release the Guarantor;

        (f)  release the Company from any of its obligations under Article IV;
or

        (g)  amend this Section or the definition of "Required Banks" , or
Section 2.17, Article IX or any provision herein providing for consent or other action by all Banks;

and, provided further, that (i) no amendment, waiver or consent shall, unless in writing and signed by the Agent in addition to the Required Banks or all the Banks, as the case may be, affect the rights or duties of the Agent under this Agreement or any other Loan Document, and (ii) the Fee Letters may be amended, or rights or privileges thereunder waived, in a writing executed by the parties thereto.

        XI.2  Notices.

        (a) All notices, requests, consents, approvals, waivers and other communications shall be in writing (including, unless the context expressly otherwise provides, by facsimile transmission, provided that any matter transmitted by a Borrower by facsimile (i) shall be immediately confirmed by a telephone call to the recipient at the number specified on Schedule 10.2, and
(ii) shall be followed promptly by delivery of a hard copy original thereof) and mailed, faxed or delivered, to the address or facsimile number specified for notices on Schedule 10.2; or, as directed to the Company or the Agent, to such other address as shall be designated by such party in a written notice to the other parties, and as directed to any other party, at such other address as shall be designated by such party in a written notice to the Company and the Agent.

        (b)  All such notices, requests and communications

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

shall, when transmitted by overnight delivery, or faxed, be effective when delivered for overnight (next-day) delivery, or transmitted in legible form by facsimile machine, respectively, or if mailed, upon the third Business Day after the date deposited into the U.S. mail, or if delivered, upon delivery; except that notices pursuant to Article II or VIII shall not be effective until actually received by the Agent.

        (c) Any agreement of the Agent and the Banks herein to receive certain notices by telephone or facsimile is solely for the convenience and at the request of the Borrowers. The Agent and the Banks shall be entitled to rely on the authority of any Person purporting to be a Person authorized by the Borrowers to give such notice and the Agent and the Banks shall not have any liability to the Borrowers or other Person on account of any action taken or not taken by the Agent or the Banks in reliance upon such telephonic or facsimile notice. The obligation of the Borrowers to repay the Loans shall not be affected in any way or to any extent by any failure by the Agent and the Banks to receive written confirmation of any telephonic or facsimile notice or the receipt by the Agent and the Banks of a confirmation which is at variance with the terms understood by the Agent and the Banks to be contained in the telephonic or facsimile notice.

        XI.3 No Waiver; Cumulative Remedies. No failure to exercise and no delay in exercising, on the part of the Agent or any Bank, any right, remedy, power or privilege hereunder, shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.

        XI.4  Costs and Expenses.  Each Borrower shall:

        (a) whether or not the transactions contemplated hereby are consummated, pay or reimburse BofA (including in its capacity as Agent) within five Business Days after demand for all reasonable costs and expenses incurred by BofA (including in its capacity as Agent) in connection with the development, preparation, delivery, administration and execution of, and any amendment, supplement, waiver or modification to (in each case, whether or not consummated), this Agreement, any Loan Document and any other documents prepared in connection herewith or therewith, and the consummation of the transactions contemplated hereby and thereby, including reasonable Attorney Costs incurred by BofA (including in its capacity as Agent) with respect thereto; and

        (b) pay or reimburse the Agent, the Arranger and each Bank within five Business Days after demand for all reasonable costs and expenses (including Attorney Costs) incurred by them in connection with the enforcement, attempted enforcement, or preservation of any rights or remedies under this Agreement or any other Loan Document during the existence of an Event of Default or after acceleration of the Loans (including in connection with any "workout" or restructuring regarding the Loans, and including in any Insolvency Proceeding or appellate proceeding).

        XI.5 Borrower Indemnification. Whether or not the transactions contemplated hereby are consummated, each Borrower shall indemnify, defend and hold the Agent-Related Persons, and each Bank and each of its respective officers, directors, employees, counsel, agents and attorneys-in-fact (each, an "Indemnified Person") harmless from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, charges, expenses and disbursements (including Attorney Costs) of any kind or nature whatsoever which may at any time (including at any time following repayment of the Loans and the termination, resignation or replacement of the Agent or replacement of any Bank) be imposed on, incurred by or asserted against any such Person in any way relating to or arising out of this Agreement or any document contemplated by or referred to herein, or the transactions contemplated hereby, or any action taken or omitted by any such Person under or in connection with any of the foregoing, including with respect to any investigation, litigation or proceeding (including any insolvency proceeding or appellate proceeding) related to or arising out of this Agreement or the Loans or the use of the proceeds thereof, or related to any Offshore Currency Transactions entered into in connection herewith, whether or not any Indemnified Person is a party thereto (all the foregoing, collectively, the "Indemnified Liabilities"); provided, that the Company shall have no obligation hereunder to any Indemnified Person with respect to Indemnified Liabilities resulting from the gross negligence or willful misconduct of such Indemnified Person. The agreements in this Section shall survive payment of all other Obligations.

        XI.6 Payments Set Aside. To the extent that a Borrower makes a payment to the Agent or the Banks, or the Agent or the Banks exercise their right of set-off, and such payment or the proceeds of such set-off or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by the Agent or such Bank in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any Insolvency Proceeding or otherwise, then (a) to the extent of such recovery the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such set-off had not occurred, and (b) each Bank severally agrees to pay to the Agent upon demand its pro rata share of any amount so recovered from or repaid by the Agent.

        XI.7 Successors and Assigns. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that neither Borrower may assign or transfer any of its rights or obligations under this Agreement without the prior written consent of the Agent and each Bank.

        XI.8  Assignments, Participations, etc.

        (a) Any Bank may, with the written consent of the Company at all times other than during the existence of an Event of Default and the Agent, which consents shall not be unreasonably withheld, at any time assign and delegate to one or more Eligible Assignees (provided that no written consent of the Company or the Agent shall be required in connection with any assignment and delegation by a Bank to an Eligible Assignee that is an Affiliate of such Bank) (each an "Assignee") all, or any ratable part of all, of the Loans, the Commitments and the other rights and obligations of such Bank hereunder, in a minimum amount of the lesser of (i) $5,000,000 or (ii) the full amount of the Loans, the Commitments and the other rights and obligations of such Bank; provided, however, that the Borrowers and the Agent may continue to deal solely and directly with such Bank in connection with the interest so assigned to an Assignee until (i) written notice of such assignment, together with payment instructions, addresses and related information with respect to the Assignee, shall have been given to the Borrowers and the Agent by such Bank and the Assignee; (ii) such Bank and its Assignee shall have delivered to the Company and the Agent an Assignment and Acceptance in the form of Exhibit E ("Assignment and Acceptance") and (iii) the assignor Bank or Assignee has paid to the Agent a processing fee in the amount of $3,000.

        (b) From and after the date that the Agent notifies the assignor Bank that it has received (and provided its consent with respect to) an executed Assignment and Acceptance and payment of the above-referenced processing fee,
(i) the Assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment and Acceptance, shall have the rights and obligations of a Bank under the Loan Documents, and (ii) the assignor Bank shall, to the extent that rights and obligations hereunder and under the other Loan Documents have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights and be released from its obligations under the Loan Documents.

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

        (c) Immediately upon each Assignee's making its processing fee payment under the Assignment and Acceptance, this Agreement shall be deemed to be amended to the extent, but only to the extent, necessary to reflect the addition of the Assignee and the resulting adjustment of the Commitments arising therefrom. The Commitment allocated to each Assignee shall reduce such Commitments of the assigning Bank pro tanto.

        (d) Any Bank may at any time sell to one or more commercial banks or other Persons not Affiliates of the Company (a "Participant") participating interests in any Loans, the Commitment of that Bank and the other interests of that Bank (the "Originating Bank") hereunder and under the other Loan Documents; provided, however, that (i) the Originating Bank's obligations under this Agreement shall remain unchanged, (ii) the Originating Bank shall remain solely responsible for the performance of such obligations, (iii) the Borrower and the Agent shall continue to deal solely and directly with the Originating Bank in connection with the Originating Bank's rights and obligations under this Agreement and the other Loan Documents, and (iv) no Bank shall transfer or grant any participating interest under which the Participant has rights to approve any amendment to, or any consent or waiver with respect to, this Agreement or any other Loan Document, except to the extent such amendment, consent or waiver would require unanimous consent of the Banks as described in the first proviso to Section 10.1. In the case of any such participation, the Participant shall be entitled to the benefit of Sections 3.1, 3.3 and 10.5 as though it were also a Bank hereunder provided that all amounts payable by the Borrowers hereunder shall be determined as if such Originating Bank had not sold such participation. If amounts outstanding under this Agreement are due and unpaid, or shall have been declared or shall have become due and payable upon the occurrence of an Event of Default, each Participant shall be deemed to have the right of set-off in respect of its participating interest in amounts owing under this Agreement to the same extent as if the amount of its participating interest were owing directly to it as a Bank under this Agreement.

        (e) Notwithstanding any other provision in this Agreement, any Bank may at any time create a security interest in, or pledge, all or any portion of its rights under and interest in this Agreement in favor of any Federal Reserve Bank in accordance with Regulation A of the FRB or U.S. Treasury Regulation 31 CFR §203.14, and such Federal Reserve Bank may enforce such pledge or security interest in any manner permitted under applicable law.

        XI.9 Confidentiality. Each Bank agrees to take and to cause its Affiliates to take normal and reasonable precautions and exercise due care to maintain the confidentiality of all information identified as "confidential" or "secret" by the Company and provided to it by the Company or any Subsidiary, or by the Agent on such Company's or Subsidiary's behalf, under this Agreement or any other Loan Document, and neither it nor any of its Affiliates shall use any such information other than in connection with or in enforcement of this Agreement and the other Loan Documents or in connection with other business now or hereafter existing or contemplated with the Company or any Subsidiary; except to the extent such information (i) was or becomes generally available to the public other than as a result of disclosure by the Bank, or (ii) was or becomes available on a non-confidential basis from a source other than the Company, provided that such source is not bound by a confidentiality agreement with the Company known to the Bank; provided, however, that any Bank may disclose such information (A) at the request or pursuant to any requirement of any Governmental Authority to which the Bank is subject or in connection with an examination of such Bank by any such authority; (B) pursuant to subpoena or other court process; (C) when required to do so in accordance with the provisions of any applicable requirement of law; (D) to the extent reasonably required in connection with any litigation or proceeding to which the Agent, any Bank, or their respective Affiliates may be party; (E) to the extent reasonably required in connection with the exercise of any remedy hereunder or under any other Loan Document; (F) to such Bank's independent auditors and other professional advisors; (G) to any Participant or Assignee, actual or potential, provided that such Person agrees in writing to keep such information confidential to the same extent required of the Banks hereunder;
(H) as to any Bank or its Affiliate, as expressly permitted under the terms of any other document or agreement regarding confidentiality to which the Company or any Subsidiary is party or is deemed party with such Bank or such Affiliate; and (I) to its Affiliates.

        XI.10 Set-off. In addition to any rights and remedies of the Banks provided by law, if an Event of Default exists or the Loans have been accelerated, each Bank is authorized at any time and from time to time, without prior notice to either Borrower, any such notice being waived by each Borrower to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held by, and other indebtedness at any time owing by, such Bank to or for the credit or the account of each Borrower against any and all Obligations owing to such Bank, now or hereafter existing, irrespective of whether or not the Agent or such Bank shall have made demand under this Agreement or any Loan Document and although such Obligations may be contingent or unmatured. Each Bank agrees promptly to notify the Company and the Agent after any such set-off and application made by such Bank; provided, however, that the failure to give such notice shall not affect the validity of such set-off and application.

        XI.11 Notification of Addresses, Lending Offices, Etc. Each Bank shall notify the Agent in writing of any changes in the address to which notices to the Bank should be directed, of addresses of any Lending Office, of payment instructions in respect of all payments to be made to it hereunder and of such other administrative information as the Agent shall reasonably request.

        XI.12 Counterparts. This Agreement may be executed in any number of separate counterparts, each of which, when so executed, shall be deemed an original, and all of said counterparts taken together shall be deemed to constitute but one and the same instrument.

        XI.13 Severability. The illegality or unenforceability of any provision of this Agreement or any instrument or agreement required hereunder shall not in any way affect or impair the legality or enforceability of the remaining provisions of this Agreement or any instrument or agreement required hereunder.

        XI.14 No Third Parties Benefited. This Agreement is made and entered into for the sole protection and legal benefit of the Borrowers, the Banks, the Agent and the Agent-Related Persons, and their permitted successors and assigns, and no other Person shall be a direct or indirect legal beneficiary of, or have any direct or indirect cause of action or claim in connection with, this Agreement or any of the other Loan Documents.

        XI.15  Governing Law and Jurisdiction.

        (a) THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF ILLINOIS; PROVIDED THAT THE AGENT AND THE BANKS SHALL RETAIN ALL RIGHTS ARISING UNDER FEDERAL LAW.

        (b) ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF ILLINOIS OR OF THE UNITED STATES FOR THE NORTHERN DISTRICT OF ILLINOIS, AND BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH OF THE BORROWERS, THE AGENT AND THE BANKS CONSENTS, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, TO THE NON-EXCLUSIVE JURISDICTION OF THOSE COURTS. EACH OF THE BORROWERS, THE AGENT, AND THE BANKS IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION OR PROCEEDING IN SUCH JURISDICTION IN RESPECT OF THIS AGREEMENT OR ANY DOCUMENT RELATED HERETO. THE BORROWERS, THE AGENT, AND THE BANKS EACH WAIVE PERSONAL SERVICE OF ANY SUMMONS, COMPLAINT OR OTHER PROCESS, WHICH MAY BE MADE BY ANY OTHER MEANS PERMITTED BY ILLINOIS LAW.

        XI.16 Waiver of Jury Trial. THE BORROWERS, THE BANKS, AND THE AGENT EACH WAIVE THEIR RESPECTIVE RIGHTS TO A TRIAL BY JURY OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF OR RELATED TO THIS AGREEMENT, THE OTHER LOAN DOCUMENTS, OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY, IN ANY ACTION, PROCEEDING OR OTHER LITIGATION OF ANY TYPE BROUGHT BY ANY OF THE PARTIES AGAINST ANY OTHER PARTY OR ANY AGENT-RELATED PERSON, PARTICIPANT OR ASSIGNEE, WHETHER WITH RESPECT TO CONTRACT CLAIMS, TORT CLAIMS, OR OTHERWISE. THE BORROWERS, THE BANKS, AND THE AGENT EACH AGREE THAT ANY SUCH CLAIM OR CAUSE OF ACTION SHALL BE TRIED BY A COURT TRIAL WITHOUT A JURY. WITHOUT LIMITING THE FOREGOING, THE PARTIES FURTHER AGREE THAT THEIR RESPECTIVE RIGHT TO A TRIAL BY JURY IS WAIVED BY OPERATION OF THIS SECTION AS TO ANY ACTION, COUNTERCLAIM OR OTHER PROCEEDING WHICH SEEKS, IN WHOLE OR IN PART, TO CHALLENGE THE VALIDITY OR ENFORCEABILITY OF THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS OR ANY PROVISION HEREOF OR THEREOF. THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS.

        XI.17 Judgment. If, for the purposes of obtaining judgment in any court, it is necessary to convert a sum due hereunder or any other Loan Document in one currency into another currency, the rate of exchange used shall be that at which in accordance with normal banking procedures the Agent could purchase the first currency with such other currency on the Business Day preceding that on which final judgment is given. The obligation of the Borrowers in respect of any such sum due from it to the Agent hereunder or under the other Loan Documents shall, notwithstanding any judgment in a currency (the "Judgment Currency") other than that in which such sum is denominated in accordance with the applicable provisions of this Agreement (the "Agreement Currency"), be discharged only to the extent that on the Business Day following receipt by the Agent of any sum adjudged to be so due in the Judgment Currency, the Agent may in accordance with normal banking procedures purchase the Agreement Currency with the Judgment Currency. If the amount of the Agreement Currency so purchased is less than the sum originally due to the Agent in the Agreement Currency, the Company agrees, as a separate obligation and notwithstanding any such judgment, to indemnify the Agent or the Person to whom such obligation was owing against such loss. If the amount of the Agreement currency so purchased is greater than the sum originally due to the Agent in such currency, the Agent agrees to return the amount of any excess to the Company (or to any other Person who may be entitled thereto under applicable law).

        XI.18 Entire Agreement. This Agreement, together with the other Loan Documents, embodies the entire agreement and understanding among the Company, the Banks and the Agent, and supersedes all prior or contemporaneous agreements and understandings of such Persons, verbal or written, relating to the subject matter hereof and thereof.

Delivered at Chicago, Illinois as of the day and year first above written.

                                    APPLIED POWER INC.



                                    By: /s/ Robert C. Arzbaecher
                                        ---------------------------
                                    Title: Vice President and Chief
                                           ------------------------
                                           Financial Officer
                                           ------------------------




                                    APPLIED POWER EUROPE S.A.


                                    By: /s/ Robert C. Arzbaecher
                                        ---------------------------
                                    Title: Authorized Representative
                                          --------------------------

                                    BANK OF AMERICA NATIONAL TRUST AND
                                    SAVINGS ASSOCIATION,
                                      as Agent


                                    By: /s/ M.H. Claggett
                                       ----------------------
                                    Title: Vice President
                                          -------------------

                                    BANK OF AMERICA NATIONAL TRUST AND
                                    SAVINGS ASSOCIATION



                                    By: /s/ M.H. Claggett
                                        ----------------------
                                    Title: Vice President
                                           -------------------

                                    THE FIRST NATIONAL BANK OF CHICAGO


                                    By: /s/ Jerry Kane
                                        -------------------------
                                    Title: Senior Vice President
                                          -----------------------

                                    FIRST UNION NATIONAL BANK



                                    By: /s/ V.W. Nuellum
                                       ---------------------
                                    Title: Vice President
                                          ------------------

                                    SOCIETE GENERALE, CHICAGO BRANCH



                                    By: /s/ Joseph A. Philbin
                                       ------------------------
                                    Title: Vice President
                                          ---------------------

                                     PNC BANK, NATIONAL ASSOCIATION



                                     By: /s/ R.T. Jander
                                         -------------------
                                     Title: Vice President
                                            ----------------

                                     THE BANK OF TOKYO-MITSUBISHI LTD.
                                     CHICAGO BRANCH



                                     By: /s/ Hajime Watanabe
                                        ----------------------------
                                     Title: Deputy General Manager
                                            ------------------------

                                     BANK ONE, WISCONSIN



                                     By: /s/ Ronald Carey
                                         ---------------------
                                     Title: Vice President
                                            ------------------

                                     BANKBOSTON, N.A.



                                     By: /s/ Robert W. MacElhiney
                                         --------------------------
                                     Title: Vice President
                                            -----------------------

                                      FIRST BANK NATIONAL ASSOCIATION



                                      By: /s/ Mark Heleen
                                         -------------------
                                      Title: Vice President
                                             ---------------

                                      THE FUJI BANK, LIMITED



                                      By: /s/ Tetsuo Kamatsu
                                          -------------------------
                                      Title: Joint General Manager
                                             ----------------------

                                      HARRIS TRUST AND SAVINGS BANK



                                      By: /s/ Andrew Peterson
                                          ----------------------
                                      Title: Vice President
                                            --------------------

                                      M&I MARSHALL & ILSLEY BANK



                                      By: /s/ James R. Miller
                                          ----------------------
                                      Title: Vice President
                                             -------------------

                                      By: /s/ Gina Peter
                                          ----------------------
                                      Title: Senior Vice President
                                            ----------------------

                                      NATIONSBANK, N.A.



                                      By: /s/ Mary Carol Daley
                                          ----------------------
                                      Title: Vice President
                                             -------------------

                                      THE SANWA BANK LIMITED,
                                      CHICAGO BRANCH


                                      By: /s/ Joseph P. Howard
                                          ----------------------
                                      Title: Vice President
                                             -------------------

                                 SCHEDULE 1.1
                             Disclosure Schedule

                                 SCHEDULE 1.2

                                 Pricing Grid

--------------------------------------------------------------------------------------------------------------------
                   Pricing            Pricing           Pricing          Pricing          Pricing           Pricing
                   Level I           Level II          Level III        Level IV          Level V          Level VI
--------------------------------------------------------------------------------------------------------------------
 Debt to      LESS THAN 30%      GREATER THAN OR   GREATER THAN OR   GREATER THAN     GREATER THAN OR   GREATER THAN
 Capital                         EQUAL TO 30% BUT  EQUAL TO 40% BUT  OR EQUAL TO      EQUAL TO 50%      OR EQUAL TO
 Ratio                           LESS THAN 40%     LESS THAN 45%     45% BUT LESS     BUT LESS THAN     55%
                                                                     THAN 50%         55%
--------------------------------------------------------------------------------------------------------------------
 Offshore          0.275%             0.350%            0.425%           0.475%            0.525%           0.675%
 Margin
--------------------------------------------------------------------------------------------------------------------
 Non-Use Fee        .100%             0.125%            0.150%           0.175%            0.175%           0.225%
 Rate
--------------------------------------------------------------------------------------------------------------------

                                 SCHEDULE 2.1

                               Commitments and
                               Pro Rata Shares


       Bank                    Commitment             Pro Rata Share
       ----                    ----------             --------------
BANK OF AMERICA NATIONAL
TRUST AND SAVINGS
ASSOCIATION                   $ 34,125,000                  9.75%

THE FIRST NATIONAL BANK
OF CHICAGO                    $ 29,750,000                  8.50%
FIRST UNION NATIONAL BANK     $ 29,750,000                  8.50%
SOCIETE GENERALE, CHICAGO
BRANCH                        $ 29,750,000                  8.50%
PNC BANK, NATIONAL
ASSOCIATION                   $ 29,750,000                  8.50%

THE BANK OF TOKYO-MITSUBISHI
LTD. CHICAGO BRANCH           $ 21,875,000                  6.25%
BANK ONE, WISCONSIN           $ 21,875,000                  6.25%
BANKBOSTON, N.A.              $ 21,875,000                  6.25%
FIRST BANK NATIONAL
ASSOCIATION                   $ 21,875,000                  6.25%

THE FUJI BANK,LIMITED         $ 21,875,000                  6.25%
HARRIS TRUST & SAVINGS BANK   $ 21,875,000                  6.25%
M&I MARSHALL & ILSLEY BANK    $ 21,875,000                  6.25%
NATIONSBANK, N.A.             $ 21,875,000                  6.25%
THE SANWA BANK LIMITED,
CHICAGO BRANCH                $ 21,875,000                  6.25%
                              ------------                ------
      TOTAL                   $350,000,000                100.00%

                                SCHEDULE 10.2

                    Offshore and Domestic Lending Offices,
                            Addresses for Notices


            BANK OF AMERICA NATIONAL TRUST
            AND SAVINGS ASSOCIATION,
            ------------------------------
             As Agent

            Bank of America National Trust
            and Savings Association
            Agency Management Services #5596
            1850 Gateway Boulevard, 5th Floor
            Concord, CA 94520
            Attention:  Elizabeth Chao
                        Telephone:  (510) 675-8375
                        Facsimile:  (510) 675-8500

            Notices (other than Borrowing Notices and Notices of
            Conversion/Continuation):

            Bank of America National Trust and Savings Association 231 S. LaSalle Street
            Chicago, IL 60201
            Attention:  M.H. Claggett, Vice President
                        Telephone:     (312) 828-1549
                        Facsimile:     (312) 987-1276

            AGENT'S PAYMENT OFFICE
            ----------------------
            Bank of America National Trust
            and Savings Association
            Agency Management Services #5596
            1850 Gateway Boulevard, 5th Floor
            Concord, CA 94520
            ABA No. 121-000-358
            For Credit to Account No.: 12336-14489
            Attn: Elizabeth Chao
            Ref:  Applied Power Inc.

            BANK OF AMERICA NATIONAL TRUST
            AND SAVINGS ASSOCIATION,
            ------------------------------
             As a Bank

            Domestic and Offshore Lending Office:

            Bank of America National Trust
            and Savings Association
            200 West Jackson Boulevard, 9th Floor
            Chicago, IL 60606
            Attention:  Marion Alongi
                        Telephone:  (312) 828-6212
                        Facsimile:  (312) 974-9626

            Notices (other than Borrowing Notices and Notices of
            Conversion/Continuation):

            Bank of America National Trust
            and Savings Association
            231 S. LaSalle Street
            Chicago, IL 60201
            Attention:  M.H. Claggett, Vice President
                        Telephone:  (312) 828-6212
                        Facsimile:  (312) 974-9626

            The First National Bank of Chicago
              as a Bank
            ----------------------------------

            Domestic and Offshore Lending Office:

            One First National Plaza
            Chicago, IL 60670
            Attention:  Rosario Guzman
                        Telephone:  (312) 732-7874
                        Facsimile:  (312) 732-2715

            The First National Bank of Chicago
            London Branch
            1 Triton Square
            London
            NW1 3FN
            Attention:     Dot O'Flaherty
                           Telephone:     (44 171) 903-4150
                           Facsimile:     (44 171) 903-4148

            Notices (other than Borrowing Notices and Notices of Conversion/Continuation):

            The First National Bank of Chicago
            One First National Plaza
            Chicago, IL 60670
            Attention:     Jerry Kane
                           Telephone:  (312) 732-1614
                           Facsimile:  (312) 732-1117

            First Union National Bank
            -------------------------
              as a Bank

            Domestic and Offshore Lending Office:

            One First Union Center
            301 South College Street
            Charlotte, NC 28288-0745
            Attention:  Lisa Dillard
                        Telephone:  (704) 374-4282
                        Facsimile:  (704) 374-2802

            Notices (other than Borrowing Notices and Notices of Conversion/Continuation):

            First Union National Bank
            One First Union Center
            301 South College Street
            Charlotte, NC 28288-0745
            Attention:  Mike Conrad
                        Telephone:  (704) 383-1392
                        Facsimile:  (704) 374-2802

            Societe Generale, Chicago Branch
            --------------------------------
              as a Bank

            Domestic and Offshore Lending Office:

            181 W. Madison St.
            Suite 3400
            Chicago, IL 60602
            Attention:  Joe Philbin
                        Telephone:  (312) 578-5005
                        Facsimile:  (312) 578-5099

            Notices (other than Borrowing Notices and Notices of Conversion/Continuation):

            Societe Generale, Chicago Branch
            181 W. Madison St.
            Suite 3400
            Chicago, IL 60602
            Attention:  Joe Philbin
                        Telephone:  (312) 578-5005
                        Facsimile:  (312) 578-5099

            PNC Bank, National Association
            ------------------------------
              as a Bank

            Domestic and Offshore Lending Office:

            PNC Bank, National Association
            249 Fifth Avenue
            Pittsburgh, PA 15222

            Notices (other than Borrowing Notices and Notices of Conversion/Continuation):

            PNC Bank, National Association
            500 West Madison Street
            Suite 3140
            Chicago, IL 60661
            Attention:  Richard T. Jander/Tina Johnson
                        Telephone:  (312) 906-3440/906-3403
                        Facsimile:  (312) 906-3420


            The Bank of Tokyo-Mitsubishi, Ltd. Chicago Branch
            -------------------------------------------------
              as a Bank

            Domestic and Offshore Lending Office:

            The Bank of Tokyo-Mitsubishi Ltd. Chicago Branch
            227 W. Monroe
            Suite 2300
            Chicago, IL 60606
            Attention:  Wayne Yamanaka
                        Telephone:  (312) 696-4664
                        Facsimile:  (312) 696-4535

            Notices (other than Borrowing Notices and Notices of Conversion/Continuation):

            The Bank of Tokyo-Mitsubishi Ltd. Chicago Branch
            227 W. Monroe
            Suite 2300
            Chicago, IL 60606
            Attention:  Wayne Yamanaka
                        Telephone:  (312) 696-4664
                        Facsimile:  (312) 696-4535


            Bank One, Wisconsin
            -------------------
              as a Bank

            Domestic and Offshore Lending Office:

            Bank One, Wisconsin
            111 East Wisconsin Avenue
            Milwaukee, WI 53201
            Attention:  Linda Harrison
                        Telephone:  (414) 765-2161
                        Facsimile:  (414) 765-2288

            Notices:

            Bank One, Wisconsin
            111 East Wisconsin Avenue
            Milwaukee, WI 53201
            Attention:  Linda Harrison
                        Telephone:  (414) 765-2161
                        Facsimile:  (414) 765-2288


            BankBoston, N.A.
            ----------------
              as a Bank

            Domestic and Offshore Lending Office:

            BankBoston, N.A.
            100 Federal Street
            Lg. Corp. 01-09-05
            Boston, MA 02110
            Attention:  Robert W. MacElhiney
                        Telephone:  (617) 434-7068
                        Facsimile:  (617) 434-6685

            Notices (other than Borrowing Notices and Notices of Conversion/Continuation):

            BankBoston, N.A.
            100 Federal Street
            Lg. Corp. 01-09-05
            Boston, MA 02110
            Attention:  Robert W. MacElhiney
                        Telephone:  (617) 434-7068
                        Facsimile:  (617) 434-6685

            First Bank National Association
            -------------------------------
              as a Bank

            Domestic and Offshore Lending Office:

            First Bank National Association
            201 W. Wisconsin Avenue
            Milwaukee, WI 53259
            Attention:  Alan Holman, Vice President
                        Telephone:  (414) 227-5505
                        Facsimile:  (414) 227-5881

            Notices (other than Borrowing Notices and Notices of Conversion/Continuation):

            First Bank National Association
            201 W. Wisconsin Avenue
            Milwaukee, WI 53259
            Attention:  Alan Holman, Vice President
                        Telephone:  (414) 227-5505
                        Facsimile:  (414) 227-5881


            The Fuji Bank, Limited
            ----------------------
               as a Bank

            Domestic and Offshore Lending Office:

            The Fuji Bank, Limited
            225 West Wacker Drive
            Suite 2000
            Chicago, IL 60606
            Attention:  Steve Peca
                        Telephone:  (312)621-9484
                        Facsimile:  (312)621-0529

            Notices (other than Borrowing Notices and Notices of Conversion/Continuation):

            The Fuji Bank, Limited
            225 West Wacker Drive
            Suite 2000
            Chicago, IL 60606
            Attention:  Steve Peca
                        Telephone:  (312)621-9484
                        Facsimile:  (312)621-0529

            Harris Trust and Savings Bank
            -----------------------------
             as a Bank

            Domestic and Offshore Lending Office:

            Harris Trust and Savings Bank
            111 West Monroe Street
            P.O. Box 755
            Chicago, IL 60690-0755
            Attention:  Cathy Shrewsbury
                        Telephone:  (312) 461-3321
                        Facsimile:  (312) 293-5040

            Notices (other than Borrowing Notices and Notices of Conversion/Continuation):

            Harris Trust and Savings Bank
            111 West Monroe Street
            P.O. Box 755
            Chicago, IL 60690-0755
            Attention:  Andrew Peterson
                        Telephone:  (312) 461-6537
                        Facsimile:  (312) 765-1642

            M&I Marshall & Ilsley Bank
            --------------------------
             as a Bank

            Domestic and Offshore Lending Office:

            M&I Marshall & Ilsley Bank
            770 North Water Street
            Milwaukee, WI 53202
            Attention:  James R. Miller
                        Telephone:  (414) 765-7779
                        Facsimile:  (414) 765-7625

            Notices (other than Borrowing Notices and Notices of
            Conversion/Continuation):

            M&I Marshall & Ilsley Bank
            770 North Water Street
            Milwaukee, WI 53202
            Attention:  James R. Miller
                        Telephone:  (414) 765-7779
                        Facsimile:  (414) 765-7625

            Nations Bank, N.A.
            -------------------
              as a Bank

            Domestic and Offshore Lending Offices:

            Nations Bank, N.A.
            101 N. Tryon St.
            15th Floor
            Charlotte, NC 28201
            Attention:  Sharon Alexander
                        Telephone:     (704) 386-7258
                        Facsimile:     (704) 386-8694

            Notices (other than Borrowing Notices and Notices of Conversion/Continuation):

            Nations Bank, N.A.
            233 South Wacker Drive
            Suite 2800
            Chicago, IL 60614
            Attention:  Mary Carol Daly
                        Telephone:  (312) 234-5618
                        Facsimile:  (312) 234-5601

            The Sanwa Bank, Limited, Chicago Branch
            ---------------------------------------
             as a Bank

            Domestic and Offshore Lending Offices

            The Sanwa Bank, Limited, Chicago Branch
            10 S. Wacker Drive
            31st Floor
            Chicago, IL 60606
            Attention:  Joseph P. Howard
                        Telephone:  (312) 368-3007
                        Facsimile:  (312) 346-6677

            Notices (other than Borrowing Notices and Notices of Conversion/Continuation:

            The Sanwa Bank Limited, Chicago Branch
            10 S. Wacker Drive
            31st Floor
            Chicago, IL 60606
            Attention:  Joseph P. Howard
                        Telephone:  (312) 368-3007
                        Facsimile:  (312) 346-6677

                                     EXHIBIT A

                                NOTICE OF BORROWING


  Date: _______________ ,_____


  To: Bank of America National Trust and Savings Association as Agent for the Banks parties to the Multicurrency Credit Agreement dated as of October 23, 1997 (as extended, renewed, amended or restated from time to time, the "Credit Agreement") among Applied Power Inc., Applied Power Europe S.A., and certain Banks which are signatories thereto and Bank of America National Trust and Savings Association, as Agent


  Ladies and Gentlemen:

        The undersigned, ___________________________ (the "Borrower"), refers to the Credit Agreement, the terms defined therein being used herein as therein defined, and hereby gives you notice irrevocably, pursuant to
  Section 2.3 of the Credit Agreement, of the Borrowing specified below:

              1.  The Business Day of the proposed Borrowing is
                  ____________ , ____

              2. The aggregate amount of the proposed Borrowing is $_____________________.

              3. The Borrowing is to be comprised of $___________ of [Base Rate] [Offshore Rate] Loans.

              4. The duration of the Interest Period for the Offshore Rate Loans included in the Borrowing shall be [_____ months].

              5.    The Applicable Currency is _________________.

        The undersigned hereby certifies that the following statements are true on the date hereof, and will be true on the date of the proposed Borrowing, before and after giving effect thereto and to the application of the proceeds therefrom:

              (a) the representations and warranties of the Company contained in Article V (other than Sections 5.6 and 5.8) of the Credit Agreement are true and correct as though made on and as of such date;

              (b) no Default or Event of Default has occurred and is continuing, or would result from such proposed Borrowing.


                                APPLIED POWER [INC./EUROPE S.A.]

                                By:
                                   ------------------------------
                                Title:
                                      ---------------------------

                                  EXHIBIT B

                      NOTICE OF CONVERSION/CONTINUATION/1/
                      ----------------------------------


                                          Date:__________________,____


  To: Bank of America National Trust and Savings Association, as Agent for the Banks parties to the Multicurrency Credit Agreement dated as of October 23, 1997 (as extended, renewed, amended or restated from time to time, the "Credit Agreement") among Applied Power Inc., Applied Power Europe S.A., and certain Banks which are signatories thereto and Bank of America National Trust and Savings Association, as Agent

  Ladies and Gentlemen:

        The undersigned, ___________________________  (the "Borrower"), refers to the Credit Agreement, the terms defined therein being used herein as therein defined, and hereby gives you notice irrevocably, pursuant to
  Section 2.4 of the Credit Agreement, of the [conversion] [continuation] of the Loans specified herein, that:

              1.  The Conversion/Continuation Date is ___________ ,_____.

              2. The aggregate amount of the Committed Loans to be [converted] [continued] is [$] _____________.

              3. The Committed Loans are to be [converted into] [continued as] [Dollar Offshore Rate] [Offshore Currency] [Base Rate] Loans.

              4.  [If applicable:]  The duration of the Interest

-----------------
/1/ Offshore Currency Loans may only be continued in the same Offshore Currency and may not be converted.

         Period for the Loans included in the [conversion] [continuation] shall be months.


                                      APPLIED POWER [INC./EUROPE S.A.]


                                      By:_____________________________

                                      Title:__________________________

                                  EXHIBIT C


                              APPLIED POWER INC.
                              ------------------
                            COMPLIANCE CERTIFICATE
                            ----------------------



                                   Financial
                                     Statement Date:_____________ ,_____


        Reference is made to that certain Multicurrency Credit Agreement dated as of October 23, 1997 (as extended, renewed, amended or restated from time to time, the "Credit Agreement") among Applied Power Inc., Applied Power Europe S.A., and the several financial institutions from time to time parties to this Credit Agreement (the "Banks") and Bank of America National Trust and Savings Association, as agent for the Banks (in such capacity, the "Agent"). Unless otherwise defined herein, capitalized terms used herein have the respective meanings assigned to them in the Credit Agreement.

        The undersigned hereby certifies as of the date hereof that he/she is the ____________ of the Company, and that, as such, he/she is authorized to execute and deliver this Certificate to the Banks and the Agent on the behalf of the Company and its consolidated Subsidiaries, and that:

        2. The undersigned has reviewed and is familiar with the terms of the Credit Agreement and has made, or has caused to be made under his/her supervision, a detailed review of the transactions and conditions (financial or otherwise) of the Company during the accounting period covered by the attached financial statements.

        3. To the best of the undersigned's knowledge, the Borrowers, during such period, have observed, performed or satisfied all of its covenants and other agreements, and satisfied every condition in the Credit Agreement to be observed, performed or satisfied by the Borrowers, and the undersigned has no knowledge of any Default or Event of Default that has occurred and is continuing.

        4. The following financial covenant analyses and information set forth on Schedule 1 attached hereto are true and accurate on and as of the date of this Certificate.

        IN WITNESS WHEREOF, the undersigned has executed this Certificate as of________________ ,_____ .


                                      APPLIED POWER INC.



                                      By:____________________________

                                      Title:_________________________

                                  SCHEDULE 1

                     COMPUTATION SHOWING COMPLIANCE WITH
                     FINANCIAL RESTRICTIONS AND COVENANTS
                For the Fiscal Quarter Ended __________ ,____


  MINIMUM SHAREHOLDERS' EQUITY
  ----------------------------
  (A)   Shareholder's Equity at Date                   $________________

        Minimum Allowed Shareholders Equity:
        Fixed Amount:                                  $ 170,000,000

        50% of Net Proceeds of Equity Offerings
        since October ___, 1997                        _________________

  (B)   Minimum Allowed Shareholders' Equity           $________________

  (C)   Excess (A) over (B) - Cannot be
        less than $0                                   $
                                                        ================
  (D)   APSA Shareholders' Equity -- Cannot
        be less than $1                                $________________

  FIXED CHARGE COVERAGE RATIO (LAST 12 MONTHS)
  --------------------------------------------
        Net Income                                     $________________

        Plus:
              Income Tax Expense                       _________________
              Interest Expense                         _________________
              Non-Capitalized Lease Expense            _________________

  (A)   Numerator                                      $________________

        Interest Expense                               $________________
        Non-Capitalized Lease Expense                  _________________

  (B)   Denominator                                    $________________

  (C)   Ratio of (A) to (B)                            _________________

        Minimum Permitted Ratio
                                                       =================
  DEBT TO CAPITAL RATIO
  ---------------------

        Short-Term Borrowings                          $________________
        Commercial Paper                               _________________
        Current portion - Long-term debt               _________________
        Long-term debt                                 _________________


  (A)   Funded Debt                                    $________________

        Funded Debt                                    $________________
        Deferred Taxes                                 _________________
        Shareholders' Equity                           _________________

  (B)   Total Capital                                  $
                                                        ================
  (C)   Ratio of (A) to (B)
                                                       =================
        Maximum Permitted Ratio
                                                       =================
  SECURITIZATIONS/SALES (CURRENT FISCAL YEAR)
  -------------------------------------------
  Book Value of Assets Sold during
  Fiscal Quarter                                       $________________

  Book Value of Assets Sold during
  previous Fiscal Quarters of such Fiscal Year         $________________

  Amount Permitted --15% of Tangible
  Net Assets                                           $
                                                        ================

                APPLICABLE MARGIN AND NON-USE FEE CALCULATIONS


               FOR THE FISCAL QUARTER ENDED ___________ ,_____


  APPLICABLE MARGIN CALCULATION:
  ------------------------------

        Debt to Capital Ratio (from
          Compliance Calculation)                     ____ %

        Applicable Margin for Offshore Rate
          Loans                                       0.__ %


  NON-USE FEE RATE CALCULATION:
  -----------------------------

        Debt to Capital Ratio (from
          Compliance Calculation)                     ____ %

        Applicable Non-Use Fee Rate                   0.__ %

                                 EXHIBIT D-1

                    FORM OF OPINIONS OF BORROWERS' COUNSEL


                       [Letterhead of Quarles & Brady]

                                  October 23,1997



  To the Agent and each of the
   Banks party to the
   Agreement referred to below
  c/o Bank of America National Trust
   and Savings Association, as Agent
  231 S. LaSalle St.
  Chicago, IL 60697

        Re: Multicurrency Credit Agreement dated as of October 23, 1997 ("Agreement") among Applied Power Inc. ("API"), Applied Power Europe S.A. ("APSA"), Various Financial Institutions listed therein as Banks ("Banks"), and Bank of America National Trust and Savings Association, as Agent ("Agent")

  Ladies and Gentlemen:

        We have acted as counsel to API, APSA and Versa Technologies, Inc. (the "Guarantor") in connection with (i) the negotiation, execution and delivery of the Agreement, the Guaranty (the "Guaranty") of the Guarantor dated the date hereof and the other documents to which they are respectively parties pursuant to the Agreement ("Loan Documents") and (ii) the borrowing by API and APSA of the initial Loans. This opinion is being delivered to you pursuant to Section 4.1(h)of the Agreement. Terms used herein which are defined in the Agreement shall have the respective meanings set forth in the Agreement unless otherwise defined herein.

  In giving the opinions set forth in this letter, we have (i)

_____________, 1997
Page D-1-2

  reviewed each of (a) the Organic Documents, as in effect on the date hereof, of API and the Guarantor, including, without limitation, the Articles of Incorporation and the By-Laws of API and the Guarantor, (b) the records of the corporate proceedings of API and the Guarantor, (c) the Agreement, the Guaranty and the other Loan Documents and (d) certificates of various state governmental authorities as to the corporate subsistence or good standing of API and the Guarantor; and (ii) examined such other documents, records and questions of law and made such other investigation and review as we have deemed necessary or appropriate as a basis for the opinions hereinafter expressed. As to questions of fact material to the opinions expressed herein and as to the content and form of by-laws, minutes, and resolutions and other documents or writings, we have relied, to the extent that we have considered reasonably appropriate, upon factual representations of API's, APSA's and the Guarantor's management.

        We note that various issues are addressed in the legal opinion of Salans Hertzfeld and Heilbronn separately provided to you, and we express no opinion with respect to those matters.

        With your permission we have assumed without inquiry or other investigation (i) the full capacity, power and authority of each Person (other than API and the Guarantor) to execute, deliver and perform the Agreement and the other Loan Documents, and each document heretofore executed and delivered or hereafter to be executed and delivered and to do such other acts heretofore done or hereafter to be done by such Person as contemplated by the Agreement and the other Loan Documents; (ii) the legality, validity, binding effect and enforceability as to each Person (other than API and the Guarantor) of the Agreement and the other Loan Documents, and each document executed and delivered as contemplated by the Agreement and the other Loan Documents; (iii) the genuineness of each signature on all documents that we have examined; (iv) the completeness and authenticity of each document submitted to us; and (v) the conformity to the original of each document submitted to us as a copy.

                                    D-1-2

_____________, 1997
Page D-1-3

        Based upon and subject to the foregoing, and subject to the qualifications and exceptions set forth herein, we are of the opinion that:

              1. Each of API and the Guarantor (i) is validly existing and in good standing under the laws of the jurisdiction of its incorporation, and (ii) has full corporate power and authority and, to the best of our knowledge without specific investigation, holds all material requisite governmental licenses, permits and other approvals to own and hold under lease its property, and to conduct its business substantially as currently conducted by it. Each of API and the Guarantor has full corporate power and authority to execute, deliver and perform its obligations under the Loan Documents to which it is a party and to take all other actions incidental to any thereof. Effective January 1, 1991 the concept of "good standing" was deleted from the Wisconsin Business Corporation Law. Accordingly, the opinion as to "good standing" with respect to API in the first sentence of this paragraph means "active and current with the Wisconsin Department of Financial Institutions, the successor to the Wisconsin Secretary of State".

              2. The execution and delivery by API and the Guarantor of each Loan Document executed or to be executed by it to which it is a party and the performance by API and the Guarantor of all obligations thereunder and all of its respective other actions incidental to any thereof (i) have been duly authorized by the Board of Directors of API and the Guarantor,
  (ii) do not and will not conflict with, result in any violation of, or constitute any default under, (A) any provision of any Organic Document or material Contractual Obligation of which we have knowledge after due inquiry which is binding on API or the Guarantor, or (B) any applicable Wisconsin, Delaware corporate or federal law or governmental regulation or, to the best of our knowledge after due inquiry, any applicable decree, order, writ or injunction or any court, arbitrator or governmental authority having jurisdiction over API or the Guarantor or the property, of

                                    D-1-3

_____________, 1997
Page D-1-4

  API or the Guarantor, and (iii) will not result in or require the creation or imposition of any Lien on any of the properties of API or the Guarantor pursuant to the provisions of any material Contractual Obligation of which we have knowledge after due inquiry.

              3. The execution and delivery by APSA of each Loan Document executed or to be executed by it and the performance by APSA of all its obligations thereunder and other actions incidental to any thereof (i) do not and will not conflict with, result in any violation of, or constitute any default under any applicable Wisconsin or federal law or governmental regulation or, to the best of our knowledge after due inquiry, any applicable decree, order, writ or injunction or any federal or Wisconsin court, arbitrator or governmental authority having jurisdiction over APSA or the property of APSA, and (ii) will not result in or require the creation or imposition of any Lien under federal or Wisconsin law on any of the properties of APSA pursuant to the provisions of any material Contractual Obligation of which we have knowledge after due inquiry.

              4. Each of API and the Guarantor has duly executed and delivered the Loan Documents to which it is a party on the date hereof. Each of the Loan Documents to which it is a party constitutes the legal, valid and binding obligation of API and the Guarantor enforceable against API or the Guarantor in accordance with its respective terms. Assuming that APSA has duly authorized, executed and delivered the Agreement and the Notes to which it is a party, each of the Agreement and such Notes constitutes the legal, valid and binding obligation of APSA, enforceable against APSA in accordance with its respective terms.

              5. To the best of our knowledge after due inquiry, except as disclosed in the Disclosure Schedule, there is no pending or overtly threatened litigation, action or proceeding affecting either API or any Subsidiary of API, or any of their respective properties, assets or revenues, which would have a


                                    D-1-4

_____________, 1997
Page D-1-5

  Material Adverse Effect.

              6. No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body or any other Person pursuant to any law or regulation of the United States of America or the States of Wisconsin or Illinois is required to be obtained or made by API, APSA or the Guarantor in connection with the due execution, delivery or performance by each of API, APSA, and the Guarantor of any Loan Document to which it is or is to be a party, or the borrowing by API or APSA of Loans on the date hereof, except for authorizations, approvals, actions, notices or filings which have been duly obtained or made and are in full force and effect or where the failure to obtain or make any thereof would not have a Material Adverse Effect.

              7. Neither API, APSA nor any Subsidiary of API is an "investment company" within the meaning of the Investment Company Act of 1940, as amended, or a "holding company," a "subsidiary company" of a "holding company" or an "affiliate" of a "holding company," within the meaning of and subject to regulation under the Public Utility Holding Company Act or 1935, as amended.

              8. Neither the execution or delivery by API, APSA or the Guarantor of any of the Loan Documents to which it is a party, nor the performance of their respective obligations thereunder, will violate F.R.S. Board Regulation G, T, U or X.

              9. The courts of the State of Wisconsin should, based on existing decisional law of Wisconsin, give effect to the choice of Illinois law in Section 10.15 of the Agreement and Section 3.9 of the Guaranty as the governing law in respect of the Agreement, the Notes and the Guaranty, except as limited by Wisconsin Statute Section 401.105(2) and assuming that:
  (a) there has been no fraud in any transaction involving the Agreement, the Notes or the Guaranty; (b) the consent of any of the parties to the choice of Illinois law was not obtained by improper means, such as any misrepresentation, duress, or undue

                                    D-1-5

_____________, 1997
Page D-1-6

  influence, or by mistake; and (c) such application of Illinois law would not be contrary to any public policy of the State of Wisconsin. Wisconsin Statute Section 401.105(1) indicates that "when a transaction bears a reasonable relation to this state and also to another state or nation the parties may agree that the law either of this state or of such other state or nation shall govern their rights and duties."

              The Wisconsin Supreme Court (the "Court"), in a case addressing a contractual choice of law, has stated that:

                     A precise delineation of those policies which are sufficiently important to warrant overriding a contractual choice of law stipulation is not possible. In general, however, statutes or common law which make a particular type of contract enforceable, e.g., usury laws, or which make a particular contract provision enforceable, e.g., laws prohibiting covenants not to compete, or that are designed to protect a weaker party against the unfair exercise of superior bargaining power by another party, are likely to embody an important state public policy.

  Bush v. National School Studios, Inc., 139 Wis. 2d 635, 643, 407 N.W.2d 883
  (1987). In the Bush case, the Court refused to honor a contractual choice of law which would have circumvented the Wisconsin Fair Dealership Law. In a prior case, Hammel v. Ziegler Financing Corp., 113 Wis. 2d 73, 78, 334 N.W.2d 913 (1983), a Wisconsin court honored the parties' choice of Missouri law in considering claimed usury law violations. Based solely upon our investigation of Wisconsin law in connection with this opinion and the assumptions and qualifications set forth herein, we hereby advise you that we are currently unaware of any reason why the courts of Wisconsin would determine that such application of Illinois law would be contrary to any public policy of the State of Wisconsin.

              Our opinions expressed in this letter are subject to:

                                    D-1-6

_____________, 1997
Page D-1-7

  (a) the effect or bankruptcy, insolvency, reorganization, receivership, fraudulent conveyance, moratorium and other similar federal and state laws and judicially developed doctrines relevant to any such laws affecting the rights and remedies of creditors generally; and (b) the effect of general principles of equity, whether applied by a court of law or equity (including, without limitation, principles governing the availability of specific performance, injunctive relief or other equitable remedies or affording equitable defenses against a party seeking enforcement). Without limiting the foregoing, we note that a Wisconsin court might impose obligations of good faith, fair dealing, diligence and reasonableness in connection with any of the Agreement, the Notes and the Guaranty.

              The law covered by the opinions expressed herein is limited to the federal laws of the United States of America, the present internal laws of the State of Wisconsin, with respect to the opinions expressed as to the Guarantor in paragraphs 1 and 2 hereof, the corporate law of the State of Delaware, and (as qualified below) Illinois. In rendering the opinions expressed herein with respect to matters of the laws of Illinois, we have assumed, with your permission, that the present internal laws of Illinois are identical to the present internal laws of Wisconsin in all respects material to our opinions. We express no opinion whether that assumption is correct or reasonable under the circumstances.

              This opinion deals only with the specific legal issues that it explicitly addresses and no opinions shall be implied as to matters not so addressed.

              Our opinions herein are subject to the following additional qualifications:

              (a) Except as specifically set forth herein, no opinion is rendered as to title of API, APSA or the Guarantor to any assets, nor as to priority of any mortgage or security interest.


                                    D-1-7

_____________, 1997
Page D-1-8

              (b) This opinion is given as of the date hereof, it is intended to apply only to those facts and circumstances which exist as of the date hereof, and we assume no obligation or responsibility to update or supplement this opinion to reflect any facts or circumstances which may hereafter come to our attention, any changes in laws which may hereafter occur, or to inform the addressee of any change in circumstances occurring after the date of this opinion which would alter the opinions rendered herein.

              This opinion letter is intended solely for your benefit and that of the other Banks who may become parties to the Agreement (including assignees and participants of such Banks), and may not be relied upon, referred to or otherwise used by any other Person without our express written consent, except that Mayer, Brown & Platt are authorized to rely on this letter, in connection with their representation of you, as if this letter were addressed to them. Subject to the foregoing, this opinion letter may be relied upon by you only in connection with the transactions contemplated by the Agreement, and may not be used or relied upon by you or any other Person for any other purpose whatsoever without in each instance our prior written consent.





                                    D-1-8

_____________, 1997
Page D-1-9


              We note that Anthony W. Asmuth III, a partner of this firm, is also Secretary of API and the Guarantor, and Secretary, Assistant Secretary and/or a Director of certain Subsidiaries of API.

                                       Very truly yours,

                                       QUARLES & BRADY

















                                    D-1-9

                                 EXHIBIT D-2




                [Letterhead of Salans, Hertzfeld & Heilbronn]

                               _________, 1997



  To the Administrative Agent and
   each of the Banks party to the
   Agreement referred to below
  c/o Bank of America National Trust
   and Savings Association, as Agent
  1455 Market Street, 12th Floor
  San Francisco, CA 94103

        Re: Multicurrency Credit Agreement dated as of October 23, 1997 (the "Agreement") among Applied Power Europe S.A. ("APSA"), Applied Power Inc. ("API"), various financial institutions (the "Banks") and Bank of America National Trust and Savings Association, as Agent (the "Agent")

  Ladies and Gentlemen:

        We have acted as counsel to APSA in connection with the execution and delivery of the Agreement and the other Loan Documents to which it is a party. This opinion is being delivered to you pursuant to Section 4.1(h) of the Agreement. Terms used herein which are defined in the Agreement shall have the respective meanings set forth in the Agreement unless otherwise defined herein.

        In giving the opinions set forth in this letter we have (i) reviewed each of (a) the Organic Documents, as in effect on the date hereof, of APSA,
  (b) the records of the corporate proceedings of APSA, and (c) the Agreement and the Notes; and (ii) examined such questions of law and made such other investigation and review as we have deemed necessary or appropriate as a basis for the opinions hereinafter expressed. As to questions of fact material to the opinions expressed herein and as to the content and form of by-laws, minutes, and resolutions and other documents or writings, we have relied, to the extent that we have considered reasonably appropriate, upon representations of APSA's management.

  We have assumed without inquiry or other investigation (i) the conformity with originals of all documents submitted to us as copies and the genuineness of all signatures; (ii) the full capacity, power and authority of each Person (other than APSA) to execute, deliver and perform the Agreement, and each document heretofore executed and delivered or hereafter to be executed and delivered and to do such other acts heretofore done or hereafter to be done by such Person as contemplated by the Agreement; (iii) the legality, validity, binding effect and enforceability as to each Person (other than APSA) of the Agreement, and each document executed and delivered as contemplated by the Agreement; (iv) the genuineness of each signature on all documents that we have examined; (v) the completeness and authenticity of each document submitted to us; and (vi) the conformity to the original of each document submitted to us as a copy.

        Based upon and subject to the foregoing, and subject to the qualifications and exceptions set forth herein, we are of the opinion that:


        1. APSA and each of its Subsidiaries, (i) is a corporation duly organized in France as a societe anonyme, and validly existing under the laws of the Republic of France ("France"), and (ii) has full corporate power and authority and, to the best of our knowledge without specified investigation, holds all material requisite governmental licenses, permits and other approvals to own and hold under lease its property and to conduct its business substantially as currently conducted by it. APSA has full corporate power and authority to execute, deliver and perform its obligations under the Agreement and to take all other actions incidental to any thereof.

        2.    The execution and delivery by APSA of the Agreement and

_____________, 1997
Page D-2-3

  the Notes, and the performance by APSA of all its respective obligations thereunder, and all other actions incidental to any thereof (i) have been duly authorized by all necessary corporate action, (ii) do not and will not conflict with, result in any violation of, or constitute any default under,
  (A) any provision of any Organic Document or material Contractual Obligation of which we have knowledge after due inquiry, any applicable decree, order, writ or jurisdiction over APSA or its property, and (iii) will not result in or require the creation or imposition of any Lien on any of the properties of APSA pursuant to the provisions of any material Contractual Obligation of which we have knowledge after due inquiry. APSA has duly executed and delivered the Agreement and the Notes.

        3. There is no pending or, to the best of our knowledge, threatened litigation, action or proceeding affecting APSA or any Subsidiary of APSA, or any of their respective properties, assets or revenues, which may have a Material Adverse Effect.

        4. No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body or any other Person pursuant to any law or regulation of France is required to be obtained or made by APSA in connection with the due execution, delivery or performance by APSA of the Agreement, or the borrowing by APSA of Loans on the date hereof, except for authorizations, approvals, actions, notices or filings which have been duly obtained or made and are in full force and effect or where the failure to obtain or make any thereof would not have a Material Adverse Effect.

        5.(a) The choice of law provisions set forth in the Agreement and the Notes should be recognized by the courts in France ("French Courts");

        (b)   APSA can sue and be sued in its own name in French Courts;

        (c)   under the laws of France, the irrevocable submission of

                                    D-2-3

_____________, 1997
Page D-2-4

  APSA to the jurisdiction of federal and state courts in Chicago, Illinois (each an "Illinois Court" and collectively the "Illinois Courts"), and the agreement of APSA that the Agreement and the Notes shall be governed by and construed in accordance with the laws of Illinois, are legal, valid and binding; and

        (d) any judgment obtained in an Illinois Court arising out of or in relation to the obligations of APSA under the Agreement, the Notes or the transactions contemplated thereby should be recognized and enforced in France, subject to obtaining an exequatur of such judgment from a French court, which should be obtained provided that:

              (i) such judgment is final and obtained in compliance with legal requirements of the jurisdiction of the court rendering such judgment and in compliance with the Agreement and the transactions contemplated thereby,

              (ii) service of process was made personally,

              (iii) such judgment does not contravene French law, French public policy, international public policy, international treaties binding upon France or generally accepted principles of international law,

              (iv) the applicable procedure under the law of France with respect to the enforcement of foreign judgments including exequatur is complied with,

              (v) no judgment or action on the same subject between the parties thereto shall have been initiated or shall be pending in any French court.

        6. In proceedings brought in the French Courts in relation to the Agreement or the Notes, APSA will not be entitled to claim for itself or any of its properties (whether real or personal) situated within the jurisdiction of such French court immunity on any grounds, to the extent that it could have or thereafter could


                                    D-2-4

_____________, 1997
Page D-2-5

  acquire any such immunity, from jurisdiction, suit, execution, attachment or judgment of any court or from any other legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution or otherwise).

        7. A judgment in a French Court to a claim brought in connection with the Agreement or the Notes could be rendered in Dollars.

        8. Any payment of principal, interest, fees or other amounts by APSA will not be subject, under applicable French tax laws and regulations, to any withholding tax or other deduction.

        9. To ensure the legality, validity, enforceability or admissibility in evidence of the Agreement or the Notes, it is not necessary that the Agreement or the Notes or any other document be previously filed, registered or recorded with any court or other authority in France or that any registration charges or stamp or similar tax be paid on or in respect of the Agreement or the Notes or any other document issued in connection with the Agreement.

        10. After being translated into French by an accredited translator, the Agreement and the Notes will be in proper legal form under the laws of France for the enforcement thereof against APSA.

        11. It is not necessary under the laws of France (a) in order to enable the Agent or any Banks to enforce its rights under the Agreement or the Notes or (b) by reason of the execution, delivery or performance of the Agreement or the Notes that it should be licensed, qualified or entitled to carry on business in France.

        12. Neither the Agent nor any Bank will be deemed under present legislation in France to be resident, domiciled or carrying on business in France by reason only of the execution, delivery, performance or enforcement of the Agreement or


                                    D-2-5

_____________, 1997
Page D-2-6

  the Notes.

        13. The obligations of APSA under the Agreement and the Notes are valid and binding obligations enforceable against it according to their terms and will at all times rank pari passu with all other unsecured and unsubordinated obligations of APSA but may be limited by statutory priorities established by tax, labor, bankruptcy, suspension of payments and similar laws affecting creditors rights generally.

        Attorneys involved in the preparation of its opinion letter are members of the bar of France, and we express no opinion as to the laws of any jurisdiction other than the laws of France as in effect on the date hereof.

        This letter is intended solely for your benefit and that of the other Banks who may become parties to the Agreement including assignees and participants of such Banks, and may not be relied upon, referred to or otherwise used by any other Person without our express written consent, except that Mayer, Brown & Platt are authorized to rely on this letter, in connection with their representation of you, as if this letter were addressed to them.

                                       Very truly yours,



                                       Salans, Hertzfeld & Heilbronn

                                  EXHIBIT E

                [FORM OF] ASSIGNMENT AND ACCEPTANCE AGREEMENT


              This ASSIGNMENT AND ACCEPTANCE AGREEMENT (this "Assignment and
  Acceptance") dated as of _____________,        is made between
  ______________________________ (the "Assignor") and
  __________________________ (the "Assignee").


                                   RECITALS
                                   --------

              WHEREAS, the Assignor is party to that certain Multicurrency Credit Agreement dated as of October 23, 1997 (as amended, amended and restated, modified, supplemented or renewed, the "Credit Agreement") among Applied Power Inc., Applied Power Europe S.A., and the several financial institutions from time to time party thereto (including the Assignor, the "Banks"), and Bank of America National Trust and Savings Association, as agent for the Banks (the "Agent"). Any terms defined in the Credit Agreement and not defined in this Assignment and Acceptance are used herein as defined in the Credit Agreement;

              WHEREAS, as provided under the Credit Agreement, the Assignor has committed to making Loans (the "Committed Loans") to the Borrowers in an aggregate amount not to exceed $__________ (the "Commitment");

              WHEREAS, [the Assignor has made Committed Loans in the aggregate principal amount of $__________ to the Company and $______ to APSA] [no Committed Loans are outstanding under the Credit Agreement];

              WHEREAS, the Assignor wishes to assign to the Assignee [part of the] [all] rights and obligations of the Assignor under the Credit Agreement in respect of its Commitment, [together with a corresponding portion of each of its outstanding Committed Loans] in an amount equal to $__________ (the "Assigned Amount") on the terms and subject to the conditions set forth herein and the Assignee wishes to accept assignment of such rights and to assume such obligations from the Assignor on such terms and subject to such conditions;

              NOW, THEREFORE, in consideration of the foregoing and the mutual agreements contained herein, the parties hereto agree as follows:


        1.    Assignment and Acceptance.
              --------------------------
              (a) Subject to the terms and conditions of this Assignment and Acceptance, (i) the Assignor hereby sells, transfers and assigns to the Assignee, and (ii) the Assignee hereby purchases, assumes and undertakes from the Assignor, without recourse and without representation or warranty (except as provided in this Assignment and Acceptance) __% (the "Assignee's Percentage Share") of (A) the Commitment [and the Committed Loans] of the Assignor and (B) all related rights, benefits, obligations, liabilities and indemnities of the Assignor under and in connection with the Credit Agreement and the Loan Documents.

              [If appropriate, add paragraph specifying payment to Assignor by Assignee of outstanding principal of, accrued interest on, and fees with respect to, Committed Loans assigned.]

              (b) With effect on and after the Effective Date (as defined in Section 5 hereof), the Assignee shall be a party to the Credit Agreement and succeed to all of the rights and be obligated to perform all of the obligations of a Bank under the Credit Agreement, including the requirements concerning confidentiality and the payment of indemnification, with a Commitment in an amount equal to the Assigned Amount. The Assignee agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Credit Agreement are required to be performed by it as a Bank. It is the intent of the parties hereto that the Commitment of the Assignor shall, as of the Effective Date, be reduced by an amount equal to the Assigned Amount and the Assignor shall relinquish its rights and be released from its obligations under the Credit Agreement to the extent such obligations have been assumed by the

  Assignee; provided, however, the Assignor shall not relinquish its rights under Sections 3.1, 3.3, 10.3 and 10.4 of the Credit Agreement to the extent such rights relate to the time prior to the Effective Date.

              (c) After giving effect to the assignment and assumption set forth herein, on the Effective Date the Assignee's Commitment will be $__________.

              (d) After giving effect to the assignment and assumption set forth herein, on the Effective Date the Assignor's Commitment will be $__________.

        2.    Payments.
              ---------
              (a) As consideration for the sale, assignment and transfer contemplated in Section 1 hereof, the Assignee shall pay to the Assignor on the Effective Date in immediately available funds an amount equal to $__________, representing the Assignee's Pro Rata Share of the principal amount of all Committed Loans.

              (b) The [Assignor] [Assignee] further agrees to pay to the Agent a processing fee in the amount specified in Section 10.8(a) of the Credit Agreement.

        3.    Reallocation of Payments.
              -------------------------
        Any interest, fees and other payments accrued to the Effective Date with respect to the Commitment[,] [and] Committed Loans shall be for the account of the Assignor. Any interest, fees and other payments accrued on and after the Effective Date with respect to the Assigned Amount shall be for the account of the Assignee. Each of the Assignor and the Assignee agrees that it will hold in trust for the other party any interest, fees and other amounts which it may receive to which the other party is entitled pursuant to the preceding sentence and pay to the other party any such amounts which it may receive promptly upon receipt.

        4.    Independent Credit Decision.
              ----------------------------

        The Assignee (a) acknowledges that it has received a copy of the Credit Agreement and the Schedules and Exhibits thereto, together with copies of the most recent financial statements referred to in Section 6.1(a) and (b) of the Credit Agreement, and such other documents and information as it has deemed appropriate to make its own credit and legal analysis and decision to enter into this Assignment and Acceptance; and (b) agrees that it will, independently and without reliance upon the Assignor, the Agent or any other Bank and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit and legal decisions in taking or not taking action under the Credit Agreement.

        5.    Effective Date; Notices.
              ------------------------
              (a) As between the Assignor and the Assignee, the effective date for this Assignment and Acceptance shall be __________, 199__ (the "Effective Date"); provided that the following conditions precedent have been satisfied on or before the Effective Date:

                     (i) this Assignment and Acceptance shall be executed and delivered by the Assignor and the Assignee;

                    (ii) the consent of the Company and the Agent required for an effective assignment of the Assigned Amount by the Assignor to the Assignee under Section 10.8(a) of the Credit Agreement shall have been duly obtained and shall be in full force and effect as of the Effective Date;

                   (iii) the Assignee shall pay to the Assignor all amounts due to the Assignor under this Assignment and Acceptance;

                   [(iv) the Assignee shall have complied with Section 8.10 of the Credit Agreement (if applicable);

                     (v) the processing fee referred to in Section 2(b) hereof and in Section 10.8(a) of the Credit Agreement shall have been paid to the Agent; and

                    (vi) the Assignor shall have assigned and the Assignee shall have assumed a percentage equal to the Assignee's Percentage Share of the rights and obligations of the Assignor under the Credit Agreement (if such agreement exists).

              (b) Promptly following the execution of this Assignment and Acceptance, the Assignor shall deliver to the Company and the Agent for acknowledgment by the Agent, a Notice of Assignment substantially in the form attached hereto as Schedule 1.

        [6.   Agent.  [INCLUDE ONLY IF ASSIGNOR IS AGENT]

              (a) The Assignee hereby appoints and authorizes the Assignor to take such action as agent on its behalf and to exercise such powers under the Credit Agreement as are delegated to the Agent by the Banks pursuant to the terms of the Credit Agreement.

              (b) The Assignee shall assume no duties or obligations held by the Assignor in its capacity as Agent under the Credit Agreement.]

        7.    Withholding Tax.
              ----------------
        The Assignee (a) represents and warrants to the Bank, the Agent and the Company that under applicable law and treaties no tax will be required to be withheld by the Bank with respect to any payments to be made to the Assignee hereunder, (b) agrees to furnish (if it is organized under the laws of any jurisdiction other than the United States or any State thereof) to the Agent and the Company prior to the time that the Agent or Company is required to make any payment of principal, interest or fees hereunder, duplicate executed originals of either U.S. Internal Revenue Service Form 4224 or U.S. Internal Revenue Service Form 1001 (wherein the Assignee claims entitlement to the benefits of a tax treaty that provides for a complete exemption from U.S. federal income withholding tax on all payments hereunder) and agrees to provide new Forms 4224 or 1001 upon the expiration of any previously delivered form or comparable statements in accordance with applicable U.S. law and regulations and amendments thereto, duly executed and completed by the Assignee, and (c) agrees to comply with all applicable U.S. laws and regulations with regard to such withholding tax exemption.

        8.    Representations and Warranties.
              -------------------------------
              (a) The Assignor represents and warrants that (i) it is the legal and beneficial owner of the interest being assigned by it hereunder and that such interest is free and clear of any Lien or other adverse claim;
  (ii) it is duly organized and existing and it has the full power and authority to take, and has taken, all action necessary to execute and deliver this Assignment and Acceptance and any other documents required or permitted to be executed or delivered by it in connection with this Assignment and Acceptance and to fulfill its obligations hereunder; (iii) no notices to, or consents, authorizations or approvals of, any Person are required (other than any already given or obtained) for its due execution, delivery and performance of this Assignment and Acceptance, and apart from any agreements or undertakings or filings required by the Credit Agreement, no further action by, or notice to, or filing with, any Person is required of it for such execution, delivery or performance; and (iv) this Assignment and Acceptance has been duly executed and delivered by it and constitutes the legal, valid and binding obligation of the Assignor, enforceable against the Assignor in accordance with the terms hereof, subject, as to enforcement, to bankruptcy, insolvency, moratorium, reorganization and other laws of general application relating to or affecting creditors' rights and to general equitable principles.

              (b) The Assignor makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Credit Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Agreement or any other instrument or document furnished pursuant thereto. The Assignor makes no representation or warranty in connection with, and assumes no responsibility with respect to, the solvency, financial condition or statements of the Company, or the performance or observance by the Company, of any of its respective obligations under the Credit Agreement or any other instrument or document furnished in connection therewith.

              (c) The Assignee represents and warrants that (i) it is duly organized and existing and it has full power and authority to take, and has taken, all action necessary to execute and deliver this Assignment and Acceptance and any other documents required or permitted to be executed or delivered by it in connection with this Assignment and Acceptance, and to fulfill its obligations hereunder; (ii) no notices to, or consents, authorizations or approvals of, any Person are required (other than any already given or obtained) for its due execution, delivery and performance of this Assignment and Acceptance; and apart from any agreements or undertakings or filings required by the Credit Agreement, no further action by, or notice to, or filing with, any Person is required of it for such execution, delivery or performance; (iii) this Assignment and Acceptance has been duly executed and delivered by it and constitutes the legal, valid and binding obligation of the Assignee, enforceable against the Assignee in accordance with the terms hereof, subject, as to enforcement, to bankruptcy, insolvency, moratorium, reorganization and other laws of general application relating to or affecting creditors' rights and to general equitable principles; and (iv) it is an Eligible Assignee.

        9.    Further Assurances.
              -------------------
        The Assignor and the Assignee each hereby agree to execute and deliver such other instruments, and take such other action, as either party may reasonably request in connection with the transactions contemplated by this Assignment and Acceptance, including the delivery of any notices or other documents or instruments to the Company or the Agent, which may be required in connection with the assignment and assumption contemplated hereby.

        10.   Miscellaneous.
              --------------
              (a) Any amendment or waiver of any provision of this Assignment and Acceptance shall be in writing and signed by the parties hereto. No failure or delay by either party hereto in exercising any right, power or privilege hereunder shall operate as a waiver thereof and any waiver of any breach of the provisions of this Assignment and Acceptance shall be without prejudice to any rights with respect to any other or further breach thereof.

              (b) All payments made hereunder shall be made without any set-off or counterclaim.

              (c) The Assignor and the Assignee shall each pay its own costs and expenses incurred in connection with the negotiation, preparation, execution and performance of this Assignment and Acceptance.

              (d) This Assignment and Acceptance may be executed in any number of counterparts and all of such counterparts taken together shall be deemed to constitute one and the same instrument.

              (e) THIS ASSIGNMENT AND ACCEPTANCE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF ILLINOIS. The Assignor and the Assignee each irrevocably submits to the non-exclusive jurisdiction of any State or Federal court sitting in Illinois over any suit, action or proceeding arising out of or relating to this Assignment and Acceptance and irrevocably agrees that all claims in respect of such action or proceeding may be heard and determined in such Illinois State or Federal court. Each party to this Assignment and Acceptance hereby irrevocably waives, to the fullest extent it may effectively do so, the defense of an inconvenient forum to the maintenance of such action or proceeding.

              (f) THE ASSIGNOR AND THE ASSIGNEE EACH HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE ANY RIGHTS THEY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH THIS ASSIGNMENT AND ACCEPTANCE, THE CREDIT AGREEMENT, ANY RELATED DOCUMENTS AND AGREEMENTS OR ANY COURSE OF CONDUCT, COURSE OF DEALING, OR STATEMENTS (WHETHER ORAL OR WRITTEN).

              [Other provisions to be added as may be negotiated between the Assignor and the Assignee, provided that such provisions are not inconsistent with the Credit Agreement.]

        IN WITNESS WHEREOF, the Assignor and the Assignee have caused this Assignment and Acceptance to be executed and delivered by their duly authorized officers as of the date first above written.

                                      [ASSIGNOR]


                                      By:

                                      Title:


                                      By:

                                      Title:

                                      Address:

                                      [ASSIGNEE]


                                      By:

                                      Title:


                                      By:

                                      Title:

                                      Address:

                                  SCHEDULE 1

                     NOTICE OF ASSIGNMENT AND ACCEPTANCE
                     -----------------------------------

                                                 _______________, 19__



  Bank of America National Trust
    and Savings Association, as Agent
  1455 Market Street, 12th Floor
  San Francisco, CA  94103
  Attn:  Agency Management Services #5596


  Applied Power Inc.
  13000 West Silver Springs Drive
  Butler, Wisconsin  53007

  Ladies and Gentlemen:

        We refer to the Multicurrency Credit Agreement dated as of October 23, 1997 (as amended, amended and restated, modified, supplemented or renewed from time to time the "Credit Agreement") among Applied Power Inc., Applied Power Europe S.A., and the Banks referred to therein and Bank of America National Trust and Savings Association as agent for the Banks (the "Agent"). Terms defined in the Credit Agreement are used herein as therein defined.

        1. We hereby give you notice of, and request your consent to, the assignment by __________________ (the "Assignor") to _______________ (the
  "Assignee") of _____% of the right, title and interest of the Assignor in and to the Credit Agreement (including, without limitation, the right, title and interest of the Assignor in and to the Commitments of the Assignor[,] [and] all outstanding Loans made by the Assignor) pursuant to the Assignment and Acceptance Agreement attached hereto (the "Assignment and Acceptance"). Before giving effect to such assignment the Assignor's Commitment is $ ___________[,] [and]
  the aggregate amount of its outstanding Loans is $_____________.

        2. The Assignee agrees that, upon receiving the consent of the Agent and, if applicable, Applied Power Inc. to such assignment, the Assignee will be bound by the terms of the Credit Agreement as fully and to the same extent as if the Assignee were the Bank originally holding such interest in the Credit Agreement.

        3.    The following administrative details apply to the Assignee:

              (A)   Notice Address:

                    Assignee name: __________________________
                    Address:  _______________________________
                              _______________________________
                              _______________________________
                    Attention:  _____________________________
                    Telephone:  (___) _______________________
                    Telecopier:  (___) ______________________
                    Telex (Answerback):  ____________________

              (B)   Payment Instructions:

                    Account No.:  ___________________________
                          At:     ___________________________
                                  ___________________________
                                  ___________________________
                    Reference:    ___________________________
                    Attention:    ___________________________

        4. You are entitled to rely upon the representations, warranties and covenants of each of the Assignor and Assignee contained in the Assignment and Acceptance.

        IN WITNESS WHEREOF, the Assignor and the Assignee have caused this Notice of Assignment and Acceptance to be executed by their respective duly authorized officials, officers or agents as of the date first above mentioned.

                                Very truly yours,
                                [NAME OF ASSIGNOR]


                                By:

                                     Title:


                                By:

                                     Title:

                                [NAME OF ASSIGNEE]


                                By:

                                     Title:


                                By:

                                     Title:


  ACKNOWLEDGED AND ASSIGNMENT
  CONSENTED TO:


  APPLIED POWER INC.


  By:_______________________________

  Title:  __________________________


  By:_______________________________

  Title:  __________________________

  BANK OF AMERICA NATIONAL TRUST AND
    SAVINGS ASSOCIATION, as Agent


  By: __________________________
  Its: _________________________

                                 EXHIBIT F-1


                              [FORM OF] BID NOTE


                                                   _____________, ______


              FOR VALUE RECEIVED, the undersigned, Applied Power Inc. (the
  "Borrower"), hereby promises to pay to the order of                     (the
  "Bank") the aggregate unpaid principal amount of all Bid Loans made by the Bank to the Borrower pursuant to the Multicurrency Credit Agreement, dated as of October 23, 1997 (such Multicurrency Credit Agreement, as it may be amended, restated, supplemented or otherwise modified from time to time, being hereinafter called the "Credit Agreement"), among Applied Power Inc., Applied Power Europe S.A., the Bank, the other banks parties thereto, and Bank of America National Trust and Savings Association, as Agent for the Banks, on the dates and in the amounts provided in the Credit Agreement. The Borrower further promises to pay interest on the unpaid principal amount of the Bid Loans evidenced hereby from time to time at the rates, on the dates, and otherwise as provided in the Credit Agreement.

              The Bank is authorized to endorse the amount and the date on which each Bid Loan is made, the maturity date therefor and each payment of principal with respect thereto on the schedules annexed hereto and made a part hereof, or on continuations thereof which shall be attached hereto and made a part hereof; provided, that any failure to endorse such information on such schedule or continuation thereof shall not in any manner affect any obligation of the Borrower under the Credit Agreement and this Bid Note (the "Note").

              This Note is one of the Notes referred to in, and is entitled to the benefits of, the Credit Agreement, which Credit Agreement, among other things, contains provisions for acceleration of the maturity hereof upon the happening of certain stated events and also for prepayments on account of principal hereof prior to the maturity hereof upon the terms and conditions therein specified.



                                    F-1-1

             Terms defined in the Credit Agreement are used herein with their defined meanings therein unless otherwise defined herein. This Note shall be governed by, and construed and interpreted in accordance with, the laws of the State of Illinois applicable to contracts made and to be performed entirely within such State.



                                     APPLIED POWER INC.



                                     By:_______________________________

                                     Title:____________________________













                                    F-1-2

                                                    Schedule to Bid Note



                     BID LOANS AND REPAYMENT OF BID LOANS





                                 (3)           (4)
                   (2)         Maturity       Amount         (5)
     (1)        Amount of      Date of        of Bid      Notation
     Date       Bid Loan      Bid Loan      Loan Repaid    Made By

___________    ____________   ___________   ___________    _________

___________    ____________   ___________   ___________    _________

___________    ____________   ___________   ___________    _________

___________    ____________   ___________   ___________    _________

___________    ____________   ___________   ___________    _________

___________    ____________   ___________   ___________    _________

___________    ____________   ___________   ___________    _________

___________    ____________   ___________   ___________    _________

___________    ____________   ___________   ___________    _________

___________    ____________   ___________   ___________    _________

___________    ____________   ___________   ___________    _________

___________    ____________   ___________   ___________    _________

___________    ____________   ___________   ___________    _________

                                    F-1-3

___________    ____________   ___________   ___________    _________

___________    ____________   ___________   ___________    _________

___________    ____________   ___________   ___________    _________













                                    F-1-4

                                 EXHIBIT F-2


                           [FORM OF] COMMITTED NOTE


  $_____________________                           _____________,_____


             FOR VALUE RECEIVED, the undersigned, [Applied Power Inc./Applied Power Europe S.A.] (the "Borrower"), hereby promises to pay to the order of (the "Bank"), the aggregate unpaid principal amount of all Committed Loans made by the Bank to the Borrower pursuant to the Multicurrency Credit Agreement, dated as of October 23, 1997 (such Multicurrency Credit Agreement, as it may be amended, restated, supplemented or otherwise modified from time to time, being hereinafter called the "Credit Agreement"), among Applied Power Inc., Applied Power Europe S.A., the Bank, the other banks parties thereto, and Bank of America National Trust and Savings Association, as Agent for the Banks, on the dates and in the amounts provided in the Credit Agreement. The Borrower further promises to pay interest on the unpaid principal amount of the Committed Loans evidenced hereby from time to time at the rates, on the dates, and otherwise as provided in the Credit Agreement.

             The Bank is authorized to endorse the amount and the date on which each Committed Loan is made, the maturity date therefor and each payment of principal with respect thereto on the schedules annexed hereto and made a part hereof, or on continuations thereof which shall be attached hereto and made a part hereof; provided, that any failure to endorse such information on such schedule or continuation thereof shall not in any manner affect any obligation of the Borrower under the Credit Agreement and this Committed Note (the "Note").

             This Note is one of the Notes referred to in, and is entitled to the benefits of, the Credit Agreement, which Credit Agreement, among other things, contains provisions for acceleration of the maturity hereof upon the happening of certain stated events and also for prepayments on account of principal hereof prior to the maturity hereof upon the terms and conditions

                                    F-2-1
  therein specified.

















                                    F-2-2

             Terms defined in the Credit Agreement are used herein with their defined meanings therein unless otherwise defined herein. This Note shall be governed by, and construed and interpreted in accordance with, the laws of the State of Illinois applicable to contracts made and to be performed entirely within such State.



                                     [APPLIED POWER INC./
                                     APPLIED POWER EUROPE S.A.]



                                     By:_____________________________

                                     Title:__________________________















                                    F-2-3

                                              Schedule A to Committed Note



               BASE RATE LOANS AND REPAYMENT OF BASE RATE LOANS



                   (2)           (3)            (4)
                  Amount      Maturity       Amount of
                    of         Date of         Base         (5)
      (1)          Base          Base        Rate Loan    Notation
      Date       Rate Loan    Rate Loan       Repaid       Made By
  ___________   ___________  ___________  _____________  ____________

  ___________   ___________  ___________  _____________  ____________

  ___________   ___________  ___________  _____________  ____________

  ___________   ___________  ___________  _____________  ____________

  ___________   ___________  ___________  _____________  ____________

  ___________   ___________  ___________  _____________  ____________

  ___________   ___________  ___________  _____________  ____________

  ___________   ___________  ___________  _____________  ____________

  ___________   ___________  ___________  _____________  ____________

  ___________   ___________  ___________  _____________  ____________

  ___________   ___________  ___________  _____________  ____________

                                    F-2-4

  ___________   ___________  ___________  _____________  ____________

  ___________   ___________  ___________  _____________  ____________

  ___________   ___________  ___________  _____________  ____________












                                    F-2-5

                                        Schedule B to Committed Note



           OFFSHORE RATE LOANS AND REPAYMENT OF OFFSHORE RATE LOANS
           --------------------------------------------------------




                  (2)           (3)            (4)
                 Amount       Maturity       Amount of
                   of         Date of        Offshore        (5)
      (1)       Offshore      Offshore         Rate       Notation
     Date       Rate Loan     Rate Loan     Loan Repaid    Made By

  ___________   ___________  ___________  _____________  ____________

  ___________   ___________  ___________  _____________  ____________

  ___________   ___________  ___________  _____________  ____________

  ___________   ___________  ___________  _____________  ____________

  ___________   ___________  ___________  _____________  ____________

  ___________   ___________  ___________  _____________  ____________

  ___________   ___________  ___________  _____________  ____________

  ___________   ___________  ___________  _____________  ____________

  ___________   ___________  ___________  _____________  ____________

  ___________   ___________  ___________  _____________  ____________

  ___________   ___________  ___________  _____________  ____________

                                    F-2-6

  ___________   ___________  ___________  _____________  ____________

  ___________   ___________  ___________  _____________  ____________

  ___________   ___________  ___________  _____________  ____________












                                    F-2-7

                                  EXHIBIT G

                   FORM OF OPINION OF COUNSEL FOR THE AGENT

                     [Letterhead of Mayer, Brown & Platt]

  _________, 1997


  To each financial institution that is a
    party to the Credit Agreement referred
    to below

                   Re:  Applied Power Inc.

  Ladies and Gentlemen:

       We have acted as counsel for Bank of America National Trust and Savings Association in its capacity as Agent in connection with the preparation, execution and delivery of the Multicurrency Credit Agreement, dated as of October 23, 1997 (the "Credit Agreement"), among Applied Power Inc. (the "Company"), Applied Power Europe S.A. ("APSA") the financial institutions which are parties thereto (the "Banks"), and Bank of America National Trust and Savings Association, as agent for the Banks (in such capacity, the "Agent"). Terms defined in the Credit Agreement are used herein as defined therein.

       In connection herewith, we have examined the following (collectively, the "Closing Documents"):

       (1) counterparts of the Credit Agreement executed by the Company, APSA, the Agent, and the Banks (or, in the case of certain Banks, facsimile confirmation that such Banks have executed a counterpart of the Credit Agreement);

       (2) the documents, certificates and opinion of counsel furnished on October 23, 1997 pursuant to Section 4.1 of the Credit Agreement.

       In our examination of the Closing Documents, we have assumed the genuineness of all signatures, the authority of the persons signing each of the Closing Documents, the authenticity of all documents submitted to us as originals and the conformity to authentic original documents of all documents submitted to us as certified, conformed or photostatic copies. We also have assumed that (a) each of the Company and APSA has duly executed and delivered the Credit Agreement pursuant to due authorization and (b) the Credit Agreement is the legal, valid and binding obligation of the Agent and each Bank, enforceable against each such entity in accordance with its terms.

       Based upon the foregoing, and subject to the qualifications set forth below, we are of the opinion that, under the laws of the State of Illinois:

       1. The Credit Agreement constitutes the legal, valid and binding obligation of the Company and APSA, enforceable against each of the Company and APSA in accordance with its terms; and

       2. The other Closing Documents are substantially responsive to the requirements of the Credit Agreement.

       Our opinion is subject to the following qualifications:

       (a) We express no opinion as to the effect of the law of any jurisdiction other than the State of Illinois wherein any Bank or any Bank's initial or successor Lending Office may be located, or wherein enforcement of the Credit Agreement may be sought, which limits the rates of interest legally chargeable or collectible.

       (b) We express no opinion with respect to the rights of any Participant under Section 10.8(d) of the Credit Agreement.

       (c) Our opinion in paragraph (1) above is subject to the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar law affecting creditors' rights generally and to the effect of general principles of equity (regardless of whether considered in a proceeding in equity or at law), including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing.

       (d) We express no opinion with respect to indemnification or contribution obligations which contravene public policy.

       We are members of the Bar of the State of Illinois and do not purport to be experts on, or to express any opinions herein concerning, any law other than the laws of the State of Illinois.

       This opinion is furnished by us as counsel to the Agent in connection with the Credit Agreement and the transactions contemplated thereby and is solely for the benefit of the Agent and the Banks, and this opinion may not be relied upon for any other purpose or by any other Person.

                                     Very truly yours,


                                     MAYER, BROWN & PLATT

                                  EXHIBIT H

                       INVITATION FOR COMPETITIVE BIDS



  Via Facsimile

  To the Banks Listed on Schedule A attached hereto:


  Ladies and Gentlemen:

       Reference is made to that certain Multicurrency Credit Agreement dated as of October 23, 1997 (as amended from time to time, the "Credit Agreement"), among Applied Power Inc., Applied Power Europe S.A., and the Banks party thereto, and Bank of America National Trust and Savings Association, as Agent for the Banks (the "Agent"). Capitalized terms used herein have the meanings specified in the Credit Agreement.

       Pursuant to Section 2.7(b) of the Credit Agreement, you are hereby invited to submit offers to make Bid Loans to the Company based on the following specifications:

       1.    Borrowing date: _______________, 199_;

       2.    Aggregate amount requested by the Company:
             $___________________;

       3.    Interest Period[s]: ____________________, [________________] and
             [________________].

       All Competitive Bids must be in the form of Exhibit J to the Credit Agreement and must be received by the Agent no later than 6:30 a.m. (San Francisco time) on ___________, 199_.

                                     BANK OF AMERICA NATIONAL TRUST
                                     AND SAVINGS ASSOCIATION, as Agent

                                     By: _____________________________

                                     Title: __________________________

                                  Schedule A

                                List of Banks

  [Bank]

       Facsimile: (___) ___-____


  [Bank]


       Facsimile: (___) ___-____


  [Bank]


       Facsimile: (___) ___-____


  [Bank]


       Facsimile: (___) ___-____


  [Bank]


       Facsimile: (___) ___-____

                                  EXHIBIT I

                           COMPETITIVE BID REQUEST


                            ________________, 199_


  Bank of America National Trust
   and Savings Association,
   as Agent
  [1455 Market Street, 12th Floor
  San Francisco, CA 94103
  Attention: Agency Management Services #5596]

  Ladies and Gentlemen:

       Reference is made to the Multicurrency Credit Agreement dated as of October 23, 1997 (as amended from time to time, the "Credit Agreement"), by and among Applied Power Inc., Applied Power Europe S.A., and the Banks party thereto, and Bank of America National Trust and Savings Association, as Agent for the Banks (the "Agent"). Capitalized terms used herein have the meanings specified in the Credit Agreement.

       This is a Competitive Bid Request for Bid Loans pursuant to Section 2.7 of the Credit Agreement as follows:

       (i)  The Business Day of the proposed Bid Borrowing is ______________,
  199_.

       (ii) The aggregate amount of the proposed Bid Borrowing is $___________________.

       (iii) The Interest Period[s] for the Bid Loans comprised in the Borrowing shall be _______________, [_________________] and
  [___________________].


                                     APPLIED POWER INC.

                                     By: _____________________

                                     Title: __________________

                                  EXHIBIT J

                           FORM OF COMPETITIVE BID


                                     ________________, _____

  Bank of America National Trust
   and Savings Association,
   as Agent
  1455 Market Street, 12th Floor
  San Francisco, CA 94103
  Attention: Agency Management Services #5596

  Ladies and Gentlemen:

       Reference is made to the Multicurrency Credit Agreement dated as of October 23, 1997 (as amended from time to time, the "Credit Agreement"), by and among Applied Power Inc., Applied Power Europe S.A., and the Banks party thereto, and Bank of America National Trust and Savings Association, as Agent for the Banks (the "Agent"). Capitalized terms used herein have the meanings specified in the Credit Agreement.

       In response to the Competitive Bid Request of the Company dated _____________, 199_ and in accordance with Section 2.7(c)(ii) of the Credit Agreement, the undersigned Bank offers to make [a] Bid Loan[s] thereunder in the following principal amount[s] at the following interest rates for the following Interest Period[s]:

  Date of Borrowing: ________________, 199_

  Aggregate Maximum Bid Amount:  $__________________


       Principal                Principal                Principal
       Amount $_________        Amount $_________        Amount $_________

       Interest:                Interest:                Interest:
      [Absolute                [Absolute                [Absolute
       Rate __%, __%, __%]      Rate __%, __%, __%]      Rate __%, __%, __%]

       Interest                 Interest                 Interest
       Period __________        Period __________        Period __________

       [By accepting this Bid Loan, the Company agrees that it shall not, directly or indirectly, use any portion of the proceeds of this Bid Loan (i) knowingly to purchase Ineligible Securities from the Arranger during any period in which the Arranger makes a market in such Ineligible Securities,
  (ii) knowingly to purchase during the underwriting or placement period Ineligible Securities being underwritten or privately placed by the Arranger, or (iii) to make payments of principal placed by the Arranger, or
  (iii) to make payments of principal or interest on Ineligible Securities underwritten or privately placed by the Arranger and issued by or for the benefit of the Company or any Affiliate of the Company.] [This paragraph is to be used ONLY by BofA NT&SA, when applicable, upon submission of a Competitive Bid.]

                                                     [NAME OF BANK]


                                                     By: _____________________

                                                     Title: __________________

                                  EXHIBIT K


                                   GUARANTY
                                   --------



     THIS GUARANTY (this "Guaranty"), dated as of October 23, 1997, made by Versa Technologies, Inc., a Delaware corporation (the "Guarantor"), in favor of each of the Lender Parties (as defined below).


                          W I T N E S S E T H:


     WHEREAS, pursuant to a Credit Agreement, dated as of October 23, 1997 (together with all amendments and other modifications, if any, from time to time thereafter made thereto, the "Credit Agreement"), among Applied Power Inc., a Wisconsin corporation (the "Company"), Applied Power Europe S.A., a French corporation ( APSA; together with the Company, the Borrowers ), the various commercial lending institutions (individually a "Lender" and collectively the "Lenders") as are, or may from time to time become, parties thereto and Bank of America National Trust and Savings Association, as agent (together with any successor(s) thereto in such capacity, the "Agent") for the Lenders, the Lenders have extended Commitments to make Loans to the Borrowers; and

     WHEREAS, as a condition precedent to the making of the initial Loans under the Credit Agreement, the Guarantor is required to execute and deliver this Guaranty; and

     WHEREAS, the Guarantor has duly authorized the execution, delivery and performance of this Guaranty; and

     WHEREAS, it is in the best interests of the Guarantor to execute this Guaranty inasmuch as the Guarantor will derive substantial direct and indirect benefits from the Loans made from time to time to the Borrowers by the Lenders pursuant to the Credit Agreement;

     NOW THEREFORE, for good and valuable consideration the receipt of which is hereby acknowledged, and in order to induce the Lenders to make Loans (including the initial Loans) to the Borrowers pursuant to the Credit Agreement, the Guarantor agrees, for the benefit of each Lender Party, as follows:


                                  ARTICLE I


                                 DEFINITIONS


     SECTION 1.1 Certain Terms. The following terms (whether or not underscored) when used in this Guaranty, including its preamble and recitals, shall have the following meanings (such definitions to be equally applicable to the singular and plural forms thereof):

     "Agent" is defined in the first recital.


     "Borrowers" is defined in the first recital.


     "Credit Agreement" is defined in the first recital.


     "Guarantor" is defined in the preamble.


     "Guaranty" is defined in the preamble.


     "Lender" is defined in the first recital.

     "Lender Party" means, as the context may require, any Lender or the Agent and each of its respective successors, transferees and assigns.

     "Lenders" is defined in the first recital.

     "Taxes" is defined in clause (a) of Section 2.8.

     SECTION 1.2 Credit Agreement Definitions. Unless otherwise defined herein or the context otherwise requires, terms used in this Guaranty, including its preamble and recitals, have the meanings provided in the Credit Agreement.


                                  ARTICLE II


                             GUARANTY PROVISIONS


     SECTION 2.1 Guaranty. The Guarantor hereby absolutely, unconditionally and irrevocably

     (a) guarantees the full and punctual payment when due, whether at stated maturity, by required prepayment, declaration, acceleration, demand or otherwise, of all Obligations of the Borrowers now or hereafter existing under the Credit Agreement, the Notes and each other Loan Document to which either Borrower is or may become a party, whether for principal, interest, fees, expenses or otherwise (including all such amounts which would become due but for the operation of the automatic stay under Section 362(a) of the United States Bankruptcy Code, 11 U.S.C. Section 362(a), and the operation of Sections 502(b) and 506(b) of the United States Bankruptcy Code, 11 U.S.C.
Section 502(b) and Section 506(b)), and


           (b) indemnifies and holds harmless each Lender Party and each holder of a Note for any and all costs and expenses (including reasonable attorneys fees and expenses) incurred by such Lender Party or such holder, as the case may be, in enforcing any rights under this Guaranty;

provided, however, that the Guarantor shall only be liable under this Guaranty for the maximum amount of such liability that can be hereby incurred without rendering this Guaranty, as it relates to the Guarantor, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer, and not for any greater amount. This Guaranty constitutes a guaranty of payment when due and not of collection, and the Guarantor specifically agrees that it shall not be necessary or required that any Lender Party or any holder of any Note exercise any right, assert any claim or demand or enforce any remedy whatsoever against either Borrower (or any other Person) before or as a condition to the obligations of the Guarantor hereunder.

     SECTION 2.2 Acceleration of Guaranty. The Guarantor agrees that, in the event of the dissolution or insolvency of the Guarantor, or the inability or failure of the Guarantor to pay debts as they become due, or an assignment by the Guarantor for the benefit of creditors, or the commencement of any case or proceeding in respect of the Guarantor under any bankruptcy, insolvency or similar laws, and if such event shall occur at a time when any of the Obligations of the Borrowers may not then be due and payable, the Guarantor will pay to the Lenders forthwith the full amount which would be payable hereunder by the Guarantor if all such Obligations were then due and payable.

     SECTION 2.3 Guaranty Absolute, etc. This Guaranty shall in all respects be a continuing, absolute, unconditional and irrevocable guaranty of payment, and shall remain in full force and effect until all Obligations of the Borrowers have been paid in full, all obligations of the Guarantor hereunder shall have been paid in full and all Commitments shall have terminated. The Guarantor guarantees that the Obligations of the Borrowers will be paid strictly in accordance with the terms of the Credit Agreement and each other Loan Document under which they arise, regardless of any law, regulation or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of any Lender Party or any holder of any Note with respect thereto. The liability of the Guarantor under this Guaranty shall be absolute, unconditional and irrevocable irrespective of:

           (a) any lack of validity, legality or enforceability of the Credit Agreement, any Note or any other Loan Document;

           (b)   the failure of any Lender Party or any holder of any Note

                 (i) to assert any claim or demand or to enforce any right or remedy against either Borrower or any other Person (including any other guarantor) under the provisions of the Credit Agreement, any Note, any other Loan Document or otherwise, or

                 (ii) to exercise any right or remedy against any other guarantor of, or collateral securing, any Obligations of either Borrower;

           (c) any change in the time, manner or place of payment of, or in any other term of, all or any of the Obligations of either Borrower, or any other extension, compromise or renewal of any Obligation of either Borrower;

           (d) any reduction, limitation, impairment or termination of any Obligations of either Borrower for any reason, including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to (and the Guarantor hereby waives any right to or claim of) any defense or setoff, counterclaim, recoupment or termination whatsoever by reason of the invalidity, illegality, nongenuineness, irregularity, compromise, unenforceability of, or any other event or occurrence affecting, any Obligations of the Borrowers or otherwise;

           (e) any amendment to, rescission, waiver, or other modification of, or any consent to departure from, any of the terms of the Credit Agreement, any Note or any other Loan Document;

           (f) any addition, exchange, release, surrender or non- perfection of any collateral, or any amendment to or waiver or release or addition of, or consent to departure from, any other guaranty, held by any Lender Party securing any of the Obligations of the Borrowers; or

           (g) any other circumstance which might otherwise constitute a defense available to, or a legal or equitable discharge of, either Borrower, any surety or any guarantor.


     SECTION 2.4 Reinstatement, etc. The Guarantor agrees that this Guaranty shall continue to be effective or be reinstated, as the case may be, if at any time any payment (in whole or in part) of any of the Obligations is rescinded or must otherwise be restored by any Lender Party or any holder of any Note, upon the insolvency, bankruptcy or reorganization of either Borrower or otherwise, all as though such payment had not been made.

     SECTION 2.5 Waiver, etc. The Guarantor hereby waives promptness, diligence, notice of acceptance and any other notice with respect to any of the Obligations of the Borrowers and this Guaranty and any requirement that the Agent or any other Lender Party protect, secure, perfect or insure any security interest or Lien, or any property subject thereto, or exhaust any right or take any action against either Borrower or any other Person (including any other guarantor) or entity or any collateral securing the Obligations of either Borrower.

     SECTION 2.6 Subrogation, etc. The Guarantor will not exercise any rights which it may acquire by reason of any payment made hereunder, whether by way of rights of subrogation, reimbursement or otherwise, until the prior payment, in full and in cash, of all Obligations of the Borrowers. Any amount paid to the Guarantor on account of any payment made hereunder prior to the payment in full of all Obligations of the Borrowers shall be held in trust for the benefit of the Lender Parties and shall immediately be paid to the Agent and credited and applied against the Obligations of the Borrowers, whether matured or unmatured, in accordance with the terms of the Credit Agreement; provided, however, that if


           (a) the Guarantor has made payment to the Lender Parties of all or any part of the Obligations of the Borrowers, and


           (b) all Obligations of the Borrowers have been paid in full and all Commitments have been permanently terminated,

each Lender Party agrees that, at the Guarantor's request, the Agent, on behalf of the Lender Parties, will execute and deliver to the Guarantor appropriate documents (without recourse and without representation or warranty) necessary to evidence the transfer by subrogation to the Guarantor of an interest in the Obligations of the Borrowers resulting from such payment by the Guarantor. In furtherance of the foregoing, for so long as any Obligations or Commitments remain outstanding, the Guarantor shall refrain from taking any action or commencing any proceeding against the Borrowers (or their successors or assigns, whether in connection with a bankruptcy proceeding or otherwise) to recover any amounts in respect of payments made under this Guaranty to any Lender Party.

     SECTION 2.7 Successors, Transferees and Assigns; Transfers of Notes, etc. This Guaranty shall:

           (a) be binding upon the Guarantor, and its successors, transferees and assigns; and

           (b) inure to the benefit of and be enforceable by the Agent and each other Lender Party.

Without limiting the generality of the foregoing clause (b), any Lender may assign or otherwise transfer (in whole or in part) any Note or Loan held by it to any other Person or entity, and such other Person or